                                                                     EXHIBIT 4.6

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                             PARTICIPATION AGREEMENT

                           Dated as of March 30, 1998

                                      among

                           PROVINCE HEALTHCARE COMPANY
                  as the Construction Agent and as the Lessee,

                           THE VARIOUS PARTIES HERETO
                               FROM TIME TO TIME,
                               as the Guarantors,

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                      not individually, except as expressly
                 stated herein, but solely as the Owner Trustee
                     under the PHC Real Estate Trust 1998-1,

 THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE PARTIES HERETO FROM
                         TIME TO TIME, as the Holders,

 THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE PARTIES HERETO FROM
                         TIME TO TIME, as the Lenders,

                                       and

                           FIRST UNION NATIONAL BANK,
                          as the Agent for the Lenders
                     and respecting the Security Documents,
                  as the Agent for the Lenders and the Holders,
                        to the extent of their interests

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


                                TABLE OF CONTENTS

                                                                                                               Page

SECTION 1.  THE LOANS.............................................................................................1
SECTION 2.  HOLDER ADVANCES.......................................................................................2
SECTION 3.  SUMMARY OF TRANSACTIONS...............................................................................2
         3.1. Operative Agreements................................................................................2
         3.2. Property Purchase...................................................................................2
         3.3. Construction of Improvements; Lease or Disposition of Property......................................3

SECTION 4.  THE CLOSINGS..........................................................................................3
         4.1. Initial Closing Date................................................................................3
         4.2. Initial Closing Date; Property Closing Dates; Acquisition Advances; Construction Advances...........3

SECTION 5.  FUNDING OF ADVANCES; CONDITIONS PRECEDENT; REPORTING REQUIREMENTS ON COMPLETION DATE; THE LESSEE'S
            DELIVERY OF NOTICES; RESTRICTIONS ON LIENS............................................................4
         5.1. General.............................................................................................4
         5.2. Procedures for Funding..............................................................................4
         5.3. Conditions Precedent for the Lessor, the Agent, the Lenders and the Holders Relating to the Initial
              Closing Date and the Advance of Funds for the Acquisition of a Property.............................6
         5.4. Conditions Precedent for the Lessor, the Agent, the Lenders and the Holders Relating to the Advance
              of Funds after the Acquisition Advance.............................................................11
         5.5. Additional Reporting and Delivery Requirements on Completion Date and on Construction Period
              Termination Date...................................................................................13
         5.6. The Construction Agent Delivery of Construction Budget Modifications...............................14
         5.7. Restrictions on Liens..............................................................................14
         5.8. Punch List Items...................................................................................14
         5.9. Joinder Agreement Requirements.....................................................................14

SECTION 6.  REPRESENTATIONS AND WARRANTIES.......................................................................15
         6.2. Representations and Warranties of the Borrower.....................................................15
         6.3. Representations and Warranties of Each Credit Party................................................18

SECTION 6B.  GUARANTY............................................................................................23
         6B.1. Guaranty of Payment and Performance...............................................................23
         6B.2. Obligations Unconditional.........................................................................23
         6B.3. Modifications.....................................................................................24
         6B.4. Waiver of Rights..................................................................................24
         6B.5. Reinstatement.....................................................................................25
         6B.6. Remedies..........................................................................................25
         6B.7. Limitation of Guaranty............................................................................25
         6B.8. Payment of Amounts to the Agent...................................................................26
         6B.9. Release of Guarantors.............................................................................26

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


SECTION 7. PAYMENT OF CERTAIN EXPENSES...........................................................................26
         7.1. Transaction Expenses...............................................................................26
         7.2. [Intentionally Omitted]............................................................................27
         7.3. Certain Fees and Expenses..........................................................................28
         7.4. Facility Fee.......................................................................................28

SECTION 8.  OTHER COVENANTS AND AGREEMENTS.......................................................................28
         8.1. Cooperation with the Construction Agent or the Lessee..............................................28
         8.2. Covenants of the Owner Trustee and the Holders.....................................................29
         8.3. Credit Party Covenants, Consent and Acknowledgment.................................................30
         8.4. Sharing of Certain Payments........................................................................34
         8.5. Grant of Easements, etc............................................................................34
         8.6. Appointment by the Agent, the Lenders, the Holders and the Owner Trustee...........................35
         8.7. Collection and Allocation of Payments and Other Amounts............................................35
         8.8. Release of Properties, etc.........................................................................39

SECTION 9.  CREDIT AGREEMENT AND TRUST AGREEMENT.................................................................39
         9.1. The Construction Agent's and the Lessee's Credit Agreement Rights..................................39
         9.2. The Construction Agent's and the Lessee's Trust Agreement Rights...................................40

SECTION 10.  TRANSFER OF INTEREST................................................................................40
         10.1. Restrictions on Transfer..........................................................................40
         10.2. Effect of Transfer................................................................................41

SECTION 11.  INDEMNIFICATION.....................................................................................41
         11.1. General Indemnity.................................................................................41
         11.2. General Tax Indemnity.............................................................................44
         11.3. Increased Costs, Illegality, etc..................................................................47
         11.4. Funding/Contribution Indemnity....................................................................49
         11.5. Withholding Taxes.................................................................................49
         11.6. Replacement of Lenders and Holders................................................................52
         11.7. EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY, ETC............................53

SECTION 12.  MISCELLANEOUS.......................................................................................54
         12.1. Survival of Agreements............................................................................54
         12.2. No Broker, etc....................................................................................54
         12.3. Notices...........................................................................................54
         12.4. Counterparts......................................................................................56
         12.5. Terminations, Amendments, Waivers, Etc.; Unanimous Vote Matters...................................56
         12.6. Headings, etc.....................................................................................58
         12.7. Parties in Interest...............................................................................58
         12.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE; ARBITRATION...............58
         12.9. Severability......................................................................................60
         12.10. Liability Limited................................................................................60
         12.11. Rights of the Credit Parties.....................................................................62
         12.12. Further Assurances...............................................................................62
         12.13. Calculations under Operative Agreements..........................................................62

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

         12.14. Confidentiality..................................................................................62
         12.15. Financial Reporting/Tax Characterization.........................................................64
         12.16. Set-off..........................................................................................64

EXHIBITS

A        Requisition Form (Sections 4.2, 5.2, 5.3 and 5.4)
B        Outside Counsel Opinion for the Lessee (Section 5.3(j))
C        [Intentionally Omitted]
D        Officer's Certificate (Section 5.3(aa))
E        Officer's Certificate (Section 5.3(bb))
F        Officer's Certificate (Section 5.3(dd))
G        Officer's Certificate (Section 5.3(ee))
H        Legal Opinion of Owner Trustee's Counsel (Section 5.3(ff))
I        Outside Counsel Opinion for the Lessee (Section 5.3(gg))
J        Officer's Certificate (Section 5.5)
K        Description of Material Litigation (Section 6.3(d))
L        Compliance Certificate
M        Form of Joinder Agreement (Section 5.9)
N States of Incorporation/Formation and Principal Place of Business of Each Guarantor (Section 6.3(i))

Appendix A        Rules of Usage and Definitions



                                      iii
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                             PARTICIPATION AGREEMENT

         THIS PARTICIPATION AGREEMENT dated as of March 30, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Agreement") is by and among PROVINCE HEALTHCARE COMPANY a Delaware corporation (the "Lessee" or the "Construction Agent"); the various parties hereto from time to time as guarantors (subject to the definition of Guarantors in Appendix A hereto, individually, a "Guarantor" and collectively, the "Guarantors"); FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually (in its individual capacity, the "Trust Company"), except as expressly stated herein, but solely as the Owner Trustee under the PHC Real Estate Trust 1998-1 (the "Owner Trustee", the "Borrower" or the "Lessor"); the various banks and other lending institutions which are parties hereto from time to time as lenders (subject to the definition of Lenders in Appendix A hereto, individually, a "Lender" and collectively, the "Lenders"); FIRST UNION NATIONAL BANK, a national banking association, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (in such capacity, the "Agent"); the various banks and other lending institutions which are parties hereto from time to time as holders of certificates issued with respect to the PHC Real Estate Trust 1998-1 (subject to the definition of Holders in Appendix A hereto, individually, a "Holder" and collectively, the "Holders"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

         In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                              SECTION 1. THE LOANS.

         Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, the Lenders have agreed to make Loans to the Lessor from time to time in an aggregate principal amount of up to the aggregate amount of the Commitments of the Lenders in order for the Lessor to acquire the Properties and certain Improvements, to develop and construct certain Improvements in accordance with the Agency Agreement and the terms and provisions hereof, to construct Modifications and for the other purposes described herein, and in consideration of the receipt of proceeds of the Loans, the Lessor will issue the Notes. The Loans shall be made and the Notes shall be issued pursuant to the Credit Agreement. Pursuant to Section 5 of this Agreement and Section 2 of the Credit Agreement, the Loans will be made to the Lessor from time to time at the request of (a) the Construction Agent in consideration for the Construction Agent agreeing for the benefit of the Lessor, pursuant to the Agency Agreement, to acquire the Properties, to acquire the Equipment, to construct certain Improvements and to cause the Lessee to lease the Properties, each in accordance with the Agency Agreement and the other Operative Agreements or (b) the Lessee in consideration for the Lessee agreeing for the benefit of the

Lessor, pursuant to the Lease, to construct Modifications in accordance with the Lease and the other Operative Agreements. The Loans and the obligations of the Lessor under the Credit Agreement shall be secured by the Collateral.

                           SECTION 2. HOLDER ADVANCES.

         Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, on each date Advances are requested to be made in accordance with Section 5 hereof, each Holder shall make a Holder Advance on a pro rata basis to the Lessor with respect to the PHC Real Estate Trust 1998-1 based on its Holder Commitment in an amount in immediately available funds such that the aggregate of all Holder Advances on such date shall be three percent (3%) of the amount of the Requested Funds on such date; provided, that no Holder shall be obligated for any Holder Advance in excess of its pro rata share of the Available Holder Commitment. The aggregate amount of Holder Advances shall be up to the aggregate amount of the Holder Commitments. No prepayment or any other payment with respect to any Advance shall be permitted such that the Holder Advance with respect to such Advance is less than three percent (3%) of the outstanding amount of such Advance, except in connection with termination or expiration of the Term or in connection with the exercise of remedies relating to the occurrence of a Lease Event of Default. The representations, warranties, covenants and agreements of the Holders herein and in the other Operative Agreements are several, and not joint or joint and several.

                       SECTION 3. SUMMARY OF TRANSACTIONS.

         3.1.     OPERATIVE AGREEMENTS.

         On the date hereof, each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, each applicable Ground Lease, the Agency Agreement, the Credit Agreement, the Notes, the Trust Agreement, the Certificates, the Security Agreement, each applicable Mortgage Instrument and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

         3.2.     PROPERTY PURCHASE.

         On each Property Closing Date and subject to the terms and conditions of this Agreement (a) the Holders will each make a Holder Advance in accordance with Sections 2 and 5 of this Agreement and the terms and provisions of the Trust Agreement, (b) the Lenders will each make Loans in accordance with Sections 1 and 5 of this Agreement and the terms and provisions of the Credit Agreement, (c) the Lessor will purchase and acquire good and marketable title to or ground lease pursuant to a Ground Lease, the applicable Property, each to be within an Approved State, identified by the Construction Agent, in each case pursuant to a Deed, Bill of Sale or Ground Lease, as the case may be, and grant the Agent a lien on such Property by execution of the required Security Documents, (d) the Agent, the Lessee and the Lessor shall execute and deliver a Lease Supplement relating to such Property and (e) the Term shall commence with respect to such Property.

         3.3. CONSTRUCTION OF IMPROVEMENTS; LEASE OR DISPOSITION OF PROPERTY.

         Construction Advances will be made with respect to particular Improvements to be constructed and with respect to ongoing Work regarding the Equipment and construction of particular Improvements, in each case, pursuant to the terms and conditions of this Agreement, the Agency Agreement or Section 11.1(c) of the Lease. The Construction Agent (or, respecting Section 11.1(c) of the Lease, the Lessee) will act as a construction agent on behalf of the Lessor respecting the Work regarding the Equipment, the construction of such Improvements (or, respecting Section 11.1(c) of the Lease, the Modifications) and the expenditures of the Construction Advances related to the foregoing. The Construction Agent shall promptly notify the Lessor upon Completion of the Improvements and the Lessee shall commence to pay Basic Rent as of the Rent Commencement Date. The Lessee shall promptly notify the Lessor upon completion of each Modification.

                            SECTION 4. THE CLOSINGS.

         4.1. INITIAL CLOSING DATE.

         All documents and instruments required to be delivered on the Initial Closing Date shall be delivered at the offices of Moore & Van Allen, PLLC, Charlotte, North Carolina, or at such other location as may be determined by the Lessor, the Agent and the Lessee.

         4.2. INITIAL CLOSING DATE; PROPERTY CLOSING DATES; ACQUISITION ADVANCES; CONSTRUCTION ADVANCES.

         The Construction Agent (or, respecting Section 11.1(c) of the Lease, the Lessee) shall deliver to the Agent a requisition (a "Requisition"), in the form attached hereto as EXHIBIT A or in such other form as is satisfactory to the Agent, in its reasonable discretion, in connection with (a) the Transaction Expenses and other fees, expenses and disbursements payable, pursuant to Section 7.1, by the Lessor and (b) each Acquisition Advance pursuant to Section 5.3 and
(c) each Construction Advance pursuant to Section 5.4.


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

              SECTION 5. FUNDING OF ADVANCES; CONDITIONS PRECEDENT;
                   REPORTING REQUIREMENTS ON COMPLETION DATE;
            THE LESSEE'S DELIVERY OF NOTICES; RESTRICTIONS ON LIENS.

         5.1.     GENERAL.

                  (a) To the extent funds have been advanced to the Lessor as Loans by the Lenders and to the Lessor as Holder Advances by the Holders, the Lessor will use such funds from time to time in accordance with the terms and conditions of this Agreement and the other Operative Agreements (i) at the direction of the Construction Agent to acquire the Properties in accordance with the terms of this Agreement, the Agency Agreement and the other Operative Agreements, (ii) to make Advances to the Construction Agent to permit the acquisition, testing, engineering, installation, development, construction, modification, design, and renovation, as applicable, of the Properties (or components thereof) in accordance with the terms of the Agency Agreement and the other Operative Agreements, (iii) to make Advances to the Lessee to fund Modifications pursuant to Section 11.1(c) of the Lease and (iv) to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Sections 7.1(a) and 7.1(b).

                  (b) In lieu of the payment of interest on the Loans and Holder Yield on the Holder Advances on any Scheduled Interest Payment Date with respect to any Property during the period prior to the Rent Commencement Date with respect to such Property, (i) each Lender's Loan shall automatically be increased by the amount of interest accrued and unpaid on such Loan for such period (except to the extent that at any time such increase would cause such Lender's Loan to exceed such Lender's Available Commitment, in which case the Lessee shall pay such excess amount to such Lender in immediately available funds on the date such Lender's Available Commitment was exceeded), and (ii) each Holder's Holder Advance shall automatically be increased by the amount of Holder Yield accrued and unpaid on such Holder Advance for such period (except to the extent that at any time such increase would cause the Holder Advance of such Holder to exceed such Holder's Available Holder Commitment, in which case the Lessee shall pay such excess amount to such Holder in immediately available funds on the date the Available Holder Commitment of such Holder was exceeded). Such increases in a Lender's Loan and a Holder's Holder Advance shall occur without any disbursement of funds by any Person.

         5.2.     PROCEDURES FOR FUNDING.

                  (a) The Construction Agent (or, respecting Section 11.1(c) of the Lease, the Lessee) shall designate the date for Advances hereunder in accordance with the terms and provisions hereof; provided, however, it is understood and agreed that no more than two (2) Advances (excluding any conversion and/or continuation of any Loans or Holder Advances) may be requested during any calendar month. Not less than (i) three (3) Business Days prior to the Initial Closing Date and (ii) three (3) Business Days prior to



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         the date on which any Acquisition Advance or Construction Advance is to be made, the Construction Agent shall deliver to the Agent, (A) with respect to the Initial Closing Date and each Acquisition Advance, a Requisition as described in Section 4.2 hereof (including without limitation a legal description of the Land, a schedule of the Improvements, if any, and a schedule of the Equipment, if any, acquired or to be acquired on such date, and a schedule of the Work, if any, to be performed, each of the foregoing in a form reasonably acceptable to the Agent) and (B) with respect to each Construction Advance, a Requisition identifying (among other things) the Property to which such Construction Advance relates.

                  (b) Each Requisition shall: (i) be irrevocable, (ii) request funds in an amount that is not in excess of the total aggregate of the Available Commitments plus the Available Holder Commitments at such time, and (iii) request that the Holders make Holder Advances and that the Lenders make Loans to the Lessor for the payment of Transaction Expenses, Property Acquisition Costs (in the case of an Acquisition Advance) or other Property Costs (in the case of a Construction Advance) that have previously been incurred or are to be incurred on the date of such Advance to the extent such were not subject to a prior Requisition, in each case as specified in the Requisition.

                  (c) Subject to the satisfaction of the conditions precedent set forth in Sections 5.3 or 5.4, as applicable, on each Property Closing Date or the date on which the Construction Advance is to be made, as applicable, (i) the Lenders shall make Loans based on their respective Lender Commitments to the Lessor in an aggregate amount equal to ninety-seven percent (97%) of the Requested Funds specified in any Requisition (ratably between the Tranche A Lenders and the Tranche B Lenders with the Tranche A Lenders funding eighty-five percent (85%) of the Requested Funds and the Tranche B Lenders funding twelve percent (12%) of the Requested Funds), up to an aggregate principal amount equal to the aggregate of the Available Commitments, (ii) each Holder shall make a Holder Advance based on its Holder Commitment in an amount such that the aggregate of all Holder Advances at such time shall be three percent (3%) of the balance of the Requested Funds specified in such Requisition, up to the aggregate advanced amount equal to the aggregate of the Available Holder Commitments; and (iii) the total amount of such Loans and Holder Advances made on such date shall (x) be used by the Lessor to pay Property Costs and/or Transaction Expenses within three (3) Business Days of the receipt by the Lessor of such Advance or (y) be advanced by the Lessor on the date of such Advance to the Construction Agent or the Lessee to pay Property Costs, as applicable. Notwithstanding that the Operative Agreements state that Advances shall be directed to the Lessor, each Advance shall in fact be directed to the Agent (for the benefit of the Lessor) and applied by the Agent (for the benefit of the Lessor) pursuant to the requirements imposed on the Lessor under the Operative Agreements.

                  (d) With respect to an Advance obtained by the Lessor to pay for Property Costs and/or Transaction Expenses or other costs payable under Section 7.1 hereof and not expended by the Lessor for such purpose on the date of such Advance, such amounts shall be held by the Lessor (or the Agent on behalf of the Lessor) until the applicable closing date or, if such closing date does not occur within three (3) Business Days of the date of the Lessor's receipt of such Advance, shall be applied regarding the applicable Advance to repay the Lenders and the Holders and, subject to the terms hereof, and of the Credit Agreement and the Trust Agreement, shall remain available for future Advances. Any such amounts held by the Lessor (or the Agent on behalf of the Lessor) shall be subject to the lien of the Security Agreement.

                  (e) All Operative Agreements which are to be delivered to the Lessor, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Lessor, the Agent, the Lenders or the Holders, and such items (except for Notes, Certificates and chattel paper originals, with respect to which in each case there shall be only one original) shall be delivered with originals sufficient for the Lessor, the Agent, each Lender and each Holder. All other items which are to be delivered to the Lessor, the Agent, the Lenders or the Holders shall be delivered to the Agent, on behalf of the Lessor, the Agent, the Lenders or the Holders, and such other items shall be held by the Agent. To the extent any such other items are requested in writing from time to time by the Lessor, any Lender or any Holder, the Agent shall provide a copy of such item to the party requesting it.

                  (f) Notwithstanding the completion of any closing under this Agreement pursuant to Sections 5.3 or 5.4, each condition precedent in connection with any such closing may be subsequently enforced by the Agent (unless such has been expressly waived in writing by the Agent).

         5.3. CONDITIONS PRECEDENT FOR THE LESSOR, THE AGENT, THE LENDERS AND THE HOLDERS RELATING TO THE INITIAL CLOSING DATE AND THE ADVANCE OF FUNDS FOR THE ACQUISITION OF A PROPERTY.

         The obligations (i) on the Initial Closing Date of the Lessor, the Agent, the Lenders and the Holders to enter into the transactions contemplated by this Agreement, including without limitation the obligation to execute and deliver the applicable Operative Agreements to which each is a party on the Initial Closing Date, (ii) on the Initial Closing Date of the Holders to make Holder Advances, and of the Lenders to make Loans in order to pay Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under
Section 7.1(a) of this Agreement and (iii) on a Property Closing Date for the purpose of providing funds to the Lessor necessary to pay the Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under
Section 7.1(b) of this Agreement and to acquire or ground lease a Property (an "Acquisition Advance"), in each case (with regard to the foregoing Sections 5.3(i), (ii) and (iii)) are subject to the satisfaction or waiver of the following conditions precedent on or prior to the Initial Closing Date or the applicable Property Closing Date, as the case may be (To the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent, in its reasonable discretion. Notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.3 which are required to be performed by such party.):

                  (a) the correctness of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and each certificate delivered pursuant to any Operative Agreement (including without limitation the Incorporated Representations and Warranties) on each such date, except to the extent the facts upon which such representation and warranty are based may be changed as a result of transactions or occurrences permitted or contemplated hereby or such representation or warranty relates solely to a prior date;

                  (b) the performance by the parties to this Agreement of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to each such date;

                  (c) the Agent shall have received a fully executed counterpart copy of the Requisition, appropriately completed;

                  (d) title to each such Property shall conform to the representations and warranties set forth in Section 6.3(l) hereof;

                  (e) the Construction Agent shall have delivered to the Agent a good standing certificate for the Construction Agent in the state where each such Property is located (as of the applicable Property Closing
         Date), the Deed with respect to the Land and existing Improvements (if any), a copy of the Ground Lease (if any), and a copy of the Bill of Sale with respect to the Equipment (if any), respecting such of the foregoing as are being acquired or ground leased on each such date with the proceeds of the Loans and Holder Advances or which have been previously acquired or ground leased with the proceeds of the Loans and Holder Advances and such Land, existing Improvements (if any) and Equipment (if any) shall be located in an Approved State;

                  (f) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred and be continuing after giving effect to the Advance requested by each such Requisition;

                  (g) the Construction Agent shall have delivered to the Agent title insurance commitments to issue policies respecting each such Property in favor of the Lessor and the Agent through an agent or agency selected by the Construction Agent and from a title insurance company acceptable to the Agent, with such title exceptions thereto as are acceptable to the Agent;

                  (h) the Construction Agent shall have delivered to the Agent an environmental site assessment respecting each such Property prepared by an independent recognized professional selected by the Construction Agent and acceptable to the Agent;

                  (i) the Construction Agent shall have delivered to the Agent a survey (with a flood hazard certification) respecting each such Property prepared by an independent recognized professional acceptable to the Agent;

                  (j) unless such an opinion has previously been delivered with respect to a particular state, the Construction Agent shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as EXHIBIT B or in such other form as is acceptable to the Agent with respect to local law real property issues respecting the state in which each such Property is located addressed to the Lessor, the Agent, the Lenders and the Holders from counsel located in the state where each such Property is located, and prepared by counsel selected by the Construction Agent and acceptable to the Agent;

                  (k) the Agent shall be satisfied that the acquisition, ground leasing and/or holding of each such Property and the execution of the Mortgage Instrument and the other Security Documents will not materially and adversely affect the rights of the Lessor, the Agent, the Holders or the Lenders under or with respect to the Operative Agreements;

                  (l) the Construction Agent shall have delivered to the Agent invoices for, or other reasonably satisfactory evidence of, the various Transaction Expenses and other fees, expenses and disbursements referenced in Sections 7.1(a) or 7.1(b) of this Agreement, as appropriate;

                  (m) the Construction Agent shall have caused to be delivered to the Agent a Mortgage Instrument (substantially in such form as necessary to conform to applicable state law), Lessor Financing Statements and Lender Financing Statements respecting each such Property, all fully executed and in recordable form;

                  (n) the Lessee shall have delivered to the Agent with respect to each such Property a Lease Supplement and a memorandum (or short form lease) regarding the Lease and such Lease Supplement (such memorandum or short form lease to be substantially in the form attached to the Lease as EXHIBIT B or in such other form as is acceptable to the Agent, with modifications as necessary to conform to applicable state law, and in form suitable for recording);

                  (o) with respect to each Acquisition Advance, the sum of the Available Commitment plus the Available Holder Commitment (after deducting the Unfunded Amount, if any, and after giving effect to the Acquisition Advance) will be sufficient to pay all amounts payable therefrom;

                  (p) if any such Property is subject to a Ground Lease, the Construction Agent shall have caused a lease memorandum (or short form lease) to be delivered to the Agent for such Ground Lease and, if requested by the Agent, a landlord waiver and a mortgagee waiver (in each case, in such form as is acceptable to the Agent);

                  (q) counsel (acceptable to the Agent) for the ground lessor of each such Property subject to a Ground Lease shall have issued to the Lessor, the Agent, the Lenders and the Holders, its opinion;

                  (r) the Construction Agent shall have delivered to the Agent a preliminary Construction Budget for each such Property, if applicable;

                  (s) the Construction Agent shall have provided evidence to the Agent of insurance with respect to each such Property as provided in the Lease;

                  (t) subject to Section 5.5 of this Agreement, the Construction Agent shall have caused an Appraisal regarding each such Property to be provided to the Agent from an appraiser satisfactory to the Agent;

                  (u) [intentionally omitted];

                  (v) the Construction Agent shall cause (i) Uniform Commercial Code lien searches, tax lien searches and judgment lien searches regarding the Lessee to be conducted (and copies thereof to be delivered to the Agent) in such jurisdictions as determined by the Agent by a nationally recognized search company selected by the Construction Agent and acceptable to the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Agent to be either removed or otherwise handled in a manner satisfactory to the Agent;

                  (w) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements and/or documents related thereto shall have been paid or provisions for such payment shall have been made to the satisfaction of the Agent;

                  (x) [intentionally omitted];

                  (y) in the opinion of the Agent and its counsel, the transactions contemplated by the Operative Agreements do not and will not subject the Lessor, the Lenders, the Agent or the Holders to any materially adverse regulatory prohibitions, constraints, penalties;

                  (z) each of the Operative Agreements to be entered into on such date shall have been duly authorized, executed and delivered by the parties thereto, and shall be in full force and effect, and the Agent shall have received a fully executed copy of each of the Operative Agreements;

                  (aa) as of the Initial Closing Date only, the Agent shall have received an Officer's Certificate, dated as of the Initial Closing Date, of the Lessee in the form attached hereto as EXHIBIT D or in such other form as is acceptable to the Agent stating that (i) each and every representation and warranty of each Credit Party contained in the

         Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date; (ii) no Default or Event of Default has occurred and is continuing under any Operative Agreement; (iii) each Operative Agreement to which any Credit Party is a party is in full force and effect with respect to it; and (iv) each Credit Party has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

                  (bb) as of the Initial Closing Date only, the Agent shall have received (i) a certificate of the Secretary or an Assistant Secretary of each Credit Party, dated as of the Initial Closing Date, in the form attached hereto as EXHIBIT E or in such other form as is acceptable to the Agent attaching and certifying as to (1) the resolutions of the Board of Directors of such Credit Party duly authorizing the execution, delivery and performance by such Credit Party of each of the Operative Agreements to which it is or will be a party, (2) the articles of incorporation or other such similar organizational documents of such Credit Party certified as of a recent date by the Secretary of State of its state of incorporation and its by-laws and (3) the incumbency and signature of persons authorized to execute and deliver on behalf of such Credit Party the Operative Agreements to which it is or will be a party and (ii) a good standing certificate (or local equivalent) from the appropriate office of the respective states where such Credit Party is incorporated and where the principal place of business of such Credit Party is located as to its good standing in each such state;

                  (cc) since the date of the most recent audited Financial Statements (as such term is defined in the Lessee Credit Agreement) of the Lessee, there shall not have occurred any event, condition or state of facts which shall or could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by the Operative Agreements;

                  (dd) as of the Initial Closing Date only, the Agent shall have received an Officer's Certificate of the Lessor dated as of the Initial Closing Date in the form attached hereto as EXHIBIT F or in such other form as is acceptable to the Agent, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Initial Closing Date, (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it and (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Initial Closing Date;

                  (ee) as of the Initial Closing Date only, the Agent shall have received (i) a certificate of the Secretary, an Assistant Secretary, Trust Officer or Vice President of the Trust Company in the form attached hereto as EXHIBIT G or in such other form as is acceptable to the Agent, attaching and certifying as to (A) the signing resolutions duly authorizing the execution, delivery and performance by the Lessor of each of the Operative Agreements to which it is or will be a party,
         (B) its articles of association or
         other equivalent charter documents and its by-laws, as the case may be, certified as of a recent date by an appropriate officer of the Trust Company and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the Office of the Comptroller of the Currency;

                  (ff) as of the Initial Closing Date only, counsel for the Lessor acceptable to the Agent shall have issued to the Lessee, the Holders, the Lenders and the Agent its opinion in the form attached hereto as EXHIBIT H or in such other form as is reasonably acceptable to the Agent; and

                  (gg) as of the Initial Closing Date only, the Construction Agent shall have caused to be delivered to the Agent a legal opinion in the form attached hereto as EXHIBIT I or in such other form as is reasonably acceptable to the Agent, addressed to the Lessor, the Agent, the Lenders and the Holders, prepared by counsel acceptable to the Agent;

                  (hh) as of the Initial Closing Date only, the Construction Agent shall cause (i) tax lien searches and judgment lien searches regarding each Credit Party to be conducted by a nationally recognized search company acceptable to the Agent (and copies thereof to be delivered to the Agent) in such jurisdictions as determined by the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Agent to be either removed or otherwise handled in a manner satisfactory to the Agent; and

                  (ii) as of the Property Closing Date, with respect to each Permitted Facility which is an improvement to any medical office or acute care facility (but does not constitute the entire medical office or acute care facility), the Construction Agent shall cause to be in place all access easements, utility easements, parking easements and any and all other easements and/or other documents as required by the Agent in its reasonable discretion.

         5.4. CONDITIONS PRECEDENT FOR THE LESSOR, THE AGENT, THE LENDERS AND THE HOLDERS RELATING TO THE ADVANCE OF FUNDS AFTER THE ACQUISITION ADVANCE.

         The obligations of the Holders to make Holder Advances, and the Lenders to make Loans in connection with all requests for Advances subsequent to the acquisition of a Property including without limitation amounts respecting
Section 11.1(c) of the Lease (and to pay the Transaction Expenses, fees, expenses and other disbursements payable by the Lessor under Section 7.1 of this Agreement in connection therewith) are subject to the satisfaction or waiver of the following conditions precedent (To the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent, in its reasonable discretion.

Notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.4 which are required to be performed by such party.):

                  (a) the correctness on such date of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and each certificate delivered pursuant to any Operative Agreement (including without limitation the Incorporated Representations and Warranties on each such date, except to the extent the facts upon which any such representations and warranties are based may be changed as a result of transactions or occurrences permitted or contemplated hereby or any such representations or warranties relate solely to a prior date);

                  (b) the performance by the parties to this Agreement of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to each such date;

                  (c) the Agent shall have received a fully executed counterpart of the Requisition, appropriately completed;

                  (d) based upon the applicable Construction Budget which shall satisfy the requirements of this Agreement, the Available Commitments and the Available Holder Commitment (after deducting the Unfunded Amount) will be sufficient to complete the Improvements in the reasonable judgment of the Agent;

                  (e) there shall not have occurred and be continuing any Default or Event of Default under any of the Operative Agreements and no Default or Event of Default under any of the Operative Agreements will have occurred and be continuing after giving effect to the Construction Advance requested by the applicable Requisition;

                  (f) the title insurance policy delivered in connection with the requirements of Section 5.3(g) shall provide for (or shall be endorsed to provide for) insurance in an amount at least equal to the maximum total Property Cost indicated by the Construction Budget referred to in subparagraph (d) above and there shall be no title change or exception objectionable to the Agent;

                  (g) the Construction Agent shall have delivered to the Agent copies of the Plans and Specifications for the applicable Improvements or, respecting Section 11.1(c) of the Lease, the Lessee shall have delivered to the Agent documentation describing each applicable Modification;

                  (h) the Construction Agent shall have delivered to the Agent invoices for, or other reasonably satisfactory evidence of, any Transaction Expenses and other fees, expenses and disbursements referenced in Section 7.1(b) that are to be paid with the Advance;

                  (i)      [intentionally omitted];

                  (j) the Construction Agent or the Lessee, as the case may be, shall have delivered, or caused to be delivered to the Agent, invoices, Bills of Sale or other documents acceptable to the Agent, in each case with regard to any Equipment or other components of such Property then being acquired with the proceeds of the Loans and Holder Advances and naming the Lessor as purchaser and transferee;

                  (k) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements shall have been paid or provisions for such payment shall have been made to the satisfaction of the Agent;

                  (l) since the date of the most recent audited Financial Statements (as such term is defined in the Lessee Credit Agreement) of the Lessee, there shall not have occurred any event, condition or state of facts which shall or could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by the Operative Agreements;

                  (m) [intentionally omitted]; and

                  (n) in the opinion of the Agent and its counsel, the transactions contemplated by the Operative Agreements do not and will not subject the Lessor, the Lenders, the Agent or the Holders to any materially adverse regulatory prohibitions, constraints, penalties or fines.

         5.5. ADDITIONAL REPORTING AND DELIVERY REQUIREMENTS ON COMPLETION DATE AND ON CONSTRUCTION PERIOD TERMINATION DATE.

         On or prior to the Completion Date for each Property, the Construction Agent shall deliver to the Agent an Officer's Certificate in the form attached hereto as EXHIBIT J or in such other form as is reasonably acceptable to the Agent specifying (a) the address for such Property, (b) the Completion Date for such Property, (c) the aggregate Property Cost for such Property, (d) detailed, itemized documentation supporting the asserted Property Cost figures and (e) that all representations and warranties of the Construction Agent and Lessee in each of the Operative Agreements and each certificate delivered pursuant thereto (including without limitation the Incorporated Representations and Warranties) are true and correct as of the Completion Date. The Agent shall have the right to contest the information contained in such Officer's Certificate. Furthermore, on or prior to the Completion Date for each Property, the Construction Agent shall deliver or cause to be delivered to the Agent (unless previously delivered to the Agent) originals of the following, each of which shall be in form and substance acceptable to the Agent, in its reasonable discretion: (u) a title insurance endorsement regarding the title insurance policy delivered in connection with the requirements of Section 5.3(g), but only to the extent such endorsement is necessary to provide for insurance in an amount at least equal to the maximum total Property Cost and, if endorsed, the endorsement shall not include a title change or exception objectionable to the Agent; (v) an as-built survey for such Property, (w) insurance certificates respecting such Property as required hereunder and under the Lease Agreement, (x) a memorandum (or short form) of the Lease and such Lease Supplement (in form suitable for recording), (y) if requested by the Agent, amendments to the Lessor Financing Statements executed by the appropriate parties and (z) an Appraisal regarding such Property provided, however, such an Appraisal shall not be required if, as of such Completion Date, the Agent has previously received Appraisal(s) pursuant to Section 5.3(t) for Properties that are then subject to the Lease and that have an aggregate value (as established by such Appraisal(s)) of at least $7,000,000. In addition, on the Completion Date for such Property the Construction Agent covenants and agrees that the recording fees, documentary stamp taxes or similar amounts required to be paid in connection with the related Mortgage Instrument shall be paid in an amount required by applicable law, subject, however, to the obligations of the Lenders and the Holders to fund such costs to the extent required pursuant to Section 7.1.

         5.6. THE CONSTRUCTION AGENT DELIVERY OF CONSTRUCTION BUDGET MODIFICATIONS.

         The Construction Agent covenants and agrees to deliver to the Agent each month notification of any modification to any Construction Budget regarding any Property if such modification increases the total cost to construct such Property; provided no Construction Budget may be increased unless (a) the title insurance policies referenced in Section 5.3(g) are also modified or endorsed, if necessary, to provide for insurance in an amount that satisfies the requirements of Section 5.4(f) of this Agreement and (b) after giving effect to any such amendment, the Construction Budget remains in compliance with the requirements of Section 5.4(d) of this Agreement.

         5.7. RESTRICTIONS ON LIENS.

         On each Property Closing Date, the Construction Agent shall cause each Property acquired by the Lessor on such date to be free and clear of all Liens except those referenced in Sections 6.3(q)(i) and 6.3(q)(ii). On each date a Property is either sold to a third party in accordance with the terms of the Operative Agreements or, pursuant to Section 22.1(a) of the Lease Agreement, retained by the Lessor, the Lessee shall cause such Property to be free and clear of all Liens (other than Lessor Liens and such other Liens that are expressly set forth as title exceptions on the title commitment issued under
Section 5.3(g) with respect to such Property, to the extent such title commitment has been approved by the Agent).

         5.8 PUNCH LIST ITEMS.

         Lessee shall cause all punch list items respecting each Property to be completed in a good and workmanlike manner within one hundred twenty (120) days of the Completion Date for such Property.

         5.9 JOINDER AGREEMENT REQUIREMENTS.

         Each Wholly-Owned Entity formed or acquired by the Lessee or another Wholly-Owned Entity subsequent to the Initial Closing Date shall become a Guarantor and shall satisfy the following conditions within thirty (30) days after such formation or acquisition of such Wholly-

Owned Entity (provided, to the extent such Wholly-Owned Entity does not have assets with a gross value (determined in accordance with GAAP) in excess of $100,000 when so formed or acquired but later obtains assets, including but not limited to investments, loans or other distributions from the Construction Agent, the Lessee or any Subsidiary thereof in excess of $100,000, then such Wholly-Owned Entity shall satisfy the following conditions within thirty (30) days after obtaining such assets):

                  (a) such Wholly-Owned Entity shall execute and deliver to the Agent a Joinder Agreement in the form attached hereto as EXHIBIT M;

                  (b) such Wholly-Owned Entity shall have delivered to the Agent
         (x) an Officer's Certificate of such Wholly-Owned Entity in the form attached hereto as EXHIBIT D, (y) a certificate of the Secretary or an Assistant Secretary of such Wholly-Owned Entity in the form attached hereto as EXHIBIT E and (z) good standing certificates (or local equivalent) from the respective states where such Wholly-Owned Entity is incorporated and where the principal place of business of such Wholly-Owned Entity is located as to its good standing in each such state;

                  (c) such Wholly-Owned Entity shall have delivered to the Agent an opinion of counsel (acceptable to the Agent) in the form attached hereto as EXHIBIT I; and

                  (d) the Agent shall have received such other documents, certificates and information as the Agent shall have reasonably requested.

                   SECTION 6. REPRESENTATIONS AND WARRANTIES.

         6.1.     [INTENTIONALLY OMITTED]

         6.2.     REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

         Effective as of the Initial Closing Date and the date of each Advance, the Trust Company in its individual capacity and as the Borrower, as indicated, represents and warrants to each of the other parties hereto as follows, provided, that the representations in the following paragraphs (h), (j) and (k) are made solely in its capacity as the Borrower:

                  (a) It is a national banking association and is duly organized and validly existing and in good standing under the laws of the United States of America and has the power and authority to enter into and perform its obligations under the Trust Agreement and (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) has the corporate and trust power and authority to act as the Owner Trustee and to enter into and perform the obligations under each of the other Operative Agreements to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before such Closing Date in connection with or as contemplated by each such

         Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party;

                  (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party, either in its individual capacity or (assuming due authorization, execution and delivery of the Trust Agreement by the Holders) as the Owner Trustee, as the case may be, has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations, (ii) does or will contravene any Legal Requirement relating to its banking or trust powers, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, (A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach, default or Lien under clause (B) would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or (iv) does or will require any Governmental Action by any Governmental Authority regulating its banking or trust powers;

                  (c) The Trust Agreement and, assuming the Trust Agreement is the legal, valid and binding obligation of the Holders, each other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is or will be a party have been, or on or before such Closing Date will be, duly executed and delivered by the Trust Company or the Owner Trustee, as the case may be, and the Trust Agreement and each such other Operative Agreement to which the Trust Company or the Owner Trustee, as the case may be, is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Trust Company or the Owner Trustee, as the case may be, in accordance with the terms thereof;

                  (d) There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party, either in its individual capacity or as the Owner Trustee, before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability, in its individual capacity or as the Owner Trustee, to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

                  (e) It has not assigned or transferred any of its right, title or interest in or under the Lease, the Agency Agreement or its interest in any Property or any portion thereof, except in accordance with the Operative Agreements;

                  (f) No Default of Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

                  (g) Except as otherwise contemplated in the Operative Agreements, the proceeds of the Loans and Holder Advances shall not be applied by the Owner Trustee for any purpose other than (i) the purchase and/or lease of the Properties, the acquisition, installation and testing of the Equipment, the construction of Improvements and the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Sections 7.1(a) and 7.1(b) of this Agreement, in each case which accrue prior to the Rent Commencement Date with respect to a particular Property and (ii) Modifications in accordance with Section 11.1(c) of the Lease;

                  (h) Neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf has offered or sold any interest in the Trust Estate or the Notes, or in any similar security relating to a Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Agent, and neither the Owner Trustee nor any Person authorized by the Owner Trustee to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Trust Estate or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;

                  (i) The Owner Trustee's principal place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 79 South Main Street, Salt Lake City, Utah 84111;

                  (j) The Owner Trustee is not engaged principally in, and does not have as one (1) of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans or the Holder Advances will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations G, T, U, or X of the Board of Governors of the Federal Reserve System of the United States;

                  (k) The Owner Trustee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act;

                  (l) Each Property is free and clear of all Lessor Liens attributable to the Owner Trustee in its individual capacity; and

                  (m) The Owner Trustee, in its trust capacity, is a party to no documents, instruments or agreements other than the Operative Agreements to which it is a party and any other documents delivered by the Owner Trustee in connection with the Operative Agreements.

         6.3.     REPRESENTATIONS AND WARRANTIES OF EACH CREDIT PARTY.

         Effective as of the Initial Closing Date, the date of each Advance, the date each Wholly-Owned Entity delivers a Joinder Agreement and the Rent Commencement Date, each Credit Party represents and warrants to each of the other parties hereto that:

                  (a) The Incorporated Representations and Warranties are true and correct (unless such relate solely to an earlier point in time) and the Lessee has delivered to the Agent the financial statements and other reports referred to in Article IV of the Lessee Credit Agreement;

                  (b) The execution and delivery by each Credit Party of this Agreement and the other applicable Operative Agreements as of such date and the performance by each Credit Party of its respective obligations under this Agreement and the other applicable Operative Agreements are within the corporate powers of each Credit Party, have been duly authorized by all necessary corporate action on the part of each Credit Party (including without limitation any necessary shareholder action), have been duly executed and delivered, have received all necessary governmental approval, and do not (i) violate any Legal Requirement which is binding on any Credit Party or any Subsidiary of any Credit Party, (ii)contravene or conflict with, or result in a breach of, any provision of the Articles of Incorporation, By-Laws or other such similar organizational documents of any Credit Party or any Subsidiary of any Credit Party or of any agreement, indenture, instrument or other document which is binding on any Credit Party or any Subsidiary of any Credit Party or (iii) result in, or require, the creation or imposition of any Lien (other than pursuant to the terms of the Operative Agreements) on any asset of any Credit Party or any of Subsidiary of any Credit Party;

                  (c) This Agreement and the other applicable Operative Agreements executed prior to and as of such date by any Credit Party constitute the legal, valid and binding obligation of such Credit Party, as applicable, enforceable against such Credit Party, as applicable, in accordance with their terms, except as enforceability may be limited by bankruptcy or general principles of equity. Each Credit Party has executed the various Operative Agreements required to be executed by such Credit Party as of such date;

                  (d) Except as described in EXHIBIT K, there are no actions, suits or proceedings pending or, to our knowledge, threatened against any Credit Party in any court or before any Governmental Authority (nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority to set aside, restrain, enjoin or prevent the full performance of any Operative Agreement or any transaction contemplated thereby) that (i) concern any Credit Party or any Property or the Lessee's interest therein, that in any such case have or could reasonable be expected to have a Material Adverse Effect or (ii) question the validity or enforceability of any Operative Agreement or any transaction described in the Operative Agreements;

                  (e) No Governmental Action by any Governmental Authority or other authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person pursuant to any Legal Requirement, contract, indenture, instrument or agreement or for any other reason is required to authorize or is required in connection with
         (i) the execution, delivery or performance of any Operative Agreement,
         (ii) the legality, validity, binding effect or enforceability of any Operative Agreement, (iii) the acquisition, ownership, construction, completion, occupancy, operation, leasing or subleasing of any Property or (iv) any Advance, in each case, except those which have been obtained and are in full force and effect or will be obtained prior to the time such are required;

                  (f) Upon the execution and delivery of each Lease Supplement to the Lease, (i) the Lessee will have unconditionally accepted the Property subject to the Lease Supplement and will have a valid and subsisting leasehold interest in such Property, subject only to the Permitted Liens, and (ii) no offset will exist with respect to any Rent or other sums payable under the Lease;

                  (g) Except as otherwise contemplated by the Operative Agreements, the Construction Agent shall not use the proceeds of any Holder Advance or Loan for any purpose other than (i) the purchase and/or lease of the Properties, the acquisition, installation and testing of the Equipment, the construction of Improvements and the payment of Transaction Expenses and the fees, expenses and other disbursements referenced in Sections 7.1(a) and 7.1(b) of this Agreement, in each case which accrue prior to the Rent Commencement Date with respect to a particular Property and (ii) in accordance with
         Section 11.1(c) of the Lease;

                  (h) All information heretofore or contemporaneously herewith furnished by any Credit Party or any Subsidiary of any Credit Party to the Agent, the Owner Trustee, any Lender or any Holder for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all information hereafter furnished by or on behalf of any Credit Party or any Subsidiary of any Credit Party to the Agent, the Owner Trustee, any Lender or any Holder pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not and will not omit to state any material fact necessary to make such information, taken as a whole, not misleading;

                  (i) The principal place of business, chief executive office and office of the Construction Agent and the Lessee where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 105 Westwood Place, Suite 400, Brentwood, Williamson County,

         Tennessee 37027. The states of incorporation/formation and the principal place of business of each Guarantor are located in the states set forth on EXHIBIT N;

                  (j) The representations and warranties of each Credit Party set forth in any of the Operative Agreements are true and correct in all material respects on and as of each such date as if made on and as of such date, except to the extent the facts on which any such representation or warranty are based may be changed as result of transactions or occurrences permitted or contemplated hereby or any such representation or warranty relates solely to a prior date. Each Credit Party is in all material respects in compliance with its obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement or otherwise waived in accordance with the applicable Operative Agreement. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on the date of each Advance;

                  (k) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, each Property then being financed consists of (i) unimproved Land or (ii) Land and existing Improvements thereon which Improvements are either suitable for occupancy at the time of acquisition or ground leasing or will be renovated and/or modified in accordance with the terms of this Agreement. Each Property then being financed is located at the location set forth on the applicable Requisition, each of which is in one (1) of the Approved States;

                  (l) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, the Lessor has good and marketable fee simple title to each Property, or, if any Property is the subject of a Ground Lease, the Lessor will have a valid ground leasehold interest enforceable against the ground lessor of such Property in accordance with the terms of such Ground Lease, subject only to (i) such Liens referenced in Sections 6.3(q)(i) and 6.3(q)(ii) on the applicable Property Closing Date and (ii) subject to Section 5.7, Permitted Liens after the applicable Property Closing Date;

                  (m) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, no portion of any Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if any such Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for such Property in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;

                  (n) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, each Property complies with all Insurance

         Requirements and all standards of Lessee or any other Credit Party with respect to similar properties (in similar markets) owned or operated by Lessee or any other Credit Party;

                  (o) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, each Property complies with all Legal Requirements as of such date (including without limitation all zoning and land use laws and Environmental Laws), except to the extent that failure to comply therewith, individually or in the aggregate, shall not and could not reasonably be expected to have a Material Adverse Effect;

                  (p) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, all utility services and facilities necessary for the construction and operation of the Improvements and the installation and operation of the Equipment regarding each Property (including without limitation gas, electrical, water and sewage services and facilities) are available directly or indirectly at the applicable Land or will be constructed prior to the Completion Date for such Property;

                  (q) (i) The Security Documents create, as security for the Obligations (as such term is defined in the Security Agreement), valid and enforceable security interests in, and Liens on, all of the Collateral, in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements, and such security interests and Liens are subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued under Section 5.3(g) with respect to the applicable Property, to the extent such title commitment has been approved by the Agent. Upon recordation of the Mortgage Instrument in the real estate recording office in the applicable Approved State identified by the Construction Agent or the Lessee, the Lien created by the Mortgage Instrument in the real property described therein shall be a perfected first priority mortgage Lien on such real property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements. To the extent that the security interests in the portion of the Collateral comprised of personal property can be perfected by filing in the filing offices in the applicable Approved States or elsewhere identified by the Construction Agent or the Lessee, upon filing of the Lender Financing Statements in such filing offices, the security interests created by the Security Agreement shall be perfected first priority security interests in such personal property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements;

                  (ii) The Lease Agreement creates, as security for the obligations of the Lessee under the Lease Agreement, valid and enforceable security interests in, and Liens on, each Property leased thereunder, in favor of the Lessor, and such security interests and Liens are subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued under
         Section 5.3(g) with respect to the applicable Property, to the extent such title commitment has been approved by the Agent. Upon recordation of the memorandum of the Lease Agreement and the memorandum of a

         Ground Lease (or, in either case, a short form lease) in the real estate recording office in the applicable Approved State identified by the Construction Agent or the Lessee, the Lien created by the Lease Agreement in the real property described therein shall be a perfected first priority mortgage Lien on such real property in favor of the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements. To the extent that the security interests in the portion of any Property comprised of personal property can be perfected by the filing in the filing offices in the applicable Approved State or elsewhere identified by the Construction Agent or the Lessee upon filing of the Lessor Financing Statements in such filing offices, a security interest created by the Lease Agreement shall be perfected first priority security interests in such personal property in favor of the Lessor, which rights pursuant to the Lessor Financing Statements are assigned to the Agent, for the ratable benefit of the Lenders and the Holders, as their respective interests appear in the Operative Agreements;

                  (r) [intentionally omitted];

                  (s) The Plans and Specifications for each Property will be prepared prior to the commencement of construction in accordance with all applicable Legal Requirements (including without limitation all applicable Environmental Laws and building, planning, zoning and fire codes), except to the extent the failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect. Upon completion of the Improvements for each Property in accordance with the applicable Plans and Specifications, such Improvements will be within any building restriction lines and will not encroach in any manner onto any adjoining land (except as permitted by express written easements, which have been approved by the Agent);

                  (t) As of the Rent Commencement Date only, each Property shall be operational;

                  (u) As of each Property Closing Date, the date of each subsequent Advance and the Rent Commencement Date only, acquisition, installation and testing of the Equipment (if any) and construction of the Improvements (if any) to such date shall have been performed in a good and workmanlike manner, substantially in accordance with the applicable Plans and Specifications;

                  (v) As of each Property Closing Date only, each Property has been acquired or (to the extent the consent of the Agent is required) ground leased pursuant to a Ground Lease at a price that is not in excess of fair market value or fair market rental value, as the case may be; and

                  (w) As of the Initial Closing Date, each Wholly-Owned Entity (formed prior to or on such date) shall have executed this Agreement in its capacity as a Guarantor.

                              SECTION 6B. GUARANTY

         6B.1.    GUARANTY OF PAYMENT AND PERFORMANCE.

         Subject to Section 6B.7, each Guarantor hereby, jointly and severally, unconditionally guarantees to each Financing Party the prompt payment and performance of the Company Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) or when such is otherwise to be performed; provided, notwithstanding the foregoing, the obligations of the Guarantors under this Section 6B shall not constitute a direct guaranty of the indebtedness of the Lessor evidenced by the Notes but rather a guaranty of the Company Obligations arising under the Operative Agreements. This Section 6B is a guaranty of payment and performance and not of collection and is a continuing guaranty and shall apply to all Company Obligations whenever arising. All rights granted to the Financing Parties under this Section 6B shall be subject to the provisions of Section 8.2(h) and 8.6.

         6B.2.    OBLIGATIONS UNCONDITIONAL.

         Each Guarantor agrees that the obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Operative Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Company Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety, guarantor or co-obligor, it being the intent of this Section 6B.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that this Section 6B may be enforced by the Financing Parties without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes, the Certificates or any other of the Operative Agreements or any collateral, if any, hereafter securing the Company Obligations or otherwise and each Guarantor hereby waives the right to require the Financing Parties to proceed against the Construction Agent, the Lessee or any other Person (including without limitation a co-guarantor) or to require the Financing Parties to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it hereby waives any and all right of subrogation, indemnity, reimbursement or contribution against the Lessee and the Construction Agent or any other Guarantor of the Company Obligations for amounts paid under this Section 6B until such time as the Loans, Holder Advances, accrued but unpaid interest, accrued but unpaid Holder Yield and all other amounts owing under the Operative Agreements have been paid in full. Without limiting the generality of the waiver provisions of this Section 6B, each Guarantor hereby waives any rights to require the Financing Parties to proceed against the Construction Agent, the Lessee or any co-guarantor or to require Lessor to pursue any other remedy or enforce any other right, including without limitation, any and all rights under N.C. Gen. Stat. ss.ss. 26-7 through 26-9. Each Guarantor further agrees that nothing contained herein shall prevent the Financing Parties from suing on any Operative Agreement or foreclosing any security interest in or Lien on any collateral, if any, securing the Company Obligations or from exercising any other rights available to it under any Operative Agreement, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances; provided that any amounts due under this Section 6B which are paid to or for the benefit of any Financing Party shall reduce the Company Obligations by a corresponding amount (unless required to be rescinded at a later date). Neither any Guarantor's obligations under this Section 6B nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Construction Agent or the Lessee or by reason of the bankruptcy or insolvency of the Construction Agent or the Lessee. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations and notice of or proof of reliance by any Financing Party upon this Section 6B or acceptance of this Section 6B. The Company Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Section 6B. All dealings between the Construction Agent, the Lessee and any of the Guarantors, on the one hand, and the Financing Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Section 6B.

         6B.3.    MODIFICATIONS.

         Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Company Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) no Financing Party shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Company Obligations or the properties subject thereto; (c) the time or place of payment of the Company Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Construction Agent, the Lessee and any other party liable for payment under the Operative Agreements may be granted indulgences generally; (e) any of the provisions of the Notes, the Certificates or any of the other Operative Agreements may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Construction Agent, the Lessee or any other party liable for the payment of the Company Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Company Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         6B.4.    WAIVER OF RIGHTS.

         Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Section 6B by any Financing Party and of all extensions of credit or other Advances to the Construction Agent and the Lessee by the Lenders pursuant to the terms of the Operative Agreements; (b) presentment and demand for payment or performance of any of the Company Obligations; (c) protest and notice of dishonor or of default with respect to the Company

Obligations or with respect to any security therefor; (d) notice of any Financing Party obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Company Obligations, or any Financing Party's subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; and (e) all other notices to which such Guarantor might otherwise be entitled. Notwithstanding anything to the contrary herein, (i) each Guarantor's payments hereunder shall be due five (5) Business Days after written demand by the Agent for such payment (unless the Company Obligations are automatically accelerated pursuant to the applicable provisions of the Operative Agreements in which case the Guarantors' payments shall be automatically due) and (ii) any modification of the Operative Agreements which has the effect of increasing the Company Obligations shall not be enforceable against a Guarantor unless such Guarantor executes the document evidencing such modification or otherwise reaffirms its guaranty in writing in connection with such modification.

         6B.5.    REINSTATEMENT.

         The obligations of the Guarantors under this Section 6B shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Company Obligations is rescinded or must be otherwise restored by any holder of any of the Company Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Financing Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by any Financing Party in connection with such rescission or restoration, including without limitation any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         6B.6.    REMEDIES.

         The Guarantors agree that, as between the Guarantors, on the one hand, and each Financing Party, on the other hand, the Company Obligations may be declared to be forthwith due and payable as provided in the applicable provisions of the Operative Agreements (and shall be deemed to have become automatically due and payable in the circumstances provided therein) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Company Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Company Obligations being deemed to have become automatically due and payable), such Company Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors in accordance with the applicable provisions of the Operative Agreements.

         6B.7.    LIMITATION OF GUARANTY.

         Notwithstanding any provision to the contrary contained herein or in any of the other Operative Agreements, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including without limitation because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including without limitation the Bankruptcy Code).

         Subject to Section 6B.5, upon the satisfaction of the Company Obligations in full, regardless of the source of payment, the Guarantors' obligations hereunder shall be deemed satisfied, discharged and terminated other than indemnifications set forth herein that expressly survive.

         6B.8.    PAYMENT OF AMOUNTS TO THE AGENT.

         Each Financing Party hereby instructs each Guarantor, and each Guarantor hereby acknowledges and agrees, that until such time as the Loans and the Holder Advances are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released any and all Rent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 8.7 hereof.

         6B.9.    RELEASE OF GUARANTORS.

         Each Financing Party hereby agrees that (a) the Agent shall be permitted to release any Guarantor from its guaranty obligations under this
Section 6B without the consent of any other Financing Party if the release is granted in connection with a disposition by the applicable Credit Party of all the shares of stock or partnership or other equity interest in such Guarantor and such disposition is permitted pursuant to the applicable provisions of the Operative Agreements and the Lessee Credit Agreement and (b) the Agent shall be permitted to release any Guarantor from its guaranty obligations under this
Section 6B.9 without the consent of any other Financing Party if the release is requested by the Construction Agent or the Lessee in connection with a dissolution of the Guarantor, subject to the Construction Agent or the Lessee providing to the Agent written representations to the effect that such Guarantor has no business operations and no assets.

                     SECTION 7. PAYMENT OF CERTAIN EXPENSES.

         7.1.     TRANSACTION EXPENSES.

                  (a) The Lessor agrees on the Initial Closing Date, to pay, or cause to be paid, all Transaction Expenses arising from the Initial Closing Date, including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and incurred in connection with such Initial Closing Date, the initial fees and expenses of the Owner Trustee due and payable on such Initial Closing

         Date, all fees, taxes and expenses for the recording, registration and filing of documents and all other reasonable fees, expenses and disbursements incurred in connection with such Initial Closing Date; provided, however, the Lessor shall pay such amounts described in this
         Section 7.1(a) only if (i) such amounts are properly described in a Requisition delivered on or before the Initial Closing Date, and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On the Initial Closing Date after delivery and receipt of the Requisition referenced in Section 4.2(a) hereof and satisfaction of the other conditions precedent for such date, the Holders shall make Holder Advances and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this Section 7.1(a). The Lessee agrees to timely pay all amounts referred to in this Section 7.1(a) to the extent not paid by the Lessor.

                  (b) Assuming no Default or Event of Default shall have occurred and be continuing and only for the period prior to the Rent Commencement Date, the Lessor agrees on each Property Closing Date, on the date of any Construction Advance and on the Completion Date to pay, or cause to be paid, all Transaction Expenses including without limitation all reasonable fees, expenses and disbursements of the various legal counsels for the Lessor and the Agent in connection with the transactions contemplated by the Operative Agreements and billed in connection with such Advance or such Completion Date, all amounts described in Section 7.1(a) of this Agreement which have not been previously paid, the annual fees and reasonable out-of-pocket expenses of the Owner Trustee, all fees, expenses and disbursements incurred with respect to the various items referenced in Sections 5.3, 5.4 and/or 5.5 (including without limitation any premiums for title insurance policies and charges for any updates to such policies) and all other reasonable fees, expenses and disbursements in connection with such Advance or such Completion Date including without limitation all expenses relating to and all fees, taxes and expenses for the recording, registration and filing of documents and during the Commitment Period, all fees, expenses and costs referenced in Sections 7.3(a), 7.3(b), 7.3(d) and 7.4; provided, however, the Lessor shall pay such amounts described in this Section 7.1(b) only if (i) such amounts are properly described in a Requisition delivered on the applicable date and (ii) funds are made available by the Lenders and the Holders in connection with such Requisition in an amount sufficient to allow such payment. On each Property Closing Date, on the date of any Construction Advance or any Completion Date, after delivery of the applicable Requisition and satisfaction of the other conditions precedent for such date, the Holders shall make a Holder Advance and the Lenders shall make Loans to the Lessor to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in this
         Section 7.1(b). The Lessee agrees to timely pay all amounts referred to in this Section 7.1(b) to the extent not paid by the Lessor.

         7.2.     [INTENTIONALLY OMITTED]

         7.3.     CERTAIN FEES AND EXPENSES.

         The Lessee agrees to pay or cause to be paid (a) the initial and annual Owner Trustee's fee and all reasonable expenses of the Owner Trustee and any co-trustees (including without limitation reasonable counsel fees and expenses) or any successor owner trustee and/or co-trustee, for acting as the owner trustee under the Trust Agreement, (b) all reasonable costs and expenses incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor in entering into any Lease Supplement and any future amendments, modifications, supplements, restatements and/or replacements with respect to any of the Operative Agreements, whether or not such Lease Supplement, amendments, modifications, supplements, restatements and/or replacements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor, (c) all reasonable costs and expenses incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor in connection with any exercise of remedies under any Operative Agreement or any purchase of any Property by any Credit Party or any third party and (d) all reasonable costs and expenses incurred by the Credit Parties, the Agent, the Lenders, the Holders or the Lessor in connection with any transfer or conveyance of any Property, whether or not such transfer or conveyance is ultimately accomplished.

         7.4.     FACILITY FEE.

         During the Commitment Period, the Lessee agrees to pay or to cause to be paid to the Agent for the account of (a) the Lenders, respectively, a facility fee (the "Lender Facility Fee") equal to the product of the average daily Available Commitment multiplied by a rate equal to the Applicable Percentage for the Lender Facility Fee and (b) the Holders, respectively, a facility fee (the "Holder Facility Fee") equal to the product of the average daily Available Holder Commitments multiplied by a rate equal to the Applicable Percentage for the Holder Facility Fee. Such Facility Fees shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed and shall be payable quarterly in arrears on each Facility Fee Payment Date. If all or a portion of any such Facility Fee shall not be paid when due, such overdue amount shall bear interest, payable by the Lessee on demand, at a rate per annum equal to the ABR plus two percent (2%) from the date of such non-payment until such amount is paid in full (as well as before judgment).

                   SECTION 8. OTHER COVENANTS AND AGREEMENTS.

         8.1. COOPERATION WITH THE CONSTRUCTION AGENT OR THE LESSEE.

         The Holders, the Lenders, the Lessor (at the direction of the Majority Secured Parties) and the Agent shall, at the expense of and to the extent reasonably requested by the Construction Agent or the Lessee (but without assuming additional liabilities on account thereof and only to the extent such is acceptable to the Holders, the Lenders, the Lessor (at the direction of the Majority Secured Parties) and the Agent in their reasonable discretion), cooperate with the Construction Agent or the Lessee in connection with the Construction Agent or the Lessee satisfying its covenant obligations contained in the Operative Agreements including without limitation at any time and from time to time, promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto).

         8.2.     COVENANTS OF THE OWNER TRUSTEE AND THE HOLDERS.

         Each of the Owner Trustee and the Holders hereby agrees that so long as this Agreement is in effect:

                  (a) Neither the Owner Trustee (in its trust capacity or in its individual capacity) nor any Holder will create or permit to exist at any time, and each of them will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Properties attributable to it; provided, however, that the Owner Trustee and the Holders shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not materially and adversely affect the rights of the Lessee under the Lease and the other Operative Agreements or involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, any Property or title thereto or any interest therein or the payment of Rent;

                  (b) Without prejudice to any right under the Trust Agreement of the Owner Trustee to resign (subject to requirement set forth in the Trust Agreement that such resignation shall not be effective until a successor shall have agreed to accept such appointment), or the Holders' rights under the Trust Agreement to remove the institution acting as the Owner Trustee (after consent to such removal by the Agent as provided in the Trust Agreement), each of the Owner Trustee and the Holders hereby agrees with the Lessee and the Agent (i) not to terminate or revoke the trust created by the Trust Agreement except as permitted by Article VIII of the Trust Agreement, (ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of any such party without the prior written consent of such party and
         (iii) to comply with all of the terms of the Trust Agreement, the nonperformance of which would adversely affect such party;

                  (c) The Owner Trustee or any successor may resign or be removed by the Holders as the Owner Trustee, a successor Owner Trustee may be appointed and a corporation may become the Owner Trustee under the Trust Agreement, only in accordance with the provisions of Article IX of the Trust Agreement and, with respect to such appointment, with the consent of the Lessee, which consent shall not be unreasonably withheld or delayed;

                  (d) The Owner Trustee, in its capacity as the Owner Trustee under the Trust Agreement, and not in its individual capacity, shall not contract for, create, incur or assume any Indebtedness, or enter into any business or other activity or enter into any contracts or agreements, other than pursuant to or under the Operative Agreements;

                  (e) The Holders will not instruct the Owner Trustee to take any action in violation of the terms of any Operative Agreement;

                  (f) Neither any Holder nor the Owner Trustee shall (i) commence any case, proceeding or other action with respect to the Owner Trustee under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to the Owner Trustee or for all or any substantial benefit of the creditors of the Owner Trustee; and neither any Holder nor the Owner Trustee shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

                  (g) The Owner Trustee shall give prompt notice to the Lessee, the Holders and the Agent if the Owner Trustee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at 79 South Main Street, Salt Lake City, Utah 84111, or if it shall change its name; and

                  (h) The Owner Trustee shall take or refrain from taking such actions and grant or refrain from granting such approvals with respect to the Operative Agreements and/or relating to any Property in each case as directed in writing by the Agent (until such time as the Loans are paid in full, and then by the Majority Holders) or, in connection with Sections 8.5 and 9.2 hereof, the Lessee; provided, however, that notwithstanding the foregoing provisions of this subparagraph (h) the Owner Trustee, the Agent, the Lenders and the Holders each acknowledge, covenant and agree that neither the Owner Trustee nor the Agent shall act or refrain from acting, regarding each Unanimous Vote Matter until such party has received the approval of each Lender and each Holder.

         8.3.     CREDIT PARTY COVENANTS, CONSENT AND ACKNOWLEDGMENT.

                  (a) Each Credit Party acknowledges and agrees that the Owner Trustee, pursuant to the terms and conditions of the Security Agreement and the Mortgage Instruments, shall create Liens in favor of the Agent respecting the various personal property, fixtures and real property described therein to secure the Owner Trustee's obligations under this Agreement and under the other Operative Agreements. Each Credit Party hereby irrevocably consents to the creation, perfection and maintenance of such Liens. Each Credit Party shall, to the extent reasonably requested by any of the other parties hereto, cooperate with the other parties in connection with their covenants herein or in the other Operative Agreements and shall from time to time duly execute and deliver any and all such future instruments, documents and financing statements (and continuation statements related thereto) as any other party hereto may reasonably request.

                  (b) The Lessor hereby instructs each Credit Party, and each Credit Party hereby acknowledges and agrees, that until such time as the Loans and the Holder Advances are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released (i) any and all Rent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to each Holder or other Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 8.7 hereof, (ii) all rights of the Lessor under the Lease shall be exercised by the Agent and (iii) each Credit Party shall cause all notices, certificates, financial statements, communications and other information which are delivered, or are required to be delivered, to the Lessor, to also to be delivered at the same time to the Agent.

                  (c) No Credit Party shall consent to or permit any amendment, supplement or other modification of the terms or provisions of any Operative Agreement except in accordance with Section 12.5 of this Agreement.

                  (d) The Lessee hereby covenants and agrees to cause an Appraisal or reappraisal (in form and substance satisfactory to the Agent and from an appraiser selected by the Agent) to be issued respecting any Property as requested by the Agent (i) at each and every time as such shall be required to satisfy any regulatory requirements imposed on the Agent, the Lessor, the Trust Company, any Lender and/or any Holder and (ii) after the occurrence of an Event of Default.

                  (e) Each Credit Party hereby covenants and agrees that, except for amounts payable as Basic Rent, any and all payment obligations owing from time to time under the Operative Agreements by any Person to the Agent, any Lender, any Holder or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee and guaranteed by the other Credit Parties. Without limitation, such obligations of the Lessee shall include without limitation arrangement fees, administrative fees, facility fees, breakage costs, indemnities, trustee fees and transaction expenses incurred by the parties hereto in connection with the transactions contemplated by the Operative Agreements.

                  (f) At any time the Lessor or the Agent is entitled under the Operative Agreements to possession of a Property or any component thereof, each of the Construction Agent and the Lessee hereby covenants and agrees, at its own cost and expense, to assemble and make the same available to the Agent (on behalf of the Lessor).

                  (g) The Lessee hereby covenants and agrees that Equipment respecting any individual Property (exclusive of fixtures which are integral and necessary for the structure and/or mechanical operation of such Property) shall at no time constitute in excess of fifteen percent (15%) of the aggregate Advances respecting such Property funded at such time under the Operative Agreements.

                  (h) The Lessee hereby covenants and agrees that (i) as of Completion (A) the Property Cost for each individual parcel of the Property shall be no less than $750,000 and (B) each parcel of the Property shall be a Permitted Facility and (ii) the aggregate Property Cost for all Properties at any time shall not exceed $35,000,000.

                  (i) The Lessee hereby covenants and agrees that it shall give prompt notice to the Agent if the Lessee's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to any Property are kept, shall cease to be located at 105 Westwood Place, Suite 400, Brentwood, Williamson County, Tennessee or if it shall change its name.

                  (j) The Lessee hereby covenants and agrees that the aggregate Property Cost of Properties purchased for any reason by the Lessee pursuant to the Purchase Option of Lessee and/or sold for any reason to any Person pursuant to the Sale Option of Lessee prior to the Expiration Date shall not exceed the lesser of (i) thirty-three percent (33%) of the aggregate Property Cost (up to and including the date any such Election Date is specified by Lessee) for all Properties then subject to the Lease and all other properties which were previously Properties subject to the Lease and (ii) Twelve Million Dollars ($12,000,000). To the extent any such purchase pursuant to the Purchase Option and/or sale pursuant to the Sale Option shall occur prior to the Construction Period Termination Date, then the aggregate amount paid to the Agent (for the benefit of the Financing Parties with respect to any such Purchase Option and/or Sale Option) shall remain available for future Advances until the Construction Period Termination Date; provided in no event shall any Lender be obligated to lend more than its Lender Commitment and in no event shall any Holder be obligated to advance more than its Holder Commitment.

                  (k) The Lessee shall furnish to the Agent at such times as required under the Lessee Credit Agreement the financial statements and other information required to be delivered pursuant to Section 5.1 and
         Section 5.2 of the Lessee Credit Agreement.

                  (l) The Lessee hereby covenants and agrees that the rights of the Lessee under this Agreement and the Lease shall not impair or in any way diminish the obligations of the Construction Agent and/or the rights of the Lessor under the Agency Agreement.

                  (m) The Lessee shall, on or before the first day of each fiscal quarter of the Lessee, furnish to the Agent a written notice setting forth the Lessee's calculation, in reasonable detail, of the ratio of Consolidated Adjusted Rate to Annualized Consolidated EBITDAR for the immediately preceding fiscal quarter of the Lessee.

                  (n) Each Credit Party shall promptly notify the Agent, or cause the Agent to be promptly notified, upon such Credit Party gaining knowledge of the occurrence of any Default or Event of Default which is continuing at such time. In any event, such notice shall be provided to the Agent within ten (10) days of when such Credit Party gains such knowledge.

                  (o) Until all of the obligations under the Operative Agreements have been finally and indefeasibly paid and satisfied in full and the Commitments and the Holder Commitments terminated unless consent has been obtained from the Majority Secured Parties, each Credit Party will:

                           (i) except as permitted by the express provisions of the Lessee Credit Agreement, preserve and maintain its separate legal existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation (or partnership, limited liability company or other such similar entity, as the case may be) and authorized to do business in each jurisdiction in which the failure to do so qualify would have a Material Adverse Effect;

                           (ii) pay and perform all obligations of the Credit Parties under the Operative Agreements and pay and perform (A) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (B) all other indebtedness, obligations and liabilities in accordance with customary trade practices, which if not paid would have a Material Adverse Effect; provided that any Credit Party may in each case contest any item described in this
                  Section 8.3(n)(ii) in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP;

                           (iii) to the extent failure to do so would have a
                  Material Adverse Effect, (A) observe and remain in compliance with all applicable Laws and maintain in full force and effect all Governmental Actions, in each case applicable to the conduct of its business; (B) keep in full force and effect all licenses, certifications or accreditations necessary for any Facility to carry on its business; and (C) not permit the termination of any insurance reimbursement program available to any Facility; and

                           (iv) provided that the Agent, the Lenders and the Holders use reasonable efforts to minimize disruption to the business of Credit Parties, permit representatives of the Agent or any Lender or Holder, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including without limitation management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

                  (p) Lessee shall take all action necessary to assure that Lessee's computer based systems are able to operate and effectively process data including dates on and after

         January 1, 2000. At the request of the Agent, Lessee shall provide Agent assurance acceptable to Agent of Lessee's Year 2000 compatibility.

                  (q) Lessee shall perform any and all obligations of Lessor under, and cause Lessee to otherwise remain in full compliance with, the terms and provisions of each Ground Lease, if any.

                  (r) Each Credit Party hereby covenants and agrees to cause each of its Wholly-Owned Entities formed after the Initial Closing Date to execute a Joinder Agreement and to observe the terms of Section 5.9 of this Agreement, all within thirty (30) days of the formation or acquisition of each such Wholly-Owned Entity.

                  (s) Concurrently with the delivery of the financial statements required pursuant to Section 28.1 of the Lease, the Lessee shall deliver a Compliance Certificate with respect to the period covered by the financial statements then being delivered, together with an Interest Rate Calculation Worksheet (in the form attached to the Compliance Certificate) and a Covenant Compliance Worksheet (in the form attached to the Compliance Certificate) reflecting the computation of the financial covenants incorporated pursuant to Section 28.1 of the Lease as of the last day of the period covered by such financial statements.

         8.4.     SHARING OF CERTAIN PAYMENTS.

         Except for Excepted Payments, the parties hereto acknowledge and agree that all payments due and owing by any Credit Party to the Lessor under the Lease or any of the other Operative Agreements shall be made by such Credit Party directly to the Agent as more particularly provided in Section 8.3 hereof. The Lessor, the Holders, the Agent, the Lenders and the Credit Parties acknowledge the terms of Section 8.7 of this Agreement regarding the allocation of payments and other amounts made or received from time to time under the Operative Agreements and agree, that all such payments and amounts are to be allocated as provided in Section 8.7 of this Agreement.

         8.5.     GRANT OF EASEMENTS, ETC.

         The Agent, the Lenders and the Holders hereby agree that, so long as no Event of Default shall have occurred and be continuing, the Owner Trustee shall, from time to time at the request of the Lessee (and with the prior consent of the Agent), in connection with the transactions contemplated by the Agency Agreement, the Lease or the other Operative Agreements, (i) grant easements and other rights in the nature of easements with respect to any Property, (ii) release existing easements or other rights in the nature of easements which are for the benefit of any Property, (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, and (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, development, construction, testing or operation of any Property, including without limitation reciprocal easement agreements, construction contracts, operating agreements, development agreements, plats, replats or subdivision documents; provided, that each of the agreements referred to in this Section 8.5 shall be of the type normally executed by the Lessee in the ordinary course of the Lessee's business and shall be on commercially reasonable terms so as not to diminish the value of any Property in any material respect.

         8.6. APPOINTMENT BY THE AGENT, THE LENDERS, THE HOLDERS AND THE OWNER TRUSTEE.

         The Holders hereby appoint the Agent to act as collateral agent for the Holders in connection with the Lien granted by the Security Documents to secure the Holder Amount. The Lenders and the Holders acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Security Documents shall be exercised by the Agent on behalf of the Lenders and the Holders as directed from time to time by the Majority Secured Parties or, pursuant to Sections 8.2(h) and 12.5, all of the Lenders and the Holders, as the case may be; provided, in all cases, the Agent shall allocate payments and other amounts received in accordance with Section 8.7 of this Agreement. The Agent is further appointed to provide notices under the Operative Agreements on behalf of the Owner Trustee (as determined by the Agent, in its reasonable discretion), to receive notices under the Operative Agreements on behalf of the Owner Trustee and (subject to Sections 8.5 and 9.2) to take such other action under the Operative Agreements on behalf of the Owner Trustee as the Agent shall determine in its reasonable discretion from time to time. The Agent hereby accepts such appointments. For purposes hereof, the provisions of Section 7 of the Credit Agreement, together with such other terms and provisions of the Credit Agreement and the other Operative Agreements as required for the full interpretation and operation of Section 7 of the Credit Agreement are hereby incorporated by reference as if restated herein for the mutual benefit of the Agent and each Holder as if each Holder were a Lender thereunder. Outstanding Holder Advances and outstanding Loans shall each be taken into account for purposes of determining Majority Secured Parties. Further, the Agent shall be entitled to take such action on behalf of the Owner Trustee as is delegated to the Agent under any Operative Agreement (whether express or implied) as may be reasonably incidental thereto. The parties hereto hereby agree to the provisions contained in this Section 8.6. Any appointment of a successor agent under Section 7.9 of the Credit Agreement shall also be effective as an appointment of a successor agent for purposes of this Section 8.6.

         8.7.     COLLECTION AND ALLOCATION OF PAYMENTS AND OTHER AMOUNTS.

                  (a) Each Credit Party has agreed pursuant to the terms of this Agreement to pay to (i) the Agent any and all Rent (excluding Excepted Payments) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person and
         (ii) each Person as appropriate the Excepted Payments. Promptly after receipt, the Agent shall apply and allocate, in accordance with the terms of this Section 8.7, such amounts received from any Credit Party and all other payments, receipts and other consideration of any kind whatsoever received by the Agent pursuant to the Security Agreement or otherwise received by the Agent, the Holders or any of the Lenders in connection with the Collateral, the Security Documents or any of the other Operative Agreements. Ratable distributions among the Lenders and the Holders under this Section 8.7 shall be made based on (in the case of the Lenders) the ratio of the outstanding Loans to the aggregate Property Cost and (in the case of the Holders) the ratio of the outstanding Holder Advances to the aggregate Property Cost. Ratable distributions among the Tranche A Lenders under this Section 8.7 shall be made based on the ratio of the individual Tranche A Lender's Commitment for Tranche A Loans to the aggregate of all the Tranche A Lenders' Commitments for Tranche A Loans. Ratable distributions among the Tranche B Lenders under this
         Section 8.7 shall be made based on the ratio of the individual Tranche B Lender's Commitment for Tranche B Loans to the aggregate of all the Tranche B Lenders' Commitments for Tranche B Loans. Ratable distributions among the Lenders (in situations where the Tranche A Lenders are not differentiated from the Tranche B Lenders) shall be made based on the ratio of the individual Lender's Commitment to the aggregate of all the Lenders' Commitments. Ratable distributions among the Holders under this Section 8.7 shall be based on the ratio of the individual Holder's Holder Commitment to the aggregate of all the Holders' Holder Commitments.

                  (b) Payments and other amounts received by the Agent from time to time in accordance with the terms of subparagraph (a) shall be applied and allocated as follows:

                           (i) Any such payment or amount identified as or
                  deemed to be Basic Rent shall be applied and allocated by the Agent first, ratably to the Lenders and the Holders for application and allocation to the payment of interest on the Loans and thereafter the principal of the Loans which is due and payable on such date and to the payment of accrued Holder Yield with respect to the Holder Advances and thereafter the portion of the Holder Advances which is due on such date; and second, if no Default or Event of Default is in effect, any excess shall be paid to such Person or Persons as the Lessee may designate; provided, that if a Default or Event of Default is in effect, such excess (if any) shall instead be held by the Agent until the earlier of (I) the first date thereafter on which no Default or Event of Default shall be in effect (in which case such payments or returns shall then be made to such other Person or Persons as the Lessee may designate) and (II) the Maturity Date or the Expiration Date, as the case may be (or, if earlier, the date of any Acceleration), in which case such amounts shall be applied and allocated in the manner contemplated by Section 8.7(b)(iv).

                           (ii) If on any date the Agent or the Lessor shall
                  receive an amount (if any) in respect of (A) any Casualty or Condemnation pursuant to Sections 15.1(a) or 15.1(g) of the Lease (excluding any payments in respect thereof which are payable to the Lessee in accordance with the Lease), or (B) the Termination Value in connection with the delivery of a Termination Notice pursuant to Article XVI of the Lease, or
                  (C) the Termination Value in connection with the exercise of the Purchase Option under Section 20.1 of the Lease or the exercise of the option of the Lessor to transfer the Properties to the Lessee pursuant to Section 20.3 of the Lease, or (D) any payment required to be made or elected to be made by the Construction Agent to the Lessor pursuant to the terms of the Agency Agreement, then in each case, the Lessor shall be required to pay such amount received (1) if no Acceleration has occurred, to prepay the principal balance of the Loans and the Holder Advances, on a pro rata basis, a portion of such amount to be distributed to the Lenders and the Holders or (2) if an Acceleration has occurred, to apply and allocate the proceeds respecting Sections 8.7(b)(ii)(A) through 8.7(b)(ii)(D) in accordance with Section 8.7(b)(iii) hereof.

                           (iii) Subject to Section 8.7(c), an amount equal to
                  any payment identified as proceeds of the sale or other disposition (or lease upon the exercise of remedies) of the Properties or any portion thereof, whether pursuant to Article XXII of the Lease or the exercise of remedies under the Security Documents or otherwise, the execution of remedies set forth in the Lease and any payment in respect of excess wear and tear pursuant to Section 22.3 of the Lease (whether such payment relates to a period before or after the Construction Period Termination Date) shall be applied and allocated by the Agent first, ratably to the payment of the principal and interest of the Tranche B Loans then outstanding, second, ratably to the payment to the Holders of the outstanding principal balance of all Holder Advances plus all outstanding Holder Yield with respect to such outstanding Holder Advances, third, to the extent such amount exceeds the maximum amount to be returned pursuant to the foregoing provisions of this paragraph (iii), ratably to the payment of the principal and interest of the Tranche A Loans then outstanding, fourth, to any and all other amounts owing under the Operative Agreements to the Lenders under the Tranche B Loans, fifth, to any and all other amounts owing under the Operative Agreements to the Holders, sixth, to any and all other amounts owing under the Operative Agreements to the Lenders under the Tranche A Loans, and seventh, to the extent moneys remain after application and allocation pursuant to clauses first through sixth above, to the Owner Trustee for application and allocation to any and all other amounts owing to the Holders or the Owner Trustee and as the Holders shall determine; provided, where no Event of Default shall exist and be continuing and a prepayment is made for any reason with respect to less than the full amount of the outstanding principal amount of the Loans and the outstanding Holder Advances, the proceeds shall be applied and allocated ratably to the Lenders and to the Holders.

                           (iv) Subject to Section 8.7(c), an amount equal to
                  (A) any such payment identified as a payment pursuant to
                  Section 22.1(b) of the Lease (or otherwise) of the Maximum Residual Guarantee Amount (and any such lesser amount as may be required by Section 22.1(b) of the Lease) in respect of the Properties, (B) any other amount payable upon any exercise of remedies after the occurrence of an Event of Default not covered by Sections 8.7(b)(i) or 8.7(b)(iii) above (including without limitation any amount received in connection with an Acceleration which does not represent proceeds from the sale or liquidation of the Properties) and (C) any other amount payable by any Guarantor pursuant to Section 6B (including without limitation from collateral securing obligations of one or more of the Credit Parties under the Operative Agreements and the obligations of one or more of the Credit Parties under the Lessee Credit

                  Agreement and the transactions related thereto) shall be applied and allocated by the Agent first, ratably, to the payment of the principal and interest balance of Tranche A Loans then outstanding, second, ratably to the payment of the principal and interest balance of the Tranche B Loans then outstanding, third, ratably to the payment of the principal balance of all Holder Advances plus all outstanding Holder Yield with respect to such outstanding Holder Advances, fourth, to the payment of any other amounts owing to the Lenders hereunder or under any of the other Operative Agreement, and fifth, to the extent moneys remain after application and allocation pursuant to clauses first through fourth above, to the Owner Trustee for application and allocation to Holder Advances and Holder Yield and any other amounts owing to the Holders or the Owner Trustee as the Holders shall determine.

                           (v) An amount equal to any such payment identified as
                  Supplemental Rent shall be applied and allocated by the Agent to the payment of any amounts then owing to the Agent, the Lenders, the Holders and the other parties to the Operative Agreements (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this Section 8.7(b)) as shall be determined by the Agent in its reasonable discretion; provided, however, that Supplemental Rent received upon the exercise of remedies after the occurrence and continuance of an Event of Default in lieu of or in substitution of the Maximum Residual Guarantee Amount or as a partial payment thereon shall be applied and allocated as set forth in Section 8.7(b)(iv).

                           (vi) The Agent in its reasonable judgment shall
                  identify the nature of each payment or amount received by the Agent and apply and allocate each such amount in the manner specified above.

                  (c) Upon the termination of the Commitments and the payment in full of the Loans and all other amounts owing by the Owner Trustee hereunder or under any Credit Document and the payment in full of all amounts owing to the Holders and the Owner Trustee under the Trust Agreement, any moneys remaining with the Agent shall be returned to the Owner Trustee or such other Person or Persons as the Holders may designate for application and allocation to any and all other amounts owing to the Holders or the Owner Trustee and as the Holders shall determine. In the event of an Acceleration it is agreed that, prior to the application and allocation of amounts received by the Agent in the order described in Section 8.7(b) above, any such amounts shall first be applied and allocated to the payment of (i) any and all sums advanced by the Agent in order to preserve the Collateral or to preserve its Lien thereon, (ii) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Agent of its rights under the Security Documents, together with reasonable attorneys' fees and expenses and court costs and (iii) any and all other amounts reasonably owed to the Agent under or in connection with the transactions contemplated by the Operative Agreements (including without limitation any accrued and unpaid administration fees).

         8.8.     RELEASE OF PROPERTIES, ETC.

         If the Lessee shall at any time purchase any Property pursuant to the Lease, or the Construction Agent shall purchase any Property pursuant to the Agency Agreement, or if any Property shall be sold in accordance with Article XXII of the Lease, then, upon satisfaction by the Owner Trustee of its obligation to prepay the Loans, Holder Advances and all other amounts owing to the Lenders and the Holders under the Operative Agreements, the Agent is hereby authorized and directed to release such Properties from the Liens created by the Security Documents to the extent of its interest therein. In addition, upon the termination of the Commitments and the Holder Commitments and the payment in full of the Loans, the Holder Advances and all other amounts owing by the Owner Trustee hereunder or under any other Operative Agreement the Agent is hereby authorized and directed to release all of the Properties from the Liens created by the Security Documents to the extent of its interest therein. Upon request of the Owner Trustee following any such release, the Agent shall, at the sole cost and expense of the Lessee, execute and deliver to the Owner Trustee and the Lessee such documents as the Owner Trustee or the Lessee shall reasonably request to evidence such release.

                SECTION 9. CREDIT AGREEMENT AND TRUST AGREEMENT.

         9.1. THE CONSTRUCTION AGENT'S AND THE LESSEE'S CREDIT AGREEMENT RIGHTS.

         Notwithstanding anything to the contrary contained in the Credit Agreement, the Agent, the Lenders, the Holders, the Credit Parties and the Owner Trustee hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Construction Agent or the Lessee, as the case may be, shall have the following rights:

                  (a) the right to designate an account to which amounts funded under the Operative Agreements shall be credited pursuant to Section 2.3(a) of the Credit Agreement;

                  (b) the right to terminate or reduce the Commitments pursuant to Section 2.5(a) of the Credit Agreement;

                  (c) the right to exercise the conversion and continuation options pursuant to Section 2.7 of the Credit Agreement;

                  (d) the right to approve any successor agent pursuant to
         Section 7.9 of the Credit Agreement;

                  (e) the right to consent to any assignment by a Lender to which the Lessor has the right to consent pursuant to Section 9.8 of the Credit Agreement; and

                  (f) without limiting the foregoing clauses (a) through (e), and in addition thereto, provided, that no Event of Default then exists, the Construction Agent or the Lessee, as the case may be, shall have the right to exercise any other right of the Owner Trustee under the Credit Agreement upon not less than five (5) Business Days' prior written notice from the Construction Agent or the Lessee, as the case may be, to the Owner Trustee and the Agent.

         9.2.     THE CONSTRUCTION AGENT'S AND THE LESSEE'S TRUST AGREEMENT
                  RIGHTS.

         Notwithstanding anything to the contrary contained in the Trust Agreement, the Credit Parties, the Owner Trustee and the Holders hereby agree that, prior to the occurrence and continuation of any Default or Event of Default, the Construction Agent or the Lessee, as the case may be, shall have the following rights:

                  (a) the right to exercise the conversion and continuation options pursuant to Section 3.8 of the Trust Agreement and the right to terminate or reduce the Holder Commitments pursuant to Section 3.9 of the Trust Agreement;

                  (b) no removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to Section 9.1 of the Trust Agreement shall be made without the prior written consent (not to be unreasonably withheld or delayed) of the Lessee; and

                  (c) the Holders and the Owner Trustee shall not amend, supplement or otherwise modify any provision of the Trust Agreement in such a manner as to adversely affect the rights of the Construction Agent or the Lessee, as the case may be, without the prior written consent (not to be unreasonably withheld or delayed) of the Construction Agent or the Lessee, as the case may be.

                        SECTION 10. TRANSFER OF INTEREST.

         10.1.    RESTRICTIONS ON TRANSFER.

         Each Lender may participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements in accordance with Sections 9.7 and 9.8 of the Credit Agreement; provided, each participant, assignee or transferee must obtain the same ratable interest in Tranche A Loans, Tranche B Loans and the Lessee Credit Agreement. The Holders may, directly or indirectly, assign, convey or otherwise transfer any of their right, title or interest in or to the Trust Estate or the Trust Agreement with the prior written consent of the Agent and the Lessee (which consent shall not be unreasonably withheld or delayed) and in accordance with the terms of Section 11.8(b) of the Trust Agreement. The Owner Trustee may, subject to the rights of the Lessee under the Lease and the other Operative Agreements and to the Lien of the applicable Security Documents but only with the prior written consent of the Agent (which consent may be withheld by the Agent in its sole discretion) and (provided, no Default or Event of Default has occurred and is continuing) with the consent of the Lessee, directly or indirectly, assign, convey, appoint an agent with respect to enforcement of, or otherwise transfer any of its right, title or interest in or to any Property, the Lease, the Trust Agreement and the other Operative Agreements (including without limitation any right to indemnification thereunder), or any other document relating to a Property or any interest in a Property as provided in the Trust Agreement and the Lease. The provisions of the immediately preceding sentence shall not apply to the obligations of the Owner Trustee to transfer Property to the Lessee or a third party purchaser pursuant to Article XXII of the Lease upon payment for such Property in accordance with the terms and conditions of the Lease. No Credit Party may assign any of the Operative Agreements or any of their respective rights or obligations thereunder or with respect to any Property in whole or in part to any Person without the prior written consent of the Agent, the Lenders, the Holders and the Lessor.

         10.2.    EFFECT OF TRANSFER.

         From and after any transfer effected in accordance with this Section 10, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor shall remain liable hereunder and under such other documents to the extent that the transferee shall not have assumed the obligations of the transferor thereunder. Upon any transfer by the Owner Trustee, a Holder or a Lender as above provided, any such transferee shall assume the obligations of the Owner Trustee, the Holder or the Lender, as the case may be, and shall be deemed an "Owner Trustee", "Holder", or "Lender", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all or a portion of the transferor's interest as provided in this
Section 10, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including without limitation rights to indemnification under any such document.

                          SECTION 11. INDEMNIFICATION.

         11.1.    GENERAL INDEMNITY.

         Whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person by any third party, including without limitation Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction or pursuant to arbitration as set forth in Section 12.8, as opposed to gross negligence or willful misconduct imputed to such Indemnified Person with regard to the acts or omissions of any Person which is not an agent or employee of such Indemnified Person; provided, no Indemnified Person shall be responsible for the acts or omissions of the Construction Agent regardless of any agency status) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to any Property or any component thereof, including without limitation Claims in any way relating to or arising or alleged to arise out of (a) the financing, refinancing, purchase, acceptance, rejection, ownership, design, construction, refurbishment, development, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, operation, maintenance repair, modification, transportation, condition, sale, return, repossession (whether by summary proceedings or otherwise), or any other disposition of any Property or any part thereof, including without limitation the acquisition, holding or disposition of any interest in the Property, lease or agreement comprising a portion of any thereof; (b) any latent or other defects in any Property or any portion thereof whether or not discoverable by an Indemnified Person or the Indemnity Provider; (c) a violation of Environmental Laws, Environmental Claims or other loss of or damage to any property or the environment relating to the Property, the Lease, the Agency Agreement or the Indemnity Provider; (d) the Operative Agreements, or any transaction contemplated thereby; (e) any breach by the Indemnity Provider of any of its representations or warranties under the Operative Agreements to which the Indemnity Provider is a party or failure by the Indemnity Provider to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; (f) the transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; and (g) personal injury, death or property damage, including without limitation Claims based on strict or absolute liability in tort. Without limiting the generality of the foregoing, Environmental Claims shall include without limitation amounts paid in settlement of claims, all consultant and expert fees and expenses of any Indemnified Person incurred in connection with any investigation of site conditions, any abatement, cleanup, remediation, removal or restoration work, or liability for any damages or injuries of any Person or to land, air, water or other natural resources.

         If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such period of thirty (30) days, such Indemnified Person shall endeavor to, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure precludes in all respects the Indemnity Provider from contesting such Claim.

         If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action (including without limitation by pursuit of appeals) (provided, however, that (A) if such Claim, in the Indemnity Provider's reasonable discretion, can be pursued by the Indemnity Provider on behalf of or in the name of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim (and notwithstanding the provisions of the foregoing subsection (A)), the Indemnified Person may request the Indemnity Provider to conduct and control the response to such Claim (with counsel to be selected by the Indemnity Provider and consented to by such Indemnified Person, such consent not to be unreasonably withheld; provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a conflict of interest between such Indemnified Person and the Indemnity Provider)) by, in the sole discretion of the Person conducting and controlling the response to such Claim (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

         The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section
11.1 by way of indemnification or advance for the payment of an amount regarding such Claim.

         Notwithstanding the foregoing provisions of this Section 11.1, an Indemnified Person shall not be required to take any action and no Indemnity Provider shall be permitted to respond to any Claim in its own name or that of the Indemnified Person unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including without limitation all reasonable legal, accounting and investigatory fees and disbursements and, if the Indemnified Person has informed the Indemnity Provider that it intends to contest such Claim (whether or not the control of the contest is then assumed by the Indemnity Provider), the Indemnity Provider shall have agreed that the Claim is an indemnifiable Claim hereunder, (B) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised for which the Indemnity Provider may be liable to pay an indemnity under this Section 11.1) exceeds $25,000 (or such lesser amount as may be subsequently agreed between the Indemnity Provider and the Indemnified Person), (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is required to pay (with no additional net after-tax cost to such Indemnified Person) prior to the date such payment is due, (E) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have provided to such Indemnified Person an opinion of independent counsel selected by the Indemnified Person and reasonably satisfactory to the Indemnity Provider stating that a reasonable basis exists to contest such Claim (or, in the case of an appeal of an adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and (F) no Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 11.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, an opinion of independent counsel selected by the Indemnified Person and reasonably acceptable to the Indemnity Provider stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest. In no event shall the Indemnity Provider be permitted to adjust or settle any Claim without the consent of the Indemnified Person to the extent any such adjustment or settlement involves, or is reasonably likely to involve, any performance by or adverse admission by or with respect to the Indemnified Person.

         11.2.    GENERAL TAX INDEMNITY.

                  (a) The Indemnity Provider shall pay and assume liability for, and does hereby agree to indemnify, protect and defend each Property and all Indemnified Persons, and hold them harmless against, all Impositions on an After Tax Basis, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions.

                  (b) Notwithstanding anything to the contrary in Section 11.2(a) hereof, the following shall be excluded from the indemnity required by Section 11.2(a):

                           (i) Taxes (other than Taxes that are, or are in the
                  nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on a Indemnified Person (other than the Lessor, the Owner Trustee and/or the Trust) by the United States federal government that are based on or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided, that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                           (ii) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, transfer or property taxes) that are imposed on any Indemnified Person (other than the Lessor) by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided that such Taxes shall not be excluded under this subparagraph (ii) to the extent the location, possession or use of any Property in, the location or the operation of the Lessee in, or the Lessee's making payments under the Operative Agreements from, the jurisdiction imposing such Taxes been the sole connection between such Indemnified Person and the jurisdiction imposing such Taxes; provided, further, that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                           (iii) any Tax to the extent it relates to any act,
                  event or omission that occurs after the termination of the Lease and redelivery or sale of the property in accordance with the terms of the Lease (but not any Tax that relates to such termination, redelivery or sale and/or to any period prior to such termination, redelivery or sale); and

                           (iv) any Taxes which are imposed on an Indemnified Person as a result of the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction (as opposed to gross negligence or willful misconduct imputed to such Indemnified Person with regard to the acts or omissions of any Person which is not an agent or employee of such Indemnified Person; provided, no Indemnified Person shall be responsible for the acts or omissions of the Construction Agent regardless of any agency status), but not Taxes imposed as a result of ordinary negligence of such Indemnified Person;

                  (c)      (i)   Subject to the terms of Section 11.2(e), the
                  Indemnity Provider shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

                           (ii) In the case of Impositions for which no contest is conducted pursuant to Section 11.2(e) and which the Indemnity Provider pays directly to the taxing authorities, the Indemnity Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty (30) days after receipt by the Indemnity Provider of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including without limitation the computation of the amount payable), accompanied by receipts or other reasonable evidence of such demand. In the case of Impositions for which a contest is conducted pursuant to
                  Section 11.2(e), the Indemnity Provider shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 11.2(e).

                           (iii) At the Indemnity Provider's request, the amount
                  of any indemnification payment by the Indemnity Provider pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity Provider and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Indemnity Provider unless such verification shall result in an adjustment in the Indemnity Provider's favor of fifteen percent (15%) or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.

                  (d) The Indemnity Provider shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of each Property and any other tax returns requested by the Owner Trustee respecting the transactions described in the Operative Agreements. In case any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) and of which the Indemnity Provider has knowledge or should have knowledge, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in Indemnity Provider's name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection (a), provide such Indemnified Person at the Indemnity Provider's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a). Such Indemnified Person shall, upon the Indemnity Provider's request and at the Indemnity Provider's expense, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Indemnity Provider) with respect to each Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports.

                  (e) If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Impositions, the provisions in Section 11.1 relating to notification and rights to contest shall apply; provided, however, if such contest involves a Tax other than a Tax on net income and can be pursued independently from any other proceeding involving a tax liability of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider (and the Indemnity Provider shall be obligated) to conduct and control such contest.

         11.3     INCREASED COSTS, ILLEGALITY, ETC.

         Without limiting the rights of the Lessee under Section 11.6 of the Participation Agreement:

                  (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request hereafter adopted, promulgated or made by any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Financing Party of agreeing to make or making, funding or maintaining Advances, then the Lessee shall from time to time, upon demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms of Section 11.6 of the Participation Agreement, as the case may be), pay to the Agent for the account of such Financing Party additional amounts sufficient to compensate such Financing Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Lessee and the Agent by such Financing Party, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Financing Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law, but in each case promulgated or made after the date hereof) affects or would affect the amount of capital required or expected to be maintained by such Financing Party or any corporation controlling such Financing Party and that the amount of such capital is increased by or based upon the existence of such Financing Party's commitment to make Advances and other commitments of this type or upon the Advances, then, upon demand by such Financing Party (with a copy of such demand to the Agent but subject to the terms Section 11.6 of the Participation Agreement), the Lessee shall pay to the Agent for the account of such Financing Party, from time to time as specified by such Financing Party, additional amounts sufficient to compensate such Financing Party or such corporation in the light of such circumstances, to the extent that such Financing Party reasonably determines such increase in capital to be allocable to the existence of such Financing Party's commitment to make such Advances. A certificate as to such amounts submitted to the Lessee and the Agent by such Financing Party shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Without limiting the effect of the foregoing, the Lessee shall pay to each Financing Party on the last day of the Interest Period therefor so long as such Financing Party is maintaining reserves against "Eurocurrency liabilities" under Regulation D an additional amount (determined by such Financing Party and notified to the Lessee through the Agent) equal to the product of the following for each Eurodollar Loan or Eurodollar Holder Advance, as the case may be, for each day during such Interest Period:

                           (i) the principal amount of such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, outstanding on such day; and

                           (ii) the remainder of (x) a fraction the numerator of which is the rate (expressed as a decimal) at which interest accrues on such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, for such Interest Period as provided in the Credit Agreement or the Trust Agreement, as the case may be (less the Applicable Percentage), and the denominator of which is one (1) minus the effective rate (expressed as a decimal) at which such reserve requirements are imposed on such Financing Party on such day minus (y) such numerator; and

                           (iii) 1/360.

                  (d) Without affecting its rights under Sections 11.3(a), 11.3(b) or 11.3(c) or any other provision of any Operative Agreement, each Financing Party agrees that if there is any increase in any cost to or reduction in any amount receivable by such Financing Party with respect to which the Lessee would be obligated to compensate such Financing Party pursuant to Sections 11.3(a) or 11.3(b), such Financing Party shall use reasonable efforts to select an alternative office for Advances which would not result in any such increase in any cost to or reduction in any amount receivable by such Financing Party; provided, however, that no Financing Party shall be obligated to select an alternative office for Advances if such Financing Party determines that
         (i) as a result of such selection such Financing Party would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or materially inconsistent with the interests of such Financing Party.

                  (e) With reference to the obligations of the Lessee set forth in Sections 11.3(a) through 11.3(d), the Lessee shall not have any obligation to pay to any Financing Party amounts owing under such Sections for any period which is more than one (1) year prior to the date upon which the request for payment therefor is delivered to the Lessee.

                  (f) Notwithstanding any other provision of this Agreement, if any Financing Party shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Financing Party to perform its obligations hereunder to make or maintain Eurodollar Loans or Eurodollar Holder

         Advances, as the case may be, then (i) each Eurodollar Loan or Eurodollar Holder Advance, as the case may be, will automatically, at the earlier of the end of the Interest Period for such Eurodollar Loan or Eurodollar Holder Advance, as the case may be, or the date required by law, convert into an ABR Loan or an ABR Holder Advance, as the case may be, and (iii) the obligation of the Financing Parties to make, convert or continue Eurodollar Loans or Eurodollar Holder Advances, as the case may be, shall be suspended until the Agent shall notify the Lessee that such Financing Party has determined that the circumstances causing such suspension no longer exist.

         11.4     FUNDING/CONTRIBUTION INDEMNITY.

         Subject to the provisions of Section 11.6 of the Participation Agreement, the Lessee agrees to indemnify each Financing Party and to hold each Financing Party harmless from any loss or reasonable expense which such Financing Party may sustain or incur as a consequence of (a) any default in connection with the drawing of funds for any Advance, (b) any default in making any prepayment after a notice thereof has been given in accordance with the provisions of the Operative Agreements or (c) the making of a voluntary or involuntary prepayment of Eurodollar Loans or Eurodollar Holder Advances, as the case may be, on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (x) the amount of interest or Holder Yield, as the case may be, which would have accrued on the amount so prepaid, or not so borrowed, accepted, converted or continued for the period from the date of such prepayment or of such failure to borrow, accept, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, accept, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable Eurodollar Rate plus the Applicable Percentage for such Loan or Holder Advance, as the case may be, for such Interest Period over (y) the amount of interest (as determined by such Financing Party in its reasonable discretion) which would have accrued to such Financing Party on such amount by (i) (in the case of the Lenders) re-employing such funds in loans of the same type and amount during the period from the date of prepayment or failure to borrow to the last day of the then applicable Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) and (ii) (in the case of the Holders) placing such amount on deposit for a comparable period with leading banks in the relevant interest rate market. This covenant shall survive the termination of the Operative Agreements and the payment of all other amounts payable hereunder.

         11.5     WITHHOLDING TAXES.

                  (a) So long as the applicable Lender or Holder shall have complied with the provisions of Section 11.5(c) hereof, any and all payments under any Note, Certificate or other Operative Agreement shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (other than taxes imposed on net income or profits of, or any branch or franchise taxes applicable to, the Agent, any Lender or any Holder) (y) by the jurisdiction under the laws of which the Agent, such Lender or such Holder, as the case may be, is organized or any political subdivision thereof and (z) in the case of each Lender and Holder, by the jurisdiction in which any lending office of such Lender or any office of such Holder from which Holder Advances are made is located or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Non-Excluded Taxes"). If any obligor shall be required by law to deduct any Non-Excluded Taxes from or in respect of any sum payable under any Operative Agreement or under any Note or Certificate to the Agent, any Lender or any Holder, so long as the applicable Lender or Holder shall have complied with the provisions of Section 11.5(c) hereof, (i) the sum shall be payable by the Lessee and shall be increased as may be necessary so that after making all required deductions (including without limitation deductions applicable to additional sums payable under this Section), the Agent or such Lender or such Holder, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Lessee will make such deductions and (iii) the Lessee will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. If and to the extent that the Agent or any Lender or any Holder subsequently shall be refunded or otherwise recover all or any part of such deduction, it shall refund to the Lessee the amount so recovered.

                  (b) So long as the applicable Lender or Holder shall have complied with the provisions of Section 11.5(c), the Lessee will indemnify the Agent, each Lender and each Holder for the full amount of Non-Excluded Taxes (including without limitation any Non-Excluded Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Agent or such Lender or such Holder, as the case may be, and any liability (including without limitation penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within thirty (30) days from the date the Agent or any Lender or any Holder, as the case may be, makes written demand therefor and delivers to the Lessee the original receipt of Non-Excluded Taxes paid by it or an invoice from the relevant taxing authority regarding such Non-Excluded Taxes. Within thirty (30) days after the date of any payment of Non-Excluded Taxes pursuant to this Section, the Lessee will furnish to the Agent or the relevant Lender or the relevant Holder, as the case may be, the original or a certified copy of a receipt or other relevant documentation evidencing payment thereof; provided, that demand therefor must be made on the Lessee within one hundred twenty (120) days after the Agent's or relevant Lender's or relevant Holder's actual knowledge that such Lender or Holder is entitled to such payment. If and to the extent that any Lender or Holder subsequently shall be refunded or otherwise recover all or any part of such payment of taxes, it shall refund to the Lessee the amount so recovered.

                  (c) If any Lender or Holder is a "foreign corporation, partnership or trust" within the meaning of the Code, and such Lender or Holder is entitled to an exemption (or is exempt) from United States withholding tax under Section 1441 or 1442 of the Code, such Lender or Holder will deliver to the Agent and the Lessee:

                           (i) if such Lender or Holder is entitled to claim an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest to such Lender or Holder Yield to such Holder in the first calendar year, and before the payment of any interest to such Lender or Holder Yield to such Holder in each third succeeding calendar year, during which interest may be paid to such Lender or Holder Yield may be paid to such Holder under any Operative Agreement;

                           (ii) if such Lender or Holder is entitled to claim that interest (in the case of Lenders) or Holder Yield (in the case of Holders) paid under the Operative Agreements is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender or Holder, two (2) properly completed and executed copies of IRS Form 4224 before the payment of any interest to such Lender or Holder Yield to such Holder is due in the first taxable year of such Lender or Holder, and in each succeeding taxable year of such Lender or Holder, during which interest may be paid to such Lender or Holder Yield may be paid to such Holder under the Operative Agreements, and IRS Form W-9; and

                           (iii) such other form or forms as may be required
                  under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

                  Each Lender and Holder as of the Initial Closing Date, and each assignee under any (x) Assignment and Acceptance (as of the date thereof) or (y) assignment by any Holder of an interest under the Trust Agreement and any Certificate, that is a "foreign corporation, partnership or trust" as described herein must be eligible to claim a complete exemption and must provide applicable forms to the Lessee as required by this Section 11.5. Each such Lender and Holder will promptly notify the Agent and the Lessee of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

                  (d) If any Lender or Holder is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender or any payment of Holder Yield to such Holder an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required under subsection (c) above are not executed, completed and/or delivered to the Agent, then the Agent may withhold from any interest payment to such Lender or any payment of Holder Yield to such Holder, as the case may be, not providing such forms or other documentation an amount equivalent to the applicable withholding tax. For purposes of this Section, a distribution hereunder by the Agent to or for the account of any Lender or Holder shall be deemed a payment by the Lessee.

                  (e) If the Internal Revenue Service or any other Governmental Authority, domestic or foreign, asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender or Holder (whether because the appropriate form was not delivered or was not properly executed, completed and/or delivered, because such Lender or Holder failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender or Holder shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including without limitation penalties and interest, and including without limitation any taxes imposed by any jurisdiction on the amounts payable to the Agent under this subsection (e), together with all costs, expenses and reasonably attorneys' fees incurred or paid in connection therewith.

                  (f) If at any time the Lessee requests any Lender or Holder to deliver any forms other than documentation pursuant to subsection (c) above, then the Lessee shall, upon demand of such Lender or Holder, reimburse such Lender or Holder for any reasonable costs or expenses incurred by such Lender or Holder in the preparation or delivery of such forms or other documentation.

                  (g) Each Lender and Holder agrees that, if the Lessee is required to pay additional amounts to or for the account of any Lender or Holder pursuant to subsections (a) or (b) above, then such Lender or Holder will, to the extent permitted by law, endeavor in good faith to designate another lending office for its Eurodollar Loans (in the case of Lenders) or office for its Eurodollar Holder Advances (in the case of Holders), but only if such designation would make it lawful for such Lender or Holder to continue to make or maintain Eurodollar Loans or Eurodollar Holder Advances hereunder; provided that such designation is made on such terms that such Lender or Holder, in its good faith determination, suffers no increased cost or economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of this Section.

         11.6     REPLACEMENT OF LENDERS AND HOLDERS.

         The Lessee may, at any time and so long as no Default or Event of Default has then occurred and is continuing, replace any Lender or Holder (a) that has requested additional amounts from the Lessee under Section 11.3 or 11.5 or (b) the obligation of which to make or maintain Eurodollar Loans or Eurodollar Holder Advances has been suspended under Section 11.3(f) by written notice to the Agent and such Lender or such Holder, as the case may be, given not more than thirty (30) days after any such event. Within sixty (60) days of such notice, the Lessee shall give written notice to the Agent and such Lender or such Holder, as the case may be, identifying one or more Persons each of which qualifies as an Eligible Assignee and shall be reasonably acceptable to the Agent (each, a "Replacement Financing Party," and collectively, the "Replacement Financing Parties") to replace such Lender or Holder (the "Replaced Financing Party"), provided that (i) the second notice from the Lessee to the Replaced Financing Party and the Agent provided for hereinabove shall specify an effective date for such replacement (the "Replacement Effective Date"), which shall be at least five (5) Business Days after such notice is given, (ii) as of the relevant Replacement Effective Date, each Replacement Financing Party shall enter into an Assignment and Acceptance with the Replaced Financing Party (if such Replaced Financing Party is a Lender) (but shall not be required to pay the processing fee otherwise payable to the Agent with regard thereto) or shall enter into an assignment and acceptance with the Replaced Financing Party, in form and substance satisfactory to the signatories (if such Replaced Financing Party is a Holder), pursuant to which such Replacement Financing Parties collectively shall acquire, in such proportion among them as they may agree with the Lessee and the Agent, all (but not less than all) of the Commitments, Holder Commitments, outstanding Loans and outstanding Holder Advances of the Replaced Financing Party, and, in connection therewith, shall pay to the Replaced Financing Party, as the purchase price in respect thereof, an amount equal to the sum as of the Replacement Effective Date (without duplication) of (x) the unpaid principal amount of and all accrued but unpaid interest on all outstanding Loans of the Replaced Financing Party, (y) the unpaid amount of Holder Advances and all accrued but unpaid Holder Yield on Holder Advances of the Replaced Financing Party and (z) the Replaced Financing Party's ratable share of all accrued but unpaid fees owing to the Replaced Financing Party hereunder and (iii) all other obligations of the Lessee owing to the Replaced Financing Party (other than those specifically described in clause (ii) above in respect of which the assignment purchase price has been, or is concurrently being, paid), including without limitation amounts payable under Section 11.4 as a result of the actions required to be taken under this Section, shall be paid in full by the Lessee to the Replaced Financing Party on or prior to the Replacement Effective Date.

         11.7 EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY, ETC.

         WITHOUT LIMITING THE GENERALITY OF THE INDEMNIFICATION PROVISIONS OF ANY AND ALL OF THE OPERATIVE AGREEMENTS, EACH PERSON PROVIDING INDEMNIFICATION OF ANOTHER PERSON UNDER ANY OPERATIVE AGREEMENT HEREBY FURTHER EXPRESSLY RELEASES EACH BENEFICIARY OF ANY SUCH INDEMNIFICATION FROM ALL CLAIMS FOR LOSS OR DAMAGE, DESCRIBED IN ANY OPERATIVE AGREEMENT, CAUSED BY ANY ACT OR OMISSION ON THE PART OF ANY SUCH BENEFICIARY ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY, AND INDEMNIFIES, EXONERATES AND HOLDS EACH SUCH BENEFICIARY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, CLAIMS, LOSSES, COSTS, LIABILITIES, DAMAGES AND EXPENSES (INCLUDING WITHOUT LIMITATION ATTORNEY'S FEES AND EXPENSES), DESCRIBED ABOVE, INCURRED BY ANY SUCH BENEFICIARY (IRRESPECTIVE OF WHETHER ANY SUCH BENEFICIARY IS A PARTY TO THE ACTION FOR WHICH INDEMNIFICATION UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT IS SOUGHT) ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY.

                           SECTION 12. MISCELLANEOUS.

         12.1.    SURVIVAL OF AGREEMENTS.

         The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of any Property to the Owner Trustee, the acquisition of any Property (or any of its components), the construction of any Improvements, the Completion of any Property, any disposition of any interest of the Owner Trustee in any Property or any interest of the Holders in the Trust Estate, the payment of the Notes and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

         12.2.    NO BROKER, ETC.

         Each of the parties hereto represents to the others that it has not retained or employed any broker, finder or financial adviser to act on its behalf in connection with this Agreement, nor has it authorized any broker, finder or financial adviser retained or employed by any other Person so to act. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

         12.3.    NOTICES.

         All notices required or permitted to be given under any Operative Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices shall be deemed delivered five (5) days after mailing, properly addressed. Couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

         If to the Construction Agent or the Lessee, to such entity at the following addresses:

                           Province Healthcare Company
                           105 Westwood Place, Suite 400
                           Brentwood, Tennessee 37027
                           Attention:  Vice President - Finance
                           Telephone:  (615) 370-1377
                           Telecopy:  (615) 370-1259

         with a copy (which shall not constitute notice) to:

                           Waller Lansden Dortch & Davis PLLC
                           Nashville City Center
                           511 Union Street, Suite 2100
                           Nashville, Tennessee  37219-1760
                           Attention:  Ralph Davis
                           Telephone:  (615) 252-2481
                           Telecopy:  (615) 244-6804

         If to any Guarantor, to such entity in care of the Lessee at the above-referenced address.

         If to the Owner Trustee, to it at the following address:

                           First Security Bank, National Association
                           79 South Main Street
                           Salt Lake City, Utah  84111
                           Attention:       Val T. Orton
                                            Vice President
                           Telephone:       (801) 246-5300
                           Telecopy:        (801) 246-5053

         If to the Holders, to each such Holder at the address set forth for such Holder on Schedule I of the Trust Agreement.

         If to the Agent, to it at the following address:

                           First Union National Bank
                           c/o First Union Capital Markets Group
                           DC-6
                           301 South College Street
                           Charlotte, North Carolina  28288-0166
                           Attention:      Ms. Jane O. Hurley
                                           Capital Markets Services
                            Telephone:     (704) 383-3812
                            Telecopy:      (704) 383-7989
         with a copy (which shall not constitute notice) to:

                           First Union National Bank
                           150 Fourth Avenue North
                           2nd Floor
                           Nashville, Tennessee  37219
                           Attention:       Carolyn Hannon
                           Telephone:       (615) 251-9374
                           Telecopy:        (615) 251-9247

         with a copy (which shall not constitute notice) to:

                           First Union National Bank
                           One First Union Center, 5th Floor
                           301 South College Street
                           Charlotte, North Carolina  28288-0735
                           Attention:       Valerie Cline
                           Telephone:       (704) 383-6237
                           Telecopy:        (704) 383-9144

         If to any Lender, to it at the address set forth for such Lender in
Schedule 1.1 of the Credit Agreement.

         From time to time any party may designate additional parties and/or another address for notice purposes by notice to each of the other parties hereto. Each notice hereunder shall be effective upon receipt or refusal thereof.

         12.4.    COUNTERPARTS.

         This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one (1) and the same instrument.

         12.5.    TERMINATIONS, AMENDMENTS, WAIVERS, ETC.; UNANIMOUS VOTE
                  MATTERS.

         Each Operative Agreement may be terminated, amended, supplemented, waived or modified only by an instrument in writing signed by, subject to
Article VIII of the Trust Agreement regarding termination of the Trust Agreement, the Majority Secured Parties and each Credit Party (to the extent such Credit Party is a party to such Operative Agreement). In addition, (a) the Unanimous Vote Matters shall require the consent of each Lender and each Holder and (b) any provision of any Operative Agreement incorporated by reference or otherwise referenced in a second Operative Agreement shall remain, respecting such second Operative Agreement, in its original form without regard to any such termination, amendment, supplement, waiver or modification in the first Operative Agreement except if such has been agreed to by an instrument in writing signed by, subject to Article VIII of the Trust Agreement regarding termination of the Trust Agreement, the Majority Secured Parties and each Credit Party (to the extent such Credit Party is a party to such Operative Agreement).

         Notwithstanding the foregoing, no such termination, amendment, supplement, waiver or modification shall, without the consent of the Agent and, to the extent affected thereby, each Lender and each Holder (collectively, the "Unanimous Vote Matters") (i) reduce the amount of any Note or any Certificate, extend the scheduled date of maturity of any Note, extend the scheduled Expiration Date, extend any payment date of any Note or Certificate, reduce the stated rate of interest payable on any Note, reduce the stated Holder Yield payable on any Certificate (other than as a result of waiving the applicability of any post-default increase in interest rates or Holder Yields), modify the priority of any Lien in favor of the Agent under any Security Document, subordinate any obligation owed to any Lender or Holder, reduce any Lender Facility Fees or any Holder Facility Fees payable under the Participation Agreement, extend the scheduled date of payment of any Lender Facility Fees or any Holder Facility Fees or increase the amount or extend the expiration date of any Lender's Commitment or the Holder Commitment of any Holder, or (ii) terminate, amend, supplement, waive or modify any provision of this Section 12.5 or reduce the percentages specified in the definitions of Majority Lenders, Majority Holders or Majority Secured Parties, or consent to the assignment or transfer by the Owner Trustee of any of its rights and obligations under any Credit Document or release a material portion of the Collateral (except in accordance with Section 8.8) or release any Credit Party from its obligations under any Operative Agreement or otherwise alter any payment obligations of any Credit Party to the Lessor or any Financing Party under the Operative Agreements, or (iii) terminate, amend, supplement, waive or modify any provision of Section 7 of the Credit Agreement, or (iv) permit Advances for Work in excess of the Construction Budget, or (v) eliminate the automatic option under Section 5.3(b) of the Agency Agreement requiring that the Construction Agent pay certain liquidated damages in exchange for the conveyance of a Property to the Construction Agent. Any such termination, amendment, supplement, waiver or modification shall apply equally to each of the Lenders and the Holders and shall be binding upon all the parties to this Agreement. In the case of any waiver, each party to this Agreement shall be restored to its former position and rights under the Operative Agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

         If at a time when the conditions precedent set forth in the Operative Agreements to any Loan are, in the opinion of the Majority Lenders, satisfied, any Lender shall fail to fulfill its obligations to make such Loan (any such Lender, a "Defaulting Lender") then, for so long as such failure shall continue, the Defaulting Lender shall (unless the Lessee and the Majority Lenders, determined as if the Defaulting Lender were not a "Lender", shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Loans, shall not be treated as a "Lender" when performing the computation of Majority Lenders or Majority Secured Parties, and shall have no rights under this Section 12.5; provided that any action taken pursuant to the second paragraph of this Section 12.5 shall not be effective as against the Defaulting Lender.

         If at a time when the conditions precedent set forth in the Operative Agreements to any Holder Advance are, in the opinion of the Majority Holders, satisfied, any Holder shall fail to fulfill its obligations to make such Holder Advance (any such Holder, a "Defaulting Holder") then, for so long as such failure shall continue, the Defaulting Holder shall (unless the Lessee and the Majority Holders, determined as if the Defaulting Holder were not a "Holder", shall otherwise consent in writing) be deemed for all purposes relating to terminations, amendments, supplements, waivers or modifications under the Operative Agreements to have no Holder Advances, shall not be treated as a "Holder" when performing the computation of Majority Holders or Majority Secured Parties, and shall have no rights under this Section 12.5; provided that any action taken pursuant to the second paragraph of this Section 12.5 shall not be effective as against the Defaulting Holder.

         12.6.    HEADINGS, ETC.

         The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         12.7.    PARTIES IN INTEREST.

         Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

         12.8. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; VENUE; ARBITRATION.

                  (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA. Any legal action or proceeding with respect to this Agreement or any other Operative Agreement may be brought in the courts of the State of North Carolina in Mecklenburg County or of the United States for the Western District of North Carolina and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the parties to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 12.3, such service to become effective three (3) days after such mailing. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.

                  (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND
         UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  (c) Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Operative Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (d) Notwithstanding the provisions of Section 12.8(a) or of any other Operative Agreement to the contrary, upon demand of any party to this Agreement and/or any other Operative Agreement, whether made before or within three (3) months after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement and/or any other Operative Agreement between or among parties to this Agreement and/or any other Operative Agreement ("Disputes") shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include without limitation tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from agreements executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement and/or any other Operative Agreement.

                  Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the United States Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. A hearing shall begin within ninety (90) days of demand for arbitration and all hearings shall be concluded within one hundred twenty (120) days of demand for arbitration. These time limitations may not be extended unless a party shows cause for extension and then no more than a total extension of sixty (60) days. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Disputes Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

                  Notwithstanding the immediately preceding binding arbitration provisions, the parties to this Agreement and/or any other Operative Agreement agree to preserve, without diminution, certain remedies that the Agent on behalf of the Lenders and the Holders may employ or exercise freely, independently or in connection with an arbitration proceeding or after an arbitration action is brought. The Agent on behalf of the Lenders and the Holders shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under any Operative Agreement or under applicable Law or by judicial foreclosure and sale, including without limitation a proceeding to confirm the sale; (ii) all rights of self-help including without limitation peaceful occupation of real property and collection of rents, set-off and peaceful possession of personal property; (iii) obtaining provisional or ancillary remedies including without limitation injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

                  The parties to this Agreement and/or any other Operative Agreement agree that they shall not have a remedy of special, punitive or exemplary damages against any other party in any Dispute and hereby waive any right or claim to special, punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

                  By execution and delivery of this Agreement and/or any other Operative Agreement, each of the parties hereto and/or thereto accepts, for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction relating to any arbitration proceedings conducted under the Arbitration Rules in Charlotte, North Carolina and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement and/or any other Operative Agreement from which no appeal has been taken or is available.

         12.9.    SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         12.10.   LIABILITY LIMITED.

                  (a) The Lenders, the Agent, the Credit Parties, the Owner Trustee and the Holders each acknowledge and agree that the Owner Trustee is (except as otherwise expressly provided herein or therein) entering into this Agreement and the other Operative Agreements to which it is a party (other than the Trust Agreement and to the extent otherwise provided in Section 6.2 of this Agreement), solely in its capacity as trustee under the Trust Agreement and not in its individual capacity and that the Trust Company shall not be liable or accountable under any circumstances whatsoever in its individual capacity for or on account of any statements, representations, warranties, covenants or obligations stated to be those of the Owner Trustee, except for its own gross negligence or willful misconduct and as otherwise expressly provided herein or in the other Operative Agreements.

                  (b) Anything to the contrary contained in this Agreement, the Credit Agreement, the Notes or in any other Operative Agreement notwithstanding, no Exculpated Person shall be personally liable in any respect for any liability or obligation arising hereunder or in any other Operative Agreement including without limitation the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Credit Agreement, the Notes, this Agreement, the Security Agreement or any of the other Operative Agreements. The Lenders, the Holders and the Agent agree that, in the event any remedies under any Operative Agreement are pursued, neither the Lenders, the Holders nor the Agent shall have any recourse against any Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Trust Estate (excluding Excepted Payments) and the Credit Parties (with respect to the Credit Parties' obligations under the Operative Agreements); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Trust Estate (excluding Excepted Payments) in respect of any and all liabilities, obligations and undertakings contained herein and/or in any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in any Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes and/or the Certificates arising under any Operative Agreement or secured by any Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): active waste knowingly committed by any Exculpated Person with respect to any Property, any fraud, gross negligence or willful misconduct on the part of any Exculpated Person;
         (iii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (A) except for Excepted Payments, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, (B) except for Excepted Payments, any deposits or any escrows or amounts owed by the Construction Agent under the Agency Agreement held by the Lessor or (C) except for Excepted Payments, any rent or other income received by the Lessor from any Credit Party that is not turned over to the Agent; or (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and rights and powers of the Agent under the Operative Agreements or to obtain a judgment against the Lessee's interest in the Properties or the Agent's rights and powers to obtain a judgment against the Lessor or any Credit Party (provided, that no deficiency judgment or other money judgment shall be enforced against any Exculpated Person except to the extent of the Lessor's interest in the Trust Estate (excluding Excepted Payments) or to the extent the Lessor may be liable as otherwise contemplated in clauses (ii) and (iii) of this Section 12.10(b)).

         12.11.   RIGHTS OF THE CREDIT PARTIES.

         If at any time all obligations (i) of the Owner Trustee under the Credit Agreement, the Security Documents and the other Operative Agreements and
(ii) of the Credit Parties under the Operative Agreements have in each case been satisfied or discharged in full, then the Credit Parties shall be entitled to
(a) terminate the Lease and the guaranty obligations under Section 6B and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to any of the Properties. Upon the termination of the Lease and
Section 6B pursuant to the foregoing clause (a), the Lessor shall transfer to the Lessee (or its designee) all of its right, title and interest free and clear of the Lien of the Lease, the Lien of the Security Documents and all Lessor Liens in and to any Properties then subject to the Lease and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

         12.12.   FURTHER ASSURANCES.

         The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including without limitation the preparation, execution and filing of any and all Uniform Commercial Code financing statements, filings of Mortgage Instruments and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including without limitation any action specified in the preceding sentence), or (if the Owner Trustee shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement.

         12.13.   CALCULATIONS UNDER OPERATIVE AGREEMENTS.

         The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Owner Trustee shall be made by the Agent and that such calculations and determinations shall be conclusive and binding on the parties hereto in the absence of manifest error.

         12.14.   CONFIDENTIALITY.

         Each Financing Party severally agrees to use reasonable efforts to keep confidential all non-public information pertaining to any Credit Party or any of its Subsidiaries which is provided to it by any Credit Party or any of its Subsidiaries and which an officer of any Credit

Party or any of its Subsidiaries has requested in writing be kept confidential, and shall not intentionally disclose such information to any Person except:

                  (a) to the extent such information is public when received by such Person or becomes public thereafter due to the act or omission of any party other than such Person;

                  (b) to the extent such information is independently obtained from a source other than any Credit Party or any of its Subsidiaries and such information from such source is not, to such Person's knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted;

                  (c) to counsel, auditors or accountants retained by any such Person or any Affiliates of any such Person (if such Affiliates are permitted to receive such information pursuant to clause (f) or (g) below), provided they agree to keep such information confidential as if such Person or Affiliate were party to this Agreement and to financial institution regulators, including examiners of any Financing Party or any Affiliate thereof in the course of examinations of such Persons;

                  (d) in connection with any litigation or the enforcement or preservation of the rights of any Financing Party under the Operative Agreements;

                  (e) to the extent required by any applicable statute, rule or regulation or court order (including without limitation, by way of subpoena) or pursuant to the request of any regulatory or Governmental Authority having jurisdiction over any such Person; provided, however, that such Person shall endeavor (if not otherwise prohibited by Law) to notify the Lessee prior to any disclosure made pursuant to this clause
         (e), except that no such Person shall be subject to any liability whatsoever for any failure to so notify the Lessee;

                  (f) any Financing Party may disclose such information to another Financing Party or to any Affiliate of a Financing Party that is a direct or indirect owner of any Financing Party;

                  (g) any Financing Party may disclose such information to an Affiliate of any Financing Party to the extent required in connection with the transactions contemplated hereby or to the extent such Affiliate is involved in, or provides advice or assistance to such Person with respect to, such transactions (provided, in each case that such Affiliate has agreed in writing to maintain confidentiality as if it were such Financing Party (as the case may be)); or

                  (h) to the extent disclosure to any other financial institution or other Person is appropriate in connection with any proposed or actual (i) assignment or grant of a participation by any of the Lenders of interests in the Credit Agreement or any Note to such other financial institution (who will in turn be required by the Agent to agree in writing to maintain confidentiality as if it were a Lender originally party to this Agreement) or (ii) assignment by any Holder of interests in the Trust Agreement to another Person (who will in turn be required by the transferring Holder to agree in writing to maintain confidentiality as if it were a Holder originally party to this Agreement).

         Subject to the terms of Sections 12.14(a), (b), (d) and (e) under the terms of any one or more of which circumstances disclosure shall be permitted, each Financing Party severally agrees to use reasonable efforts to keep confidential all non-public information pertaining to the financing structure described in the unrecorded Operative Agreements.

         12.15.   FINANCIAL REPORTING/TAX CHARACTERIZATION.

         Lessee agrees to obtain advice from its own accountants and tax counsel regarding the financial reporting treatment and the tax characterization of the transactions described in the Operative Agreements. Lessee further agrees that Lessee shall not rely upon any statement of any Financing Party or any of their respective Affiliates and/or Subsidiaries regarding any such financial reporting treatment and/or tax characterization.

         12.16.   SET-OFF.

         In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders, the Holders, their respective Affiliates and any assignee or participant of a Lender or a Holder in accordance with the applicable provisions of the Operative Agreements are hereby authorized by the Credit Parties at any time or from time to time, without notice to the Credit Parties or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, time or demand, including without limitation indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, the Holders, their respective Affiliates or any assignee or participant of a Lender or a Holder in accordance with the applicable provisions of the Operative Agreements to or for the credit or the account of any Credit Party against and on account of the obligations of any Credit Party under the Operative Agreements irrespective of whether or not (a) the Lenders or the Holders shall have made any demand under any Operative Agreement or (b) the Agent shall have declared any or all of the obligations of any Credit Party under the Operative Agreements to be due and payable and although such obligations shall be contingent or unmatured. NOTWITHSTANDING THE FOREGOING, NEITHER THE AGENT NOR ANY OTHER FINANCING PARTY SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SETOFF, BANKER'S LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF ANY CREDIT PARTY HELD BY THE AGENT OR ANY OTHER FINANCING PARTY, WITHOUT THE PRIOR WRITTEN CONSENT OF THE MAJORITY SECURED PARTIES, AND ANY FINANCING PARTY VIOLATING THIS PROVISION SHALL INDEMNIFY THE AGENT AND THE OTHER FINANCING PARTIES FROM ANY AND ALL COSTS, EXPENSES, LIABILITIES AND DAMAGES RESULTING THEREFROM. The contractual restriction on the exercise of setoff rights provided in the foregoing sentence is solely for the benefit of the Agent and the Financing Parties and may not be enforced by any Credit Party.

                            [signature pages follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    PROVINCE HEALTHCARE COMPANY, as the
                                    Construction Agent and as the Lessee

                                    By: /s/ CHRISTOPHER T. HANNON
                                        ---------------------------------------
                                    Name: Christopher T. Hannon
                                          -------------------------------------
                                    Title: Vice President - Finance
                                           ------------------------------------

                                    BLYTHE-PROVINCE, INC.,
                                    a Tennessee corporation, as a Guarantor
                                    BRIM EQUIPMENT SERVICES, INC.,
                                    an Oregon corporation, as a Guarantor
                                    BRIM FIFTH AVENUE, INC.,
                                    an Oregon corporation, as a Guarantor
                                    BRIM HEALTHCARE, INC.,
                                    an Oregon corporation, as a Guarantor
                                    BRIM HOSPITALS, INC.,
                                    an Oregon corporation, as a Guarantor
                                    BRIM OUTPATIENT SERVICES, INC.
                                    an Oregon corporation, as a Guarantor
                                    BRIM PAVILION, INC.,
                                    an Oregon corporation, as a Guarantor
                                    BRIM SERVICES GROUP, INC.,
                                    an Oregon corporation, as a Guarantor
                                    CARE HEALTH COMPANY, INC.,
                                    a Washington corporation, as a Guarantor
                                    MEXIA-PRINCIPAL, INC.,
                                    a Texas corporation, as a Guarantor
                                    PALESTINE-PRINCIPAL G.P., INC.,
                                    a Texas corporation, as a Guarantor
                                    PALESTINE-PRINCIPAL, INC.,
                                    a Tennessee corporation, as a Guarantor
                                    PHC-EUNICE, INC.,
                                    a Louisiana corporation, as a Guarantor
                                    PHC-LAKE HAVASU, INC.,
                                    an Arizona corporation, as a Guarantor

                           [Signature pages continued]

                                    PHC OF DELAWARE, INC.,
                                    a Delaware corporation, as a Guarantor
                                    PRINCIPAL HOSPITAL COMPANY OF NEVADA, INC., a Nevada corporation, as a Guarantor PRINCIPAL KNOX COMPANY, a Delaware corporation, as a Guarantor PRINCIPAL-NEEDLES, INC., a Tennessee corporation, as a Guarantor

                                    By: /s/ CHRISTOPHER T. HANNON
                                        ---------------------------------------
                                    Name: Christopher T. Hannon
                                        ---------------------------------------
                                    Title: Assistant Treasurer of each of the
                                    foregoing Guarantors

                                    MEXIA PRINCIPAL HEALTHCARE LIMITED
                                    PARTNERSHIP, a Texas limited partnership, as a Guarantor

                                    By:      Mexia-Principal, Inc., a Texas
                                             corporation, its General Partner

                                    By: /s/ CHRISTOPHER T. HANNON
                                       ----------------------------------------
                                    Name: Christopher T. Hannon
                                        ---------------------------------------
                                    Title: Assistant Treasurer
                                          -------------------------------------

                                    PALESTINE PRINCIPAL HEALTHCARE LIMITED
                                    PARTNERSHIP, a Texas limited partnership, as a Guarantor

                                    By:      Palestine-Principal G.P., Inc., a
                                             Texas corporation, its General
                                             Partner

                                    By: /s/ CHRISTOPHER T. HANNON
                                       ----------------------------------------
                                    Name: Christopher T. Hannon
                                        ---------------------------------------
                                    Title: Assistant Treasurer
                                          -------------------------------------

                           [Signature pages continued]

                                    INTEGRATED HEALTH MANAGEMENT, LLC, a
                                    California limited liability company, as a Guarantor

                                    By:      Brim Healthcare, Inc., as Member

                                    By: /s/ CHRISTOPHER T. HANNON
                                       ----------------------------------------
                                    Name: Christopher T. Hannon
                                        ---------------------------------------
                                    Title: Assistant Treasurer
                                          -------------------------------------

                           [Signature pages continued]

                                    FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, except as expressly stated herein, but solely as the Owner Trustee under the PHC Real Estate Trust 1998-1, as the Owner Trustee and as the Lessor

                                    By: /s/ C. SCOTT NIELSON
                                       ----------------------------------------
                                    Name: C. Scott Nielson
                                        ---------------------------------------
                                    Title: Vice President
                                          -------------------------------------

                           [Signature pages continued]

                                    FIRST UNION NATIONAL BANK, as a Holder, as a
                                    Lender and as the Agent

                                    By: /s/ JOSEPH H. TOWELL
                                       ----------------------------------------
                                    Name: Joseph H. Towell
                                        ---------------------------------------
                                    Title: Senior Vice President
                                          -------------------------------------

                           [Signature pages continued]

                                    NATIONSBANK OF TENNESSEE, N.A., as a Holder and as a Lender

                                    By: /s/ ELIZABETH L. KNOX
                                       ----------------------------------------
                                    Name: Elizabeth L. Knox
                                        ---------------------------------------
                                    Title: Senior Vice President
                                          -------------------------------------

                           [Signature pages continued]

                                    KEY CORPORATE CAPITAL, INC., as a Lender

                                    By: /s/ CHARLIE SHOOP
                                       ----------------------------------------
                                    Name: Charlie Shoop
                                        ---------------------------------------
                                    Title: AVP
                                          -------------------------------------

                           [Signature pages continued]

                                    CORESTATES BANK, N.A., as a Lender

                                    By: /s/ ELIZABETH D. MORRIS
                                       ----------------------------------------
                                    Name: Elizabeth D. Morris
                                        ---------------------------------------
                                    Title: Vice President
                                          -------------------------------------

                           [Signature pages continued]

                                    BANQUE PARIBAS, as a Holder and as a Lender

                                    By: /s/ ROGER MAY
                                       ----------------------------------------
                                    Name: Roger May
                                        ---------------------------------------
                                    Title: AVP
                                          -------------------------------------

                                    By: /s/ LARRY ROBINSON
                                       ----------------------------------------
                                    Name: Larry Robinson
                                        ---------------------------------------
                                    Title: Vice President
                                          -------------------------------------

                           [Signature pages continued]

                                    MELLON BANK, N.A., as a Lender

                                    By: /s/ MARSHA WICKER
                                       ----------------------------------------
                                    Name: Marsha Wicker
                                        ---------------------------------------
                                    Title: Vice President
                                          -------------------------------------


                           [Signature pages continued]

                                    NATIONAL CITY BANK OF KENTUCKY, as a Lender

                                    By: /s/ RODERIC M. BROWN
                                       ----------------------------------------
                                    Name: Roderic M. Brown
                                        ---------------------------------------
                                    Title: Vice President
                                          -------------------------------------

                           [Signature pages continued]

                                    AMSOUTH BANK, as a Lender

                                    By: /s/ CATHY M. WIND
                                       ----------------------------------------
                                    Name: Cathy M. Wind
                                        ---------------------------------------
                                    Title: Vice President
                                          -------------------------------------

                           [Signature pages continued]

                                    FIRST AMERICAN NATIONAL BANK, as a Lender

                                    By: /s/ SANDY HAMRICK
                                       ----------------------------------------
                                    Name: Sandy Hamrick
                                        ---------------------------------------
                                    Title: Senior Vice President
                                          -------------------------------------

                           [Signature pages continued]

                                    FLEET NATIONAL BANK, as a Lender

                                    By: /s/ MARYANN S. SMITH
                                       ----------------------------------------
                                    Name: MaryAnn S. Smith
                                        ---------------------------------------
                                    Title: Vice President
                                          -------------------------------------


                           [Signature pages continued]

                                    LEHMAN COMMERCIAL PAPER INC., as a Lender

                                    By: /s/ MICHELE SWANSON
                                       ----------------------------------------
                                    Name: Michele Swanson
                                        ---------------------------------------
                                    Title: Authorized Signatory
                                          -------------------------------------

                           [Signature pages continued]

                                    CREDIT LYONNAIS NEW YORK BRANCH, as a Lender

                                    By: /s/ JOHN OBERLE
                                       ----------------------------------------
                                    Name: John Oberle
                                        ---------------------------------------
                                    Title: Vice President
                                          -------------------------------------

                           [Signature pages continued]

                                    UNION BANK OF CALIFORNIA, N.A., as a Lender

                                    By: /s/ ALBERT W. KELLEY
                                       ----------------------------------------
                                    Name: Albert W. Kelley
                                        ---------------------------------------
                                    Title: Vice President
                                          -------------------------------------

                                    EXHIBIT A

                                REQUISITION FORM

   (Pursuant to Sections 4.2, 5.2, 5.3 and 5.4 of the Participation Agreement)

         Province Healthcare Company, a Delaware corporation (the "Company") hereby certifies as true and correct and delivers the following Requisition to First Union National Bank, as the agent for the Lenders (hereinafter defined) and respecting the Security Documents, as the agent for the Lenders and the Holders (hereinafter defined), to the extent of their interests (the "Agent"):

         Reference is made herein to that certain Participation Agreement dated as of March 30, 1998 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Participation Agreement") among the Company, in its capacity as the Lessee and as the Construction Agent, First Security Bank, National Association, as the Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders"), and the Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Participation Agreement.

Check one:

         ____ INITIAL CLOSING DATE: _________________
         (three (3) Business Days prior notice required for Advance)

         ____ PROPERTY CLOSING DATE:_________________
         (three (3) Business Days prior notice required for Advance)

         ____ CONSTRUCTION ADVANCE DATE:_____________
         (three (3) Business Days prior notice required for Advance)

1. Transaction Expenses and other fees, expenses and disbursements under Sections 7.1(a) or 7.1(b) of the Participation Agreement and any and all other amounts contemplated to be financed under the Participation Agreement including without limitation any Work, broker's fees, taxes, recording fees and the like (with supporting invoices or closing statement attached):


          Party to Whom                                       Amount Owed
          Amount is Owed                                   (in U.S. Dollars)

          --------------                                     --------------
          --------------                                     --------------
          --------------                                     --------------

2. Description of Land (which shall be a legal description of the Land in connection with an Advance to pay Property Acquisition Costs): See attached Schedule 1

3.       Description of Improvements: See attached Schedule 2

4.       Description of Equipment: See attached Schedule 3

5.       Description of Work: See attached Schedule 4

6. Aggregate Loans and Holder Advances requested since the Initial Closing Date with respect to each Property for which Advances are requested under this Requisition (listed on a Property by Property basis), including without limitation all amounts requested under this
         Requisition: [IDENTIFY ON A PROPERTY BY PROPERTY BASIS]

                  $______________                         [Property]

         In connection with this Requisition, the Company hereby requests that the Lenders make Loans to the Lessor in the amount of $______________ and that the Holders make Holder Advances to the Lessor in the amount of $________________. The Company hereby certifies (i) that the foregoing amounts requested do not exceed the total aggregate of the Available Commitments plus the Available Holder Commitments and (ii) each of the provisions of the Participation Agreement applicable to the Loans and Holder Advances requested hereunder have been complied with as of the date of this Requisition.

         The Company has caused this Requisition to the executed by its duly authorized officer as of this _____ day of __________, ______.

                                    PROVINCE HEALTHCARE COMPANY


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                           ------------------------------------

                                   Schedule 1

                               Description of Land
                     (Legal Description and Street Address)

                                   Schedule 2

                           Description of Improvements

                                   Schedule 3

                            Description of Equipment

======================================= ====================== ======================== ==========================
         General Description                    Make                    Model                 Serial Number
--------------------------------------- ---------------------- ------------------------ --------------------------

--------------------------------------- ---------------------- ------------------------ --------------------------

--------------------------------------- ---------------------- ------------------------ --------------------------

--------------------------------------- ---------------------- ------------------------ --------------------------

--------------------------------------- ---------------------- ------------------------ --------------------------

--------------------------------------- ---------------------- ------------------------ --------------------------

--------------------------------------- ---------------------- ------------------------ --------------------------

                                   Schedule 4

                                      Work

Work Performed for which the Advance is requested:



----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

                                    EXHIBIT B

                    [Outside Counsel Opinion for the Lessee]
                       (Pursuant to Section 5.3(j) of the
                            Participation Agreement)


                              ____________, ______


TO THOSE ON THE ATTACHED DISTRIBUTION LIST

     Re: Synthetic Lease Financing Provided in favor of Province Healthcare Company

Dear Sirs:

We have acted as special counsel to Province Healthcare Company, a Delaware corporation (the "Lessee"), and the various parties to the Participation Agreement (hereinafter defined) from time to time, as guarantors (individually, a "Guarantor" and collectively, the "Guarantors"; individually, Lessee and each Guarantor may be referred to herein as a "Credit Party" or collectively, as the "Credit Parties") in connection with certain transactions contemplated by the Participation Agreement dated as of March 30, 1998 (the "Participation Agreement"), among the Lessee, First Security Bank, National Association, as the Owner Trustee (the "Owner Trustee"), First Union National Bank, as a holder (together with the other holders, the "Holders"), First Union National Bank, as a lender (together with the other lenders, the "Lenders") and First Union National Bank, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the "Agent"). This opinion is delivered pursuant to Section 5.3(j) of the Participation Agreement. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned thereto in Appendix A to the Participation Agreement.

In connection with the foregoing, we have examined originals, or copies certified to our satisfaction, of [IDENTIFY THE APPLICABLE OPERATIVE AGREEMENTS, INCLUDING EACH MORTGAGE INSTRUMENT, RELATED UCC FIXTURE FILINGS, ADDITIONAL UCCS (HEREINAFTER DEFINED), DEEDS AND MEMORANDA OF LEASE] and such other corporate documents and records of each Credit Party, certificates of public officials and representatives of each Credit Party as to certain factual matters, and such other instruments and documents which we have deemed necessary or advisable to examine for the purpose of this opinion. With respect to such examination, we have assumed (i) the statements of fact made in all such certificates, documents and instruments are true, accurate and complete; (ii) except as to each Credit Party, the due authorization, execution and delivery of the Operative Agreements by the parties thereto; (iii) the genuineness of all signatures (except as to each Credit Party), the authenticity and completeness of all documents, certificates, instruments, records and corporate records submitted to us as originals and the conformity to the original instruments of all documents submitted to us as copies, and the authenticity and completeness of the originals of such copies; (iv) except as to each Credit Party, that all parties have all requisite corporate power and authority to execute, deliver and perform the Operative Agreements; and (v) except as to the Lessee, the enforceability of the Operative Agreements against all parties thereto.

Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations and assumptions set forth herein, including without limitation the matters set forth in the last two (2) paragraphs hereof, we are of the opinion that:

         (a) Each Mortgage Instrument and each Memorandum of Lease are enforceable in accordance with their respective terms, except as limited by laws generally affecting the enforcement of creditors' rights, which laws will not materially prevent the realization of the benefits intended by such documents.

         (b) Each form of Mortgage Instrument and UCC fixture filing relating thereto, attached hereto as Schedules 1 and 2, respectively, is in proper form for filing and recording with the offices of [IDENTIFY THE RECORDING OFFICES OF THE RESPECTIVE COUNTY CLERKS WHERE THE PROPERTIES ARE TO BE LOCATED]. Upon filing of each Mortgage Instrument and UCC fixture filing in [IDENTIFY THE RECORDING OFFICES OF THE RESPECTIVE COUNTY CLERKS WHERE THE PROPERTIES ARE TO BE LOCATED], the Agent will have a valid, perfected lien and security interest in that portion of the Collateral described in such Mortgage Instrument or UCC fixture filing to the extent such Collateral is comprised of real property and/or fixtures.

         (c) The forms of UCC financing statements relating to the Security Documents, attached hereto as Schedule 3 (the "Additional UCCs"), are in proper form for filing and recording with the offices of [IDENTIFY (I) THE RECORDING OFFICES OF THE RESPECTIVE COUNTY CLERKS WHERE THE PROPERTIES ARE TO BE LOCATED AND (II) THE SECRETARY OF STATE WHERE THE PROPERTIES ARE TO BE LOCATED]. Upon filing of the Additional UCCs in [IDENTIFY (I) THE RECORDING OFFICES OF THE RESPECTIVE COUNTY CLERKS WHERE THE PROPERTIES ARE TO BE LOCATED AND (II) THE SECRETARY OF STATE WHERE THE PROPERTIES ARE TO BE LOCATED], the Agent will have a valid, perfected lien and security interest in that portion of the Collateral which can be perfected by filing UCC-1 financing statements under Article 9 of the UCC.

         (d) Each form of Deed and Memorandum of Lease is in appropriate form for filing and recording with the [IDENTIFY THE RECORDING OFFICES OF THE RESPECTIVE COUNTY CLERKS FOR THE COUNTIES WHERE THE PROPERTIES ARE TO BE LOCATED].

         (e) Each Memorandum of Lease, when filed and recorded with the [IDENTIFY THE RECORDING OFFICES OF THE RESPECTIVE COUNTY CLERKS FOR THE COUNTIES WHERE THE PROPERTIES ARE TO BE LOCATED], will have been filed and recorded in all public offices in the State of __________ in which filing or recording is necessary to provide constructive notice of the Lease to third Persons and to establish of record the interest of the Lessor thereunder as to the Properties described in each such Memorandum of Lease.

         (f) Title to the Properties located in the State of ___________ may be held in the name of the Owner Trustee as follows: First Security Bank, National Association, not individually, but solely as the Owner Trustee under the PHC Real Estate Trust 1998-1.

         (g) The execution and delivery by First Security Bank, National Association, individually or as the Owner Trustee, as the case may be, of the Operative Agreements to which it is a party and compliance by First Security Bank, National Association, individually or as the Owner Trustee, with all of the provisions thereof do not and will not contravene any law, rule or regulation of [IDENTIFY THE STATE].

         (h) By reason of their participation in the transaction contemplated under the Operative Agreements, none of the Agent, the Lenders, the Holders or the Owner Trustee has to (a) qualify as a foreign corporation in [IDENTIFY THE STATE], (b) file any application or any designation for service of process in [IDENTIFY THE STATE] or (c) pay any franchise, income, sales, excise, stamp or other taxes of any kind to [IDENTIFY THE STATE].

         (i) The provisions in the Operative Agreements concerning Rent, interest, fees, prepayment premiums and other similar charges do not violate the usury laws or other similar laws regulating the use or forbearance of money of [IDENTIFY THE STATE].

         (j) If the transactions contemplated by the Operative Agreements are characterized as a lease transaction by a court of competent jurisdiction, the Lease and the applicable Lease Supplement shall demise to the Lessee a valid leasehold interest in the Properties described in such Lease Supplement.

         (k) If the transactions contemplated by the Operative Agreements are characterized as a loan transaction by a court of competent jurisdiction, the combination of the Mortgage Instruments, the Deeds, the Lease and the applicable Lease Supplements (and the other Operative Agreements incorporated therein by reference) are sufficient to create a valid, perfected lien or security interest in the Properties therein described, enforceable as a mortgage in [IDENTIFY THE STATE].

         (l) Except for the payment of a privilege tax in the amount of $______ pursuant to Tennessee Code Annotated ss.67-4-409 (b), no transfer, mortgage, intangible, documentary stamp or similar taxes are presently payable to the State of Tennessee or any political subdivision thereof on account of (i) the execution and delivery of the Operative Agreements or (ii) the creation of the indebtedness and the obligations evidenced thereby under the Operative Agreements.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters stated herein. This opinion is based on and is limited to the laws of the State of ___________ and the federal laws of the United States of America. Insofar as the foregoing opinion relates to matters of law other than the foregoing, no opinion is hereby given.

This opinion is for the sole benefit of the Lessee, the Construction Agent, the Guarantors, the Owner Trustee, the Holders, the Lenders, the Agent and their respective successors and assigns and may not be relied upon by any other person other than such parties and their respective successors and assigns without the express written consent of the undersigned. The opinions expressed herein are as of the date hereof and we make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions.

                                                     Very truly yours,

                                                     [LESSEE'S OUTSIDE COUNSEL]

                                Distribution List

First Union National Bank, as the Agent, a Holder and a Lender

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Holders

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Lenders

Province Healthcare Company, as the Construction Agent and the Lessee

The various parties to the Participation Agreement from time to time, as the Guarantors

First Security Bank, National Association, not individually, but solely as the Owner Trustee under the PHC Real Estate Trust 1998-1

                                   Schedule 1

                           Form of Mortgage Instrument

                                   Schedule 2

                          Forms of UCC Fixture Filings

                                   Schedule 3

                        Forms of UCC Financing Statements

                                    EXHIBIT C

                             [Intentionally Omitted]

                                    EXHIBIT D

                           PROVINCE HEALTHCARE COMPANY

                              OFFICER'S CERTIFICATE
          (Pursuant to Section 5.3(aa) of the Participation Agreement)

     Province Healthcare Company, a Delaware corporation (the "Company"), DOES HEREBY CERTIFY as follows:

     1. Each and every representation and warranty of each Credit Party contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

     2. No Default or Event of Default has occurred and is continuing under any Operative Agreement.

     3. Each Operative Agreement to which any Credit Party is a party is in full force and effect with respect to it.

     4. Each Credit Party has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of March 30, 1998 among the Company, as the Lessee and as the Construction Agent, the various parties thereto from time to time, as guarantors (the "Guarantors"), First Security Bank, National Association, as the Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders"), and First Union National Bank, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the "Agent").

IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of __________, 1998.

                                     PROVINCE HEALTHCARE COMPANY

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                    EXHIBIT E

                             [NAME OF CREDIT PARTY]

                              OFFICER'S CERTIFICATE
          (Pursuant to Section 5.3(bb) of the Participation Agreement)

     [NAME OF CREDIT PARTY], a Delaware corporation (the "Company") DOES HEREBY CERTIFY as follows:

     1. Attached hereto as Schedule 1 is a true, correct and complete copy of the resolutions of the Board of Directors of the Company duly adopted by the Board of Directors of the Company on __________. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

     2. Attached hereto as Schedule 2 is a true, correct and complete copy of the Articles of Incorporation of the Company on file in the Office of the Secretary of State of __________. Such Articles of Incorporation have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

     3. Attached hereto as Schedule 3 is a true, correct and complete copy of the Bylaws of the Company. Such Bylaws have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

     4. The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.

                Name                            Office                              Signature
                ----                            ------                              ---------

         -------------------            -----------------------              -------------------------

         -------------------            -----------------------              -------------------------

IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of ___________, 1998.

                                     [NAME OF CREDIT PARTY]

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                   Schedule 1

                                BOARD RESOLUTIONS

                                   Schedule 2

                            ARTICLES OF INCORPORATION

                                   Schedule 3

                                     BYLAWS

                                    EXHIBIT F

                    FIRST SECURITY BANK, NATIONAL ASSOCIATION

                              OFFICER'S CERTIFICATE
          (Pursuant to Section 5.3(dd) of the Participation Agreement)

         FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not individually (except with respect to paragraph 1 below, to the extent any such representations and warranties are made in its individual capacity) but solely as the owner trustee under the PHC Real Estate Trust 1998-1 (the "Owner Trustee"), DOES HEREBY CERTIFY as follows:

         1. Each and every representation and warranty of the Owner Trustee contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

         2. Each Operative Agreement to which the Owner Trustee is a party is in full force and effect with respect to it.

         3. The Owner Trustee has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of March 30, 1998 among Province Healthcare Company as the Lessee and as the Construction Agent, the various parties thereto from time to time as guarantors (the "Guarantors"), the Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as Lenders (the "Lenders"), and First Union National Bank, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the "Agent").

IN WITNESS WHEREOF, the Owner Trustee has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of __________, 1998.

                                     FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, except as expressly stated herein, but solely as the Owner Trustee under the PHC Real Estate Trust 1998-1

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                    EXHIBIT G

                    FIRST SECURITY BANK, NATIONAL ASSOCIATION

                              OFFICER'S CERTIFICATE
          (Pursuant to Section 5.3(ee) of the Participation Agreement)

                       CERTIFICATE OF ASSISTANT SECRETARY

         I, ______________________, duly elected and qualified Assistant Secretary of the Board of Directors of First Security Bank, National Association (the "Association"), hereby certify as follows:

         1. The Association is a National Banking Association duly organized, validly existing and in good standing under the laws of the United States. With respect thereto the following is noted:

         A. Pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., the Comptroller of the Currency charters and exercises regulatory and supervisory authority over all National Banking Associations;

         B. On December 9, 1881, the First National Bank of Ogden, Utah was chartered as a National Banking Association under the laws of the United States and under Charter No. 2597;

         C. On October 2, 1922, in connection with a consolidation of The First National Bank of Ogden, Ogden, Utah, and The Utah National Bank of Ogden, Ogden, Utah, the title was changed to "The First & Utah National Bank of Ogden"; on January 18, 1923, The First & Utah National Bank of Ogden changed its title to "First Utah National Bank of Ogden"; on January 19, 1926, the title was changed to "First National Bank of Ogden"; on February 24, 1934, the title was changed to "First Security Bank of Utah, National Association"; on June 21, 1996, the title was changed to "First Security Bank, National Association"; and

         D. First Security Bank, National Association, Ogden, Utah, continues to hold a valid certificate to do business as a National Banking Association.

         2. The Association's Articles of Association, as amended, are in full force and effect, and a true, correct and complete copy is attached hereto as EXHIBIT A and incorporated herein by reference. Said Articles were last amended October 20, 1975, as required by law on notice at a duly called special meeting of the shareholders of the Association.

         3. The Association's By-Laws, as amended, are in full force and effect; and a true, correct and complete copy is attached hereto as EXHIBIT B and incorporated herein by reference. Said By-Laws, still in full force and effect, were adopted September 17, 1942, by resolution, after proper notice of consideration and adoption of By-Laws was given to each and every shareholder, at a regularly called meeting of the Board of Directors with a quorum present.

         4. Pursuant to the authority vested in it by an Act of Congress approved December 23, 1913 and known as the Federal Reserve Act, as amended, the Federal Reserve Board (now the Board of Governors of the Federal Reserve System) has granted to the Association now known as "First Security Bank, National Association" of Ogden, Utah, the right to act, when not in contravention of State or local law, as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, committee of estates of lunatics, or in any other fiduciary capacity in which State banks, trust companies or other corporations which come into competition with National Banks are permitted to act under the laws of the State of Utah; and under the provisions of applicable law, the authority so granted remains in full force and effect.

         5. Pursuant to authority vested by Act of Congress (12 U.S.C. 92a and 12 U.S.C. 481, as amended) the Comptroller of the Currency has issued Regulation 9, as amended, dealing, in part, with the Fiduciary Powers of National Banks, said regulation providing in subparagraph 9.7 (a) (1-2):

         (1) The board of directors is responsible for the proper exercise of fiduciary powers by the Bank. All matters pertinent thereto, including the determination of policies, the investment and disposition of property held in fiduciary capacity, and the direction and review of the actions of all officers, employees, and committees utilized by the Bank in the exercise of its fiduciary powers, are the responsibility of the board. In discharging this responsibility, the board of directors may assign, by action duly entered in the minutes, the administration of such of the Bank's fiduciary powers as it may consider proper to assign to such director(s), officer(s), employee(s) or committee(s) as it may designate.

         (2) No fiduciary account shall be accepted without the prior approval of the board, or of the director(s), officer(s), or committee(s) to whom the board may have designated the performance of that responsibility. . . .

         6. A Resolution relating to Exercise of Fiduciary Powers was adopted by the Board of Directors at a meeting held July 26, 1994 at which time there was a quorum present; said resolution is still in full force and effect and has not been rescinded. Said resolution is attached hereto as EXHIBIT C and incorporated herein by reference.

         7. A Resolution relating to the Designation of Officers and Employees to Exercise Fiduciary Powers was adopted by the Trust Policy Committee at a meeting held February 7, 1996 at which time a quorum was present; said resolution is still in full force and effect and has not been rescinded. Said resolution is attached hereto as EXHIBIT D and is incorporated herein by reference.

         8. Attached hereto as EXHIBIT E and incorporated herein by reference, is a listing of facsimile signatures of persons authorized (herein "Authorized Signatory or Signatories") on behalf of the Association and its Trust Group to act in exercise of its fiduciary powers subject to the resolutions in Paragraphs 6 and 7, above.

         9. The principal office of the First Security Bank, National Association, Trust Group and of its departments, except for the St. George, Utah, Ogden, Utah, and Provo, Utah, branch offices, is located at 79 South Main Street, Salt Lake City, Utah 84111 and all records relating to fiduciary accounts are located at such principal office of the Trust Group or in storage facilities within Salt Lake County, Utah, except for those of the Ogden, Utah, St. George, Utah, and Provo, Utah, branch offices, which are located at said office.

         10. Each Authorized Signatory (i) is a duly elected or appointed, duly qualified officer or employee of the Association; (ii) holds the office or job title set forth below his or her name on the date hereof; (iii) and the facsimile signature appearing opposite the name of each such officer or employee is a true replica of his or her signature.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Association this __________ day of _________________, 1998.

(SEAL)

                                                     ---------------------------
                                                     R. James Steenblik
                                                     Senior Vice President
                                                     Assistant Secretary

                                    EXHIBIT A

                             ARTICLES OF ASSOCIATION

                                    EXHIBIT B

                                     BY-LAWS

                                    EXHIBIT C

                             RESOLUTION RELATING TO
                          EXERCISE OF FIDUCIARY POWERS

                                    EXHIBIT D

                           RESOLUTION RELATING TO THE
                      DESIGNATION OF OFFICERS AND EMPLOYEES
                          TO EXERCISE FIDUCIARY POWERS

                                    EXHIBIT E

                       AUTHORIZED SIGNATORY OR SIGNATORIES

                                    EXHIBIT H

                  [The Owner Trustee's Outside Counsel Opinion]
                       (Pursuant to Section 5.3(ff) of the
                            Participation Agreement)

                                ___________, 1998

TO THOSE ON THE ATTACHED DISTRIBUTION LIST

         Re:      Trust Agreement dated as of March 30, 1998

Dear Sirs:

         We have acted as special counsel for First Security Bank, National Association, a national banking association, in its individual capacity ("FSB") and in its capacity as trustee (the "Owner Trustee") under the Trust Agreement dated as of March 30, 1998 (the "Trust Agreement") by and among it and the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), in connection with the execution and delivery by the Owner Trustee of the Operative Agreements to which it is a party. Except as otherwise defined herein, the terms used herein shall have the meanings set forth in Appendix A to the Participation Agreement dated as of March 30, 1998 (the "Participation Agreement") by and among Province Healthcare Company (the "Lessee"), the various parties thereto from time to time, as guarantors (the "Guarantors"), First Security Bank, National Association, as the Owner Trustee, the Holders, the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders") and First Union National Bank, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the "Agent").

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Based upon the foregoing, we are of the opinion that:

         1. FSB is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and each of FSB and the Owner Trustee has under the laws of the State of Utah and federal banking law the power and authority to enter into and perform its obligations under the Trust Agreement and each other Operative Agreement to which it is a party.

         2. The Owner Trustee is the duly appointed trustee under the Trust Agreement.

         3. The Trust Agreement has been duly authorized, executed and delivered by one (1) of the officers of FSB and, assuming due authorization, execution and delivery by the Holders, is a legal, valid and binding obligation of the Owner Trustee (and to the extent set forth therein, against FSB), enforceable against the Owner Trustee (and to the extent set forth therein, against FSB) in accordance with its terms, and the Trust Agreement creates under the laws of the State of Utah for the Holders the beneficial interest in the Trust Estate it purports to create and is a valid trust under the laws of the State of Utah.

         4. The Operative Agreements to which it is party have been duly authorized, executed and delivered by FSB, and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of FSB, enforceable against FSB in accordance with their respective terms.

         5. The Operative Agreements to which it is party have been duly authorized, executed and delivered by the Owner Trustee, and, assuming due authorization, execution and delivery by the other parties thereto, are legal, valid and binding obligations of the Owner Trustee, enforceable against the Owner Trustee in accordance with their respective terms. The Notes and Certificates have been duly issued, executed and delivered by the Owner Trustee, pursuant to authorization contained in the Trust Agreement, and the Certificates are entitled to the benefits and security afforded by the Trust Agreement in accordance with its terms and the terms of the Trust Agreement.

         6. The execution and delivery by each of FSB and the Owner Trustee of the Trust Agreement and the Operative Agreements to which it is a party, and compliance by FSB or the Owner Trustee, as the case may be, with all of the provisions thereof do not and will not contravene any Laws applicable to or binding on FSB, or as the Owner Trustee, or contravene the provisions of, or constitute a default under, its charter documents or by-laws or, to our knowledge after due inquiry, any indenture, mortgage contract or other agreement or instrument to which FSB or Owner Trustee is a party or by which it or any of its property may be bound or affected.

         7. The execution and delivery of the Operative Agreements by each of FSB and the Owner Trustee and the performance by each of FSB and the Owner Trustee of their respective obligations thereunder does not require on or prior to the date hereof the consent or approval of, the giving of notice to, the registration or filing with, or the taking of any action in respect of any Governmental Authority or any court.

         8. Assuming that the trust created by the Trust Agreement is treated as a grantor trust for federal income tax purposes within the contemplation of
Section 671 through 678 of the Internal Revenue Code of 1986, there are no fees, taxes, or other charges (except taxes imposed on fees payable to the Owner Trustee) payable to the State of Utah or any political subdivision thereof in connection with the execution, delivery or performance by the Owner Trustee, the Agent, the Lenders, the Lessee or the Holders, as the case may be, of the Operative Agreements or in connection with the acquisition of any Property by the Owner Trustee or in connection with the making by any Holder of its investment in the Trust or its acquisition of the beneficial interest in the Trust Estate or in connection with the issuance and acquisition of the Certificates, or the Notes, and neither the Owner Trustee, the Trust Estate nor the trust created by the Trust Agreement will be subject to any fee, tax or other governmental charge (except taxes on fees payable to the Owner Trustee) under the laws of the State of Utah or any political subdivision thereof on, based on or measured by, directly or indirectly, the gross receipts, net income or value of the Trust Estate by reason of the creation or continued existence of the trust under the terms of the Trust Agreement pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement.

         9. There is no fee, tax or other governmental charge under the laws of the State of Utah or any political subdivision thereof in existence on the date hereof on, based on or measured by any payments under the Certificates, Notes or the beneficial interest in the Trust Estate, by reason of the creation of the trust under the Trust Agreement pursuant to the laws of the State of Utah or the Owner Trustee's performance of its duties under the Trust Agreement within the State of Utah.

         10. Upon the filing of the financing statement on form UCC-1 in the form attached hereto as Schedule 1 with the Utah Division of Corporation and Commercial Code, the Agent's security interest in the Trust Estate, for the benefit of the Lenders and the Holders, will be perfected, to the extent that such perfection is governed by Article 9 of the Uniform Commercial Code as in effect in the State of Utah (the "Utah UCC").

         Your attention is directed to the Utah UCC, which provides, in part, that a filed financing statement which does not state a maturity date or which states a maturity date of more than five (5) years is effective only for a period of five (5) years from the date of filing, unless within six (6) months prior to the expiration of said period a continuation statement is filed in the same office or offices in which the original statement was filed. The continuation statement must be signed by the secured party, identify the original statement by file number and state that the original statement is still effective. Upon the timely filing of a continuation statement, the effectiveness of the original financing statement is continued for five (5) years after the last date to which the original statement was effective. Succeeding continuation statements may be filed in the same manner to continue the effectiveness of the original statement.

The foregoing opinions are subject to the following assumptions, exceptions and qualifications:

         A. We are attorneys admitted to practice in the State of Utah and in rendering the foregoing opinions we have not passed upon, or purported to pass upon, the laws of any jurisdictions other than the State of Utah and the federal banking law governing the banking and trust powers of FSB. In addition, without limiting the foregoing we express no opinion with respect to (i) federal securities laws, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended, (ii) the Federal Aviation Act of 1958, as amended, (iii) the Federal Communications Act of 1934, as amended, or (iv) state securities or blue sky laws. Insofar as the foregoing opinions relate to the legality, validity, binding effect and enforceability of the documents involved in these transactions, which by their terms are governed by the laws of a state other than Utah, we have assumed that the laws of such state (as to which we express no opinion), are in all material aspects identical to the laws of the State of Utah.

         B. The opinions set forth in paragraphs 3, 4, and 5 above are subject to the qualification that enforceability of the Trust Agreement and the other Operative Agreements to which FSB and the Owner Trustee are parties, in accordance with their respective terms, may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, receivership or similar laws affecting enforcement of creditors' rights generally, and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         C. As to the documents involved in these transactions, we have assumed that each is a legal, valid and binding obligation of each party thereto, other than FSB or the Owner Trustee, and is enforceable against each such party in accordance with their respective terms.

         D. We have assumed that all signatures, other than those of the Owner Trustee or FSB, on documents and instruments involved in these transactions are genuine, that all documents and instruments submitted to us as originals are authentic, and that all documents and instruments submitted to us as copies conform with the originals, which facts we have not independently verified.

         E. We do not purport to be experts in respect of, or express any opinion concerning laws, rules or regulations applicable to the particular nature of the equipment or property involved in these transactions.

         F. We have made no investigation of, and we express no opinion concerning, the nature of the title to any part of the equipment or property involved in these transactions or the priority of any mortgage or security interest.

         G. We have assumed that the Participation Agreement and the transactions contemplated thereby are not within the prohibitions of Section 406 of the Employee Retirement Income Security Act of 1974.

         H. In addition to any other limitation by operation of law upon the scope, meaning, or purpose of this opinion, the opinions expressed herein speak only as of the date hereof. We have no obligation to advise the recipients of this opinion (or any third party) and make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions the legal analysis, a legal conclusion or any information confirmation herein.

         I. This opinion is for the sole benefit of the Lessee, the Construction Agent, the Guarantors, the Owner Trustee, the Holders, the Lenders, the Agent and their respective successors and assigns in matters directly related to the Participation Agreement or the transaction contemplated thereunder and may not be relied upon by any other person other than such parties and their respective successors and assigns without the express written consent of the undersigned. The opinions expressed in this letter are limited to the matter set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

                                                      Very truly yours,

                                                      RAY, QUINNEY & NEBEKER


                                                      M. John Ashton

                                Distribution List

First Union National Bank, as the Agent, a Holder and a Lender

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Holders

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Lenders

Province Healthcare Company, as the Construction Agent and the Lessee

The various parties to the Participation Agreement from time to time, as the Guarantors

First Security Bank, National Association, not individually, but solely as the owner Trustee under the PHC Real Estate Trust 1998-1

                                    EXHIBIT I

                    [Outside Counsel Opinion for the Lessee]
          (Pursuant to Section 5.3(gg) of the Participation Agreement)

                               _____________, 1998

TO THOSE ON THE ATTACHED DISTRIBUTION LIST

         Re: Synthetic Lease Financing Provided in favor of Province Healthcare Company

Dear Sirs:

We have acted as special counsel to Province Healthcare Company, a Delaware corporation (the "Lessee"), and the various parties to the Participation Agreement (hereinafter defined) from time to time as guarantors (the "Guarantors") in connection with certain transactions contemplated by the Participation Agreement dated as of March 30, 1998 (the "Participation Agreement"), among the Lessee, the Guarantors, First Security Bank, National Association (the "Owner Trustee"), First Union National Bank as a holder (together with the other holders, the "Holders"), First Union National Bank, as a lender (together with the other lenders, the "Lenders"), and First Union National Bank, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests (the "Agent"). This opinion is delivered pursuant to Section 5.3(gg) of the Participation Agreement. All capitalized terms used herein, and not otherwise defined herein, shall have the meanings assigned thereto in Appendix A to the Participation Agreement.

In connection with the foregoing, we have examined originals, or copies certified to our satisfaction, of the Operative Agreements, and such other corporate documents and records of the Credit Parties, certificates of public officials and representatives of the Credit Parties as to certain factual matters, and such other instruments and documents which we have deemed necessary or advisable to examine for the purpose of this opinion. With respect to such examination, we have assumed (i) the statements of fact made in all such certificates, documents and instruments are true, accurate and complete; (ii) the due authorization, execution and delivery of the Operative Agreements by the parties thereto other than the Credit Parties; (iii) the genuineness of all signatures (other than the signatures of persons signing on behalf of the Credit Parties), the authenticity and completeness of all documents, certificates, instruments, records and corporate records submitted to us as originals and the conformity to the original instruments of all documents submitted to us as copies, and the authenticity and completeness of the originals of such copies;
(iv) that all parties other than the Credit Parties have all requisite corporate power and authority to execute, deliver and perform the Operative Agreements; and (v) the enforceability of the Operative Agreements against all parties thereto other than the Credit Parties and respecting the opinion set forth below in section (i), First Security Bank, National Association, individually or as the Owner Trustee, as the case may be. We have further assumed that the laws of the States of [STATE OF LAWYER'S ADMISSION] and [GOVERNING LAW OF PARTICIPATION AGREEMENT] are substantially identical.

Based on the foregoing, and having due regard for such legal considerations as we deem relevant, and subject to the limitations and assumptions set forth herein, including without limitation the matters set forth in the last two (2) paragraphs hereof, we are of the opinion that:

         (a) Each Credit Party is a corporation duly incorporated, a limited partnership duly formed [or a ________ duly formed], validly existing and in good standing under the laws of the state of its formation and has the power and authority to conduct its business as presently conducted and to execute, deliver and perform its obligations under the Operative Agreements to which it is a party. Each Credit Party is duly qualified to do business in all jurisdictions in which its failure to so qualify would materially impair its ability to perform its obligations under the Operative Agreements to which it is a party or its financial position or its business as now and now proposed to be conducted.

         (b) The execution, delivery and performance by each Credit Party of the Operative Agreements to which it is a party have been duly authorized by all necessary action on the part of each Credit Party and the Operative Agreements to which each Credit Party is a party have been duly executed and delivered by each Credit Party.

         (c) The Operative Agreements to which each Credit Party is a party constitute valid and binding obligations of each Credit Party enforceable against each Credit Party in accordance with the terms thereof, subject to bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance, and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         (d) The execution and delivery by each Credit Party of the Operative Agreements to which it is a party and compliance by each Credit Party with all of the provisions thereof do not and will not (i) contravene the provisions of, or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Permitted Liens) upon any of its property under, its respective Articles of Incorporation, By-Laws or other formation documents or any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which any Credit Party is a party or by which it or any of its property may be bound or affected, or (ii) contravene any Laws or any order of any Governmental Authority applicable to or binding on any Credit Party.

         (e) No Governmental Action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery or performance by any Credit Party of any of the Operative Agreements to which it is a party or for the acquisition, ownership, construction and completion of the Properties, except for those which have been obtained.

         (f) Except as set forth on Schedule 1 hereto, there are no actions, suits or proceedings pending or to our knowledge, threatened against any Credit Party in any court or before any

Governmental Authority, that concern the Properties or any Credit Party's interest therein or that question the validity or enforceability of any Operative Agreement to which any Credit Party is a party or the overall transaction described in the Operative Agreements to which any Credit Party is a party.

         (g) Neither the nature of the Properties, nor any relationship between any Credit Party and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Operative Agreements to which any Credit Party is a party is such as to require any approval of stockholders of, or approval or consent of any trustee or holders of indebtedness of, any Credit Party, except for such approvals and consents which have been duly obtained and are in full force and effect.

         (h) The Security Documents which have been executed and delivered as of the date of this opinion create, for the benefit of the Agent, the security interests in the Collateral described therein which by their terms such Security Documents purport to create. Upon filing of the UCC-1 financing statements (attached hereto as Schedule 2) relating to the Security Documents in the recording offices of (A) the respective county clerk where the principal place of business of any Credit Party is located and (B) the Secretary of State where the principal place of business of any Credit Party is located, the Agent will have a valid, perfected lien and security interest in that portion of the Collateral which can be perfected by the filing of UCC-1 financing statement under Article 9 of the UCC in [IDENTIFY THE STATE].

         (i) The Operative Agreements to which First Security Bank, National Association, individually or as to the Owner Trustee, is a party constitute valid and binding obligations of such party and are enforceable against First Security Bank, National Association, individually or as the Owner Trustee, as the case may be, in accordance with the terms thereof, subject to bankruptcy, insolvency, liquidation, reorganization, fraudulent conveyance, and similar laws affecting creditors, rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

         (j) The issuance, sale and delivery of the Notes and the issuance and delivery of the Certificates under the circumstances contemplated by the Participation Agreement do not, under existing law, require registration of the Notes or the Certificates being issued on the date hereof under the Securities Act of 1933, as amended, or the qualification of the Loan Agreement under the Trust Indenture Act of 1939, as amended.

This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters stated herein. This opinion is based on and is limited to the laws of the States of __________________________________, and the federal laws of the United States of America. Insofar as the foregoing opinion relates to matters of law other than the foregoing, no opinion is hereby given.

This opinion is for the sole benefit of the Lessee, the Construction Agent, the Guarantors, the Owner Trustee, the Holders, the Lenders, the Agent and their respective successors and assigns and may not be relied upon by any other person other than such parties and their respective successors and assigns without the express written consent of the undersigned. The opinions expressed herein are as of the date hereof and we make no undertaking to amend or supplement such opinions if facts come to our attention or changes in the current law of the jurisdictions mentioned herein occur which could affect such opinions.

                                                     Very truly yours,

                                                     [LESSEE'S OUTSIDE COUNSEL]

                                Distribution List

First Union National Bank, as the Agent, a Holder and a Lender

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Holders

The various banks and other lending institutions which are parties to the Participation Agreement from time to time, as additional Lenders

Province Healthcare Company, as the Construction Agent and the Lessee

The various parties to the Participation Agreement from time to time, as the Guarantors

First Security Bank, National Association, not individually, but solely as the Owner Trustee under the PHC Real Estate Trust 1998-1

                                   Schedule 1

                                  (Litigation)

                                   Schedule 2

                          (UCC-1 Financing Statements)

                                    EXHIBIT J

                           PROVINCE HEALTHCARE COMPANY

                              OFFICER'S CERTIFICATE

            (Pursuant to Section 5.5 of the Participation Agreement)

PROVINCE HEALTHCARE COMPANY, a Delaware corporation (the "Company") DOES HEREBY CERTIFY as follows:

1.       The address for the subject Property is ______________________________
         _____________________.

2. The Completion Date for the construction of Improvements at the Property occurred on ______________.

3.       The aggregate Property Cost for the Property was $___________.

4. Attached hereto as Schedule 1 is the detailed, itemized documentation supporting the asserted Property Cost figures.

5. All representations and warranties of the Company in each Operative Agreement and in each certificate delivered pursuant thereto (including without limitation the Incorporated Representations and Warranties) are true and correct as of the Completion Date.

Capitalized terms used in this Officer's Certificate and not otherwise defined have the respective meanings ascribed thereto in the Participation Agreement dated as of March 30, 1998 among the Company, as the Lessee and as the Construction Agent, the parties thereto from time to time, as guarantors (the "Guarantors"), First Security Bank, National Association, as the Owner Trustee, the various banks and other lending institutions which are parties thereto from time to time, as holders (the "Holders"), the various banks and other lending institutions which are parties thereto from time to time, as lenders (the "Lenders"), and First Union National Bank, as the agent for the Lenders and respecting the Security Documents, as the agent for the Lenders and the Holders, to the extent of their interests.

         [The remainder of this page has been intentionally left blank.]

IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this ____ day of ______________, ______.

                                      PROVINCE HEALTHCARE COMPANY

                                      By:
                                         --------------------------------------
                                      Name:
                                           ------------------------------------
                                      Title:
                                            -----------------------------------

                                   Schedule I

          (Itemized Documentation in Support of Asserted Property Cost)

                                    EXHIBIT K

                      [Description of Material Litigation]
           (Pursuant to Section 6.3(d) of the Participation Agreement)

         1. Eastern Plumas Hospital District v. Brim Healthcare, Inc., United States District Court for the Eastern District of California. Eastern Plumas Hospital District ("EPHD"), a debtor in bankruptcy, brought an adversary proceeding against Brim Healthcare, Inc. ("Brim Healthcare") seeking a declaratory judgment and damages in the amount of $12MM for breach of contract, breach of fiduciary duty, fraud and negligence. By motion, the case was withdrawn from the Bankruptcy Court and transferred to the United States District Court. The dispute arises out of Brim Healthcare's performance of a management agreement with EPHD, which agreement was terminated on November 22, 1994, by a written Termination Agreement. The Termination Agreement contains a mutual release which, if effective, will act to bar all of EPHD's claims. The Lessee believes that it has meritorious factual and legal defenses and has filed a motion for summary judgment seeking a dismissal of the action based upon the mutual release.

         2. Robert Bloodwell, M.D. v. Brim Healthcare, Inc., et al., Civil District Court for Jackson Parish, Louisiana. Plaintiff, a physician formerly employed directly by Jackson Parish Hospital, has sued the Lessee, two of its employees, and other unrelated entities claiming breach of his employment contract and seeking compensatory damages as well as earned but unpaid compensation. The Lessee was, during the relevant time frame, the manager of the hospital pursuant to a written agreement which contains an indemnity provision. Because Plaintiff was terminated by the action of the hospital's board, the Lessee has invoked its rights under the indemnity provision. The hospital has acknowledged its indemnity obligation.

         3. Roderick Connor. Notice, pursuant to Article 4590i of the Texas Civil Statutes, has been received by the Lessee's Memorial Mother Frances Hospital ("Mother Frances"), informing the Lessee of the intent to initiate an action for medical malpractice against Mother Frances and others. The notice asserts that Roderick Connor, a minor, died following an appendectomy procedure due to the negligence of his treating physician and nurses. The Lessee's professional liability insurer has been placed on notice of this claim.

         4. Robert Panfil v. Ojai Valley Hospital, et al. Mr. Panfil has commenced a medical malpractice action against Ojai Valley Hospital, which the Lessee manages, the Lessee and various individuals because of a post-operative infection which he claims to have received as a result of negligence on the part of hospital personnel. This matter has been reported to the Lessee's professional liability insurance carrier which has assumed the defense.

         5. John Dissiere, M.D. v. General Hospital, et al. The Lessee is one defendant among others in this action alleging wrongful denial of medical staff privileges. The Lessee's interests are being defended pursuant to an indemnity agreement with General Hospital.

         6. Candyce Oliver v. Brim Healthcare Inc., et al., Case No. INC003693, Superior Court for Riverside County, California. Plaintiff, a former employee of San Gorgonio Memorial Hospital, a facility managed by the Lessee, has sued San Gorgonio Memorial Hospital, a physician practice group, one of the physicians who is a principal in the practice group, the Lessee and an employee of the Lessee. Plaintiff claims that she was wrongfully fired from her job in retaliation for her expressed intention to report what she claimed to be substandard medical care delivered by the physicians who were practicing in the San Gorgonio Memorial Hospital's emergency department. This case is still in the early stages of discovery, however, preliminary investigation suggests to the Lessee that it has numerous meritorious factual and legal defenses. The hospital's insurance carrier has agreed to defend and indemnify Lessee's employer in her capacity as CEO of the hospital. Lessee's request to the hospital that it acknowledge contractual obligations to indemnfy Lessee is pending before the hospital board.

         7. Leon Berger, et ux. v. Brim Hospital, Inc., et al., United States District Court for the Central District of California, Case No. 98-0623. Plaintiff, a former employee of the Needles Desert Community Hospital, now known as Colorado River Medical Center, has sued the Lessee and two of its agents claiming that the defendants tortiously interfered with his contractual relationship with Needles Desert Community Hospital resulting in his losing his job. He has claimed an unspecified amount of damages for loss of employment, loss of economic advantage and other theories. The defendants removed the case from the state court, where plaintiff originally filed it, to the United States District Court. This case is in its very earliest states and no discovery has taken place. The Lessee believes that it has valid factual and legal defenses. The Lessee's Directors' and Officers' liability insurer has acknowledged coverage of certain claims.

         8. Dr. Stephen Womack has asserted a claim against the Lessee claiming that the Lessee breached an agreement whereby Womack was to practice medicine at Memorial Mother Francis Hospital, in Palestine, Texas. He claims that he has suffered damages in the total amount of $538,630. Womack has not initiated any litigation on this claim but has threatened to do so. The Lessee believes that it has valid factual and legal defenses to any claim which Womack might subsequently file.

         9. RRAC Contractors, Inc. v. Jackson Parish Hospital, et al., Second Judicial District Court, Jackson Parish, Louisiana, Case No. 26,309. Plaintiff, a heating and air conditioning contractor, has sued the Lessee's Brim Healthcare, together with a publicly owned hospital and the governmental entity which owns the hospital, to recover $55,431, which Plaintiff contends remains to be paid on a contract for the installation of an HVAC system in the hospital. Pursuant to a management agreement between the hospital and Brim Healthcare, the hospital is obligated to indemnify Brim Healthcare for this claim. Brim Healthcare invoked its right to indemnification; however, the hospital refused to acknowledge its obligation. The Lessee has retained trial defense counsel and intends to assert a cross-claim against the hospital for indemnification.

         10. Monica Miller, et al. v. Powell Hospital, et al., District Court, Park County, Wyoming, Civil Action No. 20289. Plaintiff has filed a medical malpractice claim against the

Lessee, a hospital managed by the Lessee, and various individuals claiming that she suffered damages resulting from a medication error which occurred when she was a patient in the hospital emergency room. The claim has been reported to the Lessee's malpractice insurance carrier which has acknowledged coverage.

         11. De Ann Jones v. Memorial Mother France Hospital. Ms. Jones has served the hospital (operated by the Lessee) with notice, under Article 4590i of the Texas Civil Code, of her intent to initiate a medical malpractice claim. She claims to have been a patient at the hospital on January 6, 1997 for delivery of a baby under the care of Dr. Robert Blackwell and his professional practice group. She asserts that negligent medical care caused her child to be still-born. This claim has been reported to the Lessee's professional liability insurance carrier.

         12. Suzann MacLeod v. Daniel Farnum, Superior Court of California for Humbolt County, Case No. DR 9700421. Ms. McLeod has sued the Lessee's Brim Hospitals, Inc. subsidiary, her treating physician and General Hospital of Eureka, California alleging otherwise unspecified acts of medical negligence and seeking an unspecified amount of unliquidated damages. This case has been reported to the Lessee's medical malpractice insurance carrier.

         13. Dustin Kennedy, a minor v. Needles Desert Community Hospital, Superior Court of California for San Bernadino, Case No. BCV-3306. Through his legal guardian plaintiff, a minor, has sued his treating physician, Matthew Kidd, M.D. and the Needles Desert Community Hospital, now known as Colorado River Medical Center, which the Lessee operates pursuant to a lease agreement with the City of Needles, California. The lawsuit alleges that the plaintiff was injured by otherwise unspecified medical negligence on the part of the defendants.

         14. U.S. Department of Justice Overbilling Claims. The United States has asserted three claims against Lessee hospitals concerning overbilling:

                  (a) Parkview Regional Hospital. United States asserts that a total of $22,561.85 was overbilled for a period of time from January 1992 through December 1996 in connection with the hospital's blood chemistry CPT codes. The Government has proposed a settlement of three times that amount, plus an additional $1,403.52, for a total of $69,089.04. Officials of the Lessee are working cooperatively with both the Government as well as the prior owner to resolve this dispute. It is expected that the dispute will be resolved for significantly less than the amount demanded.

                  (b) Memorial Mother Frances Hospital. This claim is in the process of being resolved. No money was paid by the Lessee, however, a corporate compliance agreement for future billing activity with the Government is required to be entered. The compliance agreement is currently being negotiated.

                  (c) Colorado Plains Medical Center, Inc. On February 2, 1998, the United States asserted a claim against this facility for duplicate billing allegedly occurring between December 1, 1987 and December 31, 1991 totaling $2,052.44 for 23 claims. All amounts have been uncovered by HCGA administratively. The Government now seeks penalties ($5,000 - $10,000 per claim) and treble damages under the False Claims Act. The Government claims the Lessee's maximum exposure for damages and penalties is thus $235,065.51. The Government will require a corporate compliance agreement to be entered into and has offered to settle the damage claim for $3,976.70.

         15. Dr. David M. Salter. Lessee has received correspondence from John Harris, Esq., an attorney practicing in Stockton, California, threatening to file a lawsuit against Lessee's hospital in Eureka, California and against North Coast Family Practice Clinic, an entity unrelated to Lessee. Dr. Salter claims that the hospital and North Coast have breached an oral agreement to purchase his medical practice. Lessee denies that it ever entered into such an agreement and believes that it would have valid legal and factual defense to any such claim.

         16. Various Medical Malpractice Claims. The Lessee has been named defendant in various medical malpractice claims that are pending. All defense counsel retained by the Lessee have reported that they reasonably anticipated that any settlement or adverse verdict would be within the limits of available insurance.

         The Lessee, in its good faith judgment, believes that, as of the date hereof, based on the Lessee's current knowledge, none of the above-referenced litigation would result in a Material Adverse Effect.

         For purposes of this Schedule 4.14, the term "Lessee" shall be deemed to include Province Healthcare Company and its consolidated subsidiaries.

                                    EXHIBIT L

                                     FORM OF
                             COMPLIANCE CERTIFICATE

THIS CERTIFICATE is given pursuant to Section 8.3(s) of the Participation Agreement dated as of March 30, 1998 among Province Healthcare Company (the "Company"), the various parties thereto from time to time, as the guarantors, the various banks and other lending institutions parties thereto from time to time, as the lenders, the various banks and other lending institutions parties thereto from time to time, as the holders, First Security Bank, National Association, as Owner Trustee under the PHC Real Estate Trust 1998-1 and First Union National Bank, as the Agent (as amended, modified, supplemented, restated and/or replaced from time to time, the "Participation Agreement"). Capitalized terms used herein but not defined herein shall have the meanings provided in the Participation Agreement.

The undersigned hereby certifies that:

1. I am the duly elected [Chief Executive Officer] [Chief Financial Officer] [Vice President-Finance] [Vice President-Controller] of the Company and am making this certification in my official capacity as such.

2. Enclosed with this Certificate are copies of the financial statements of the Company and its Subsidiaries as of _____________, and for the [________-month period] [year] then ended, required to be delivered under Section [5.1(a)] [5.1(b)] of the Lessee Credit Agreement. Such financial statements are true and accurate in all material respects and fairly present in all material respects the financial condition of the Company and its Subsidiaries on a consolidated basis as of the date indicated and the results of operations of the Company and its Subsidiaries on a consolidated basis for the period covered thereby (subject, in the case of interim statements, to the absence of footnote disclosures and normal and reasonable year-end adjustments).

3. The undersigned has reviewed the terms of the Lessee Credit Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements.

4. The examination described in Paragraph 3 above did not disclose, and the undersigned has no knowledge of the existence of, any Default or Event of Default as of the date of this Certificate. [, except as set forth below.

Describe here or in a separate attachment any exceptions to Paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Company has taken or proposes to take with respect thereto.]

5. Attached to this Certificate as Attachments A and B, respectively, are a Covenant Compliance Worksheet and an Interest Rate Calculation Worksheet reflecting the computation of the financial covenants set forth in Article VI of the Lessee Credit Agreement as of the last day of the period covered by the financial statements enclosed herewith.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of ___________, ____.



                                          PROVINCE HEALTHCARE COMPANY

                                          [signature of CEO, CFO, V.P. Finance,
                                          or V.P.-Controller of Company]

                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                  ATTACHMENT A

                          Covenant Compliance Worksheet

---------------------------------------------------------------------------------------------------------------------
 RATIO OF CONSOLIDATED ADJUSTED DEBT TO ANNUALIZED                                    NOT GREATER THAN OR EQUAL TO:
 CONSOLIDATED EBITDAR (SECTION 6.9 OF THE                                               4.5 TO 1.0 THROUGH 12/31/98
 CREDIT AGREEMENT):                                                                          5.0 TO 1.0 THEREAFTER(1)
---------------------------------------------------------------------------------------------------------------------
(1)        Consolidated Adjusted Debt as of the measurement date

           (a)    Consolidated Debt as of the measurement date                                          $__________

           (b)    Facility Rent Expense for two immediately                                             $__________
                  preceding fiscal quarters then ending

           (c)    Multiply line 1(b) by two                                                             $__________

           (d)    Multiply line 1(c) by eight                                                           $__________

           (e)    Consolidated Adjusted Debt:                                                           $__________
                  Add lines (1)(a) and (1)(d)

(2) Annualized Consolidated EBITDAR for two immediately preceding fiscal quarters then ending

           (a)    Consolidated Net Income for two immediately                                           $__________
                  preceding fiscal quarters then ending

           (b)    The sum of the following for such period:
                  Interest Expense                                                                      $__________
                  Taxes                                                                                 $__________
                  Depreciation                                                                          $__________
                  Amortization                                                                          $__________
                  Facility Rent Expense                                                                 $__________
                  Minority Interests(2)                                                                 $__________
                                                                                                        $__________

--------------------------
         (1) The ratio shall be not greater than or equal to 5.0 to 1.0 for all periods after the completion by the Company of a subordinated debt offering of at least $75,000,000 prior to December 31, 1998.

         (2) To extent issuer of minority interest is obligated to pay debt service on loans from Affiliates before making distributions.

---------------------------------------------------------------------------------------------------------------------
 RATIO OF CONSOLIDATED ADJUSTED DEBT TO ANNUALIZED                                    NOT GREATER THAN OR EQUAL TO:
 CONSOLIDATED EBITDAR (SECTION 6.9 OF THE                                               4.5 TO 1.0 THROUGH 12/31/98
 CREDIT AGREEMENT):                                                                          5.0 TO 1.0 THEREAFTER(1)
---------------------------------------------------------------------------------------------------------------------
           (c)    Add lines (2)(a) and (2)(b)                                                           $__________

           (d)    Annualized Consolidated EBITDAR:                                                      $__________
                  Multiply line 2(c) by two(3)

(3)        Ratio of Consolidated Adjusted Debt to Annualized                                              _________
           Consolidated EBITDAR:
           Divide line (1)(e) by line (2)(d)


         (3) Do not multiply losses of an extraordinary nature, included in Consolidated Net Income in line 2(a) above, by two.

---------------------------------------------------------------------------------------------------------------------
RATIO OF CONSOLIDATED ADJUSTED SENIOR DEBT TO
ANNUALIZED CONSOLIDATED EBITDAR
(SECTION 6.10 OF THE CREDIT AGREEMENT):                                               NOT GREATER THAN OR EQUAL TO:
                                                                                        4.5 TO 1.0 THROUGH 12/31/98
                                                                                         4.0 TO 1.0 THROUGH 3/31/00
                                                                                            3.50 TO 1.0 THEREAFTER(4)
---------------------------------------------------------------------------------------------------------------------
(1)        Consolidated Adjusted Senior Debt                                                            $__________

           (a)    Consolidated Adjusted Debt (from prior page)                                          $__________

           (b)    Subordinated Debt                                                                     $__________

           (c)    Consolidated Adjusted Senior Debt:                                                    $__________
                  Subtract line (1)(b) from line (1)(a)

(2)        Annualized Consolidated EBITDAR (from prior page)                                            $__________

(3)        Ratio of Consolidated Adjusted Senior Debt to
           Annualized Consolidated EBITDAR:

              Divide Line (1)(c) by Line (2)                                                             __________




-----------------
         (4) The ratio shall be not greater than or equal to 4.0 to 1.0 for all periods after the completion by the Company of a subordinated debt offering of at least $75,000,000 prior to December 31, 1998 through the period ending March 31, 2000.

--------------------------------------------------------------------------------------------------------------------
ANNUALIZED JOINT VENTURE EBITDAR (SECTION 6.11
OF THE CREDIT AGREEMENT):
                                                                                                  NOT GREATER THAN:
                                                                                            TWENTY PERCENT (20%) OF
                                                                                    ANNUALIZED CONSOLIDATED EBITDAR
--------------------------------------------------------------------------------------------------------------------

(1) Annualized Joint Venture EBITDAR for two immediately preceding fiscal quarters then ending(5)

           (a)    Consolidated Net Income for Non-Wholly Owned                                          $__________
                  Consolidated Subsidiaries for two immediately
                  preceding fiscal quarters then ending

           (b)    The sum of the following for Non-Wholly Owned Consolidated
                  Subsidiaries for such period
                  Interest Expense                                                                      $__________
                  Taxes                                                                                 $__________
                  Depreciation                                                                          $__________
                  Amortization                                                                          $__________
                  Facility Rent Expense                                                                 $__________
                  Minority Interests(6)                                                                 $__________
                                                                                                        $__________
           (c)    Add lines (1)(a) and (1)(b)                                                           $__________

           (d)    Annualized Joint Venture EBITDAR:                                                     $__________
                  Multiply line (1)(c) by two(7)

(2)        Annualized Consolidated EBITDAR (from calculations for                                       $__________
           Section 6.9)

(3)        Maximum Permitted Annualized Joint Venture EBITDAR:                                          $__________
           Multiply line (2) by .2

---------------------

         (5) Exclude from line (1) calculations, EBITDAR related to the Palestine Limited Partnership.

         (6) To extent issuer of minority interest is obligated to pay debt service on loans from Affiliates before making distributions.

         (7) Do not multiply losses of an extraordinary nature, included in Consolidated Net Income in line 1(a) above, by two.

--------------------------------------------------------------------------------------------------------------------
MINIMUM NET WORTH
(SECTION 6.12) OF THE CREDIT AGREEMENT                                          NOT LESS THAN $84,000,000, PLUS 85%
                                                                                    OF CONSOLIDATED NET INCOME (BUT
                                                                               EXCLUDING ANY NET LOSS) FROM JANUARY
                                                                              1, 1998, PLUS 90% OF INCREASES IN THE
                                                                              STATED CAPITAL AND ADDITIONAL PAID IN
                                                                                    CAPITAL ACCOUNTS OF THE COMPANY
                                                                              RESULTING FROM THE ISSUANCE OF EQUITY
                                                                                        SECURITIES OR OTHER CAPITAL
                                                                                    INVESTMENTS AFTER THE AMENDMENT
                                                                                                     EFFECTIVE DATE
--------------------------------------------------------------------------------------------------------------------

(1)        $84,000,000                                                                                  $84,000,000

(2)        Consolidated Net Income (excluding any net loss) for                                         $__________
           all periods from and after January 1, 1998

(3)        Multiply line (2) by .85                                                                     $__________

(4)        Increases in the stated capital and additional paid in                                       $__________
           capital accounts of Borrower resulting from the issuance
           of equity securities or other capital investments after
           the Amendment Effective Date

(5)        Multiply line (4) by .9                                                                      $__________

(6)        Required Minimum Net Worth:                                                                  $__________
           Add lines (1), (3) and (5)

(7)        Consolidated Net Worth at Measurement date:                                                  $__________

--------------------------------------------------------------------------------------------------------------------
FIXED CHARGE COVERAGE RATIO
(SECTION 6.13 OF THE CREDIT AGREEMENT):                                                  NOT LESS THAN OR EQUAL TO:
                                                                                                         1.2 TO 1.0
--------------------------------------------------------------------------------------------------------------------
(1)        Annualized Consolidated EBITDAR (from calculation for                                        $__________
           Section 6.9)

(2)        Fixed Charges

           (a)    Scheduled Principal Payments                                                          $__________

           (b)    The sum of the following for the two fiscal
                  quarters then ending:
                  Interest Expense (payable in cash)                                                    $__________
                  Facility Rent Expense                                                                 $__________
                  Cash Taxes                                                                            $__________

           (c)    Multiply line 2(b) by two                                                             $__________

           (d)    Actual Capital Expenditures for four fiscal                                           $__________
                  quarters then ending(8)

           (e)    Fixed Charges:  Add lines (2)(a), (2)(c) and 2(d)                                     $__________


(3)        Ratio of Annualized Consolidated EBITDAR to Fixed Charges:                                    __________
           Divide line 1 by line 2(e)


---------------
         (8) Excluding, for measurement dates ending on or prior to September 30, 1998, aggregate acquisition expenditures and current building programs incurred on or prior to December 31, 1997 at Parkview Regional Hospital, Mexia, Texas and Colorado Plains Medical Center, Fort Morgan, Colorado, not to exceed $3,200,000).

--------------------------------------------------------------------------------------------------------------------
CAPITAL EXPENDITURES (SECTION 6.14 OF THE CREDIT AGREEMENT)

                                                                            NOT GREATER THAN 5% OF CONSOLIDATED NET
                                                                         REVENUES FOR THE FOUR FISCAL QUARTERS THEN
                                                                       ENDING (EXCLUDING THROUGH SEPTEMBER 30, 1998
                                                                      ACQUISITION EXPENDITURES AND CURRENT BUILDING
                                                                     PROGRAMS AT PARKVIEW REGIONAL HOSPITAL, MEXIA,
                                                                          TEXAS AND COLORADO PLAINS MEDICAL CENTER,
                                                                                          FORT MORGAN, COLORADO NOT
                                                                                              TO EXCEED $3,200,000)
--------------------------------------------------------------------------------------------------------------------

(1)        Capital Expenditures for four fiscal quarters then                                            __________
           ending(9)

(2)        Consolidated Net Revenues for such period                                                    $__________

(3)        Maximum Permitted Capital Expenditures:
           Multiply line (2) by 0.05                                                                     __________
--------------------------------------------------------------------------------------------------------------------

-----------------
         (9) Excluding, for measurement dates on or prior to September 30, 1998, aggregate acquisition expenditures and current building programs at Parkview Regional Hospital, Mexia, Texas and Colorado Plains Medical Center, Fort Morgan, Colorado not to exceed $3,200,000.

--------------------------------------------------------------------------------------------------------------------
ANNUALIZED NON-LANDLORD CONSENT EBITDAR (SECTION 6.15 OF THE
CREDIT AGREEMENT):
                                                                                                  NOT GREATER THAN:
                                                                                               TEN PERCENT (10%) OF
                                                                                    ANNUALIZED CONSOLIDATED EBITDAR
--------------------------------------------------------------------------------------------------------------------
(1)        Annualized Non-Landlord Consent EBITDAR for two
           immediately preceding fiscal quarters then ending

           (a)    Consolidated Net Income, attributable to all                                          $__________
                  Facility Leased Properties of the Company or
                  any Subsidiary for which a Landlord Consent has
                  not been delivered by the Agent, for two
                  immediately preceding fiscal quarters then
                  ending

           (b)    The sum of the following, attributable to all Facility Leased
                  Properties of the Borrower or any Subsidiary for which a
                  Landlord Consent has not been delivered by the Agent, for such period
                  Interest Expense                                                                      $__________
                  Taxes                                                                                 $__________
                  Depreciation                                                                          $__________
                  Amortization                                                                          $__________
                  Facility Rent Expense                                                                 $__________
                  Minority Interests(10)                                                                $__________

           (c)    Add lines (1)(a) and (1)(b)                                                           $__________

           (d)    Annualized Non-Landlord Consent EBITDAR:                                              $__________
                  Multiply line (1)(c) by two(1)

         (10) To extent issuer of minority interest is obligated to pay debt service on loans from Affiliates before making distributions.

         (11) Do not multiply losses of an extraordinary nature, included in Consolidated Net Income in line 1(a) above, by two.

--------------------------------------------------------------------------------------------------------------------
ANNUALIZED NON-LANDLORD CONSENT EBITDAR
(SECTION 6.15 OF THE CREDIT AGREEMENT):
                                                                                                  NOT GREATER THAN:
                                                                                               TEN PERCENT (10%) OF
                                                                                    ANNUALIZED CONSOLIDATED EBITDAR
--------------------------------------------------------------------------------------------------------------------
(2)        Annualized Consolidated EBITDAR (from calculations for                                       $__________
           Section 6.9)

(3)        Maximum Permitted Annualized Non-Landlord Consent                                            $__________
           EBITDAR:
           Multiply line (2) by .1







--------------------------------------------------------------------------------------------------------------------
PARKVIEW REGIONAL HOSPITAL/EBITDAR
TO FACILITY RENT EXPENSE
(SECTION 6.16 OF THE CREDIT AGREEMENT):                                       NOT LESS THAN 1.75 TO 1.0 AT ANY TIME
--------------------------------------------------------------------------------------------------------------------
(1)        EBITDAR of Parkview Regional Hospital for the period                                         $__________
           of determination

(2)        Facility Rent Expense of Parkview Regional Hospital                                           __________
           for the period of determination

(3)        Ration of EBITDAR to Facility Rent Expense for                                                __________
           Parkview Regional Hospital:
           Divide line 1 by line 2

                                  ATTACHMENT B

                       Interest Rate Calculation Worksheet

--------------------------------------------------------------------------------------------------------------------
RATIO OF CONSOLIDATED ADJUSTED DEBT TO ANNUALIZED CONSOLIDATED
EBITDAR:
--------------------------------------------------------------------------------------------------------------------
(1)        Consolidated Adjusted Debt (from calculation for                                             $__________
           Section 6.9)

(2)        Annualized Consolidated EBITDAR (From calculation for                                        $__________
           Section 6.9)

(3)        Ratio of Consolidated Adjusted Debt to Annualized                                            $__________
           Consolidated EBITDAR:
           Divide Line (1) by Line (2)

(4)        Applicable Margin:                                                                EURODOLLAR __________%

                                                                                                    ABR __________%

                                    EXHIBIT M

                                JOINDER AGREEMENT
            (Pursuant to Section 5.9 of the Participation Agreement)

         THIS JOINDER AGREEMENT dated as of _____________, ___________ (as amended, modified, supplemented, restated and/or replaced from time to time, the "Agreement"), is by and between ___________________, a ___________ (the
"Company"), and FIRST UNION NATIONAL BANK, as the Agent for the Lenders and respecting the Security Documents, as the Agent for the Lenders and the Holders, to the extent of their interests (the "Agent"). Capitalized terms not otherwise defined herein shall have the meanings set forth therefor in the Participation Agreement dated as of March 30, 1998 (as amended, modified, supplemented, restated and/or replaced from time to time, the "Participation Agreement") among Province Healthcare Company, the various parties thereto from time to time, as the Guarantors, First Security Bank, National Association, as the Owner Trustee under the PHC Real Estate Trust 1998-1, the various banks and other lending institutions which are parties thereto from time to time, as the Lenders, the various banks and other lending institutions which are parties thereto from time to time, as the Holders, and the Agent.

         The Company is a Wholly-Owned Entity, and, consequently, the Credit Parties are required by Section 8.3(r) of the Participation Agreement to cause the Company to become a "Guarantor".

         Accordingly, the Company hereby agrees as follows with the Agent, for the benefit of the Financing Parties:

         1. The Company hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Company will be deemed to be a party to the Participation Agreement and a "Guarantor" for all purposes of the Participation Agreement and all other Operative Agreements, and shall have all of the obligations of a Guarantor under the Operative Agreements as if the Company had executed the Participation Agreement. The Company hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Guarantors contained in the Operative Agreements. Without limiting the generality of the foregoing terms of this paragraph 1, the Company hereby (i) jointly and severally together with the other Guarantors, guarantees to each Financing Party, as provided in Sections 6B.1 through 6B.8 of the Participation Agreement, the prompt payment and performance of the Company Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

         2. THE COMPANY HEREBY EXPRESSLY ACKNOWLEDGES AND AGREES TO THE PROVISIONS OF SECTION 12.8 OF THE PARTICIPATION AGREEMENT, INCLUDING WITHOUT LIMITATION THOSE PROVISIONS REGARDING GOVERNING LAW, SUBMISSION TO JURISDICTION, WAIVER OF

JURY TRIAL, VENUE AND ARBITRATION. THIS PROVISION HAS BEEN SPECIFICALLY REVIEWED BY THE COMPANY.

         3. The chief executive office and principal place of business of the Company are located at the location(s) set forth on Schedule 1 attached hereto.

         4. All notices and other communications to be delivered to the Company shall be directed to Province Healthcare Company at its address set forth in
Section 12.3 of the Participation Agreement or such other address as may be specified, in accordance with the terms of the Participation Agreement, by Province Healthcare Company from time to time.

         5. The Company hereby waives acceptance by the Financing Parties of the guaranty by the Company under Sections 6B.1 through 6B.8 of the Participation Agreement upon the execution of this Agreement by the Company.

         6. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

         7. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its authorized officers, and the Agent, for the benefit of the Financing Parties, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

                                    [COMPANY]

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    Acknowledged and accepted:

                                    FIRST UNION NATIONAL BANK,
                                    as the Agent

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                   EXHIBIT N

[States of Incorporation/Formation and Principal Place of Business of Each Guarantor]
          (Pursuant to Section 6.3(i) of the Participation Agreement)

Guarantors                                                        State of Incorporation/      State of Principal
                                                                         Formation              Place of Business
BLYTHE-PROVINCE, INC.                                                    Tennessee                  Tennessee
BRIM EQUIPMENT SERVICES, INC.                                             Oregon                    Tennessee
BRIM FIFTH AVENUE, INC.                                                   Oregon                    Tennessee
BRIM HEALTHCARE, INC.                                                     Oregon                    Tennessee
BRIM HOSPITALS, INC.                                                      Oregon                    Tennessee
BRIM OUTPATIENT SERVICES, INC.                                            Oregon                    Tennessee
BRIM PAVILION, INC.                                                       Oregon                    Tennessee
BRIM SERVICES GROUP, INC.                                                 Oregon                    Tennessee
CARE HEALTH COMPANY, INC.                                               Washington                  Tennessee
MEXIA-PRINCIPAL, INC.                                                      Texas                    Tennessee
PALESTINE-PRINCIPAL G.P., INC.                                             Texas                    Tennessee
PALESTINE-PRINCIPAL, INC.                                                Tennessee                  Tennessee
PHC-EUNICE, INC.                                                         Louisiana                  Tennessee
PHC-LAKE HAVASU, INC.                                                     Arizona                   Tennessee
PHC OF DELAWARE, INC.                                                    Delaware                   Tennessee
PRINCIPAL HOSPITAL COMPANY OF NEVADA, INC.                                Nevada                    Tennessee
PRINCIPAL KNOX COMPANY                                                   Delaware                   Tennessee
PRINCIPAL-NEEDLES, INC.                                                  Tennessee                  Tennessee
MEXIA PRINCIPAL HEALTHCARE LIMITED PARTNERSHIP                             Texas                    Tennessee
PALESTINE PRINCIPAL HEALTHCARE LIMITED PARTNERSHIP                         Texas                    Tennessee
INTEGRATED HEALTH MANAGEMENT, LLC                                       California                  Tennessee

                                   Appendix A
                         Rules of Usage and Definitions



                                I. Rules of Usage

The following rules of usage shall apply to this Appendix A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

         (a) Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

         (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

         (c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

         (d) References to any Person shall include such Person, its successors, permitted assigns and permitted transferees.

         (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof.

         (f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

         (g) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

         (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

                                  Appendix A-1

         (i) References herein to "attorney's fees", "legal fees", "costs of counsel" or other such references shall be deemed to exclude salary of the Agent's regularly employed personnel and overhead.

         (j) Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Operative Agreements and any amendments or exhibits thereto.

         (k) Capitalized terms used in any Operative Agreements which are not defined in this Appendix A but are defined in another Operative Agreement shall have the meaning so ascribed to such term in the applicable Operative Agreement.

                                 II. Definitions

         "AAA" shall have the meaning given to such term in Section 12.8(d) of the Participation Agreement.

         "ABR" shall mean, for any day, a rate per annum equal to the greater of
(a) the Prime Lending Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.5%). For purposes hereof: "Prime Lending Rate" shall mean the rate announced by the Agent from time to time as its prime lending rate as in effect from time to time. The Prime Lending Rate is a reference rate and is one of several interest rate bases used by the Agent and does not necessarily represent the lowest or most favorable rate offered by the Agent actually charged to any customer. Any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate. The Prime Lending Rate shall change automatically and without notice from time to time as and when the prime lending rate of the Agent changes. "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members or the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three
(3) Federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Lending Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Lending Rate or the Federal Funds Effective Rate, respectively.

         "ABR Holder Advance" shall mean a Holder Advance bearing a Holder Yield based on the ABR.

                                  Appendix A-2

         "ABR Loans" shall mean Loans the rate of interest applicable to which is based upon the ABR.

         "Acceleration" shall have the meaning given to such term in Section 6 of the Credit Agreement.

         "Accounts" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Acquisition Advance" shall have the meaning given to such term in
Section 5.3 of the Participation Agreement.

         "Acquisition Loan" shall mean any Loan made in connection with an Acquisition Advance.

         "Additional Incorporated Terms" shall have the meaning given to such term in Section 28.1 of the Lease.

         "Advance" shall mean a Construction Advance or an Acquisition Advance.

         "Affiliate" shall mean, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person.

         "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient calculated at the then maximum marginal rates generally applicable to Persons of the same type as the recipients with respect to the receipt by the recipient of such amounts (less any tax savings realized as a result of the payment of the indemnified amount), such increased payment (as so reduced) is equal to the payment otherwise required to be made.

         "Agency Agreement" shall mean the Agency Agreement, dated on or about the Initial Closing Date between the Construction Agent and the Lessor.

         "Agency Agreement Event of Default" shall mean an "Event of Default" as defined in Section 5.1 of the Agency Agreement.

         "Agent" shall mean First Union National Bank, as agent for the Lenders pursuant to the Credit Agreement, or any successor agent appointed in accordance with the terms of the Credit Agreement and respecting the Security Documents, for the Lenders and the Holders, to the extent of their interests.

         "Annualized Consolidated EBITDAR" shall mean, as of the last day of any fiscal quarter, Consolidated EBITDAR for the two (2) consecutive fiscal quarters ending on such date,



                                  Appendix A-3
multiplied by two (2); provided, that for purposes of this calculation, losses of an extraordinary nature included in Consolidated Net Income shall not be multiplied by two.

         "Annualized Facility Rent Expense" shall mean, as of the last day of any fiscal quarter, Facility Rent Expense for the two (2) consecutive fiscal quarters ending on such date, multiplied by two (2).

         "Applicable Percentage" shall mean, at any time with respect to any Eurodollar Loan and the Lender Facility Fee, the applicable percentage points as determined under the following matrix with reference to the ratio of Consolidated Adjusted Debt to Annualized Consolidated EBITDAR, calculated as provided below:

                        Ratio of
                      Consolidated        Applicable       Applicable     Applicable     Applicable
                    Adjusted Debt to    Percentage for     Percentage     Percentage     Percentage
Pricing                Annualized         Eurodollar        for ABR       for Lender     for Holder
Level             Consolidated EBITDAR       Loans           Loans       Facility Fee   Facility Fee
-----             --------------------       -----           -----       ------------   ------------
Level I           Less than 2.0 to 1.0        0.75%           0.00%          0.250%          0.250%

Level II          Less that 2.5 to 1.0        1.00%           0.00%          0.250%          0.250%
                  but greater than or
                  equal to 2.0 to 1.0

Level III         Less than 3.0 to 1.0        1.25%           0.00%         0.3125%         0.3125%
                  but greater than or
                  equal to 2.5 to 1.0

Level IV          Less than 3.5 to 1.0        1.50%           0.25%         0.3125%         0.3125%
                  but greater than or
                  equal to 3.0 to 1.0

                                  Appendix A-4

Level V           Less than 4.0 to 1.0      1.75%           0.50%           0.375%          0.375%
                  but greater than or
                  equal to 3.5 to 1.0

Level VI          Equal to of greater       2.00%           0.75%           0.500%          0.500%
                  than 4.0 to 1.0


From the Initial Closing Date until the fifth (5th) Business Day after receipt by the Agent of the financial statements of Borrower for the fiscal quarter ended March 31, 1998 (as delivered pursuant to Section 5.1(b) of the Lessee Credit Agreement), the Applicable Percentages shall be based on Pricing Level
II. The Applicable Percentages shall be reset from time to time in accordance with the above matrix on the fifth (5th) Business Day after receipt by the Agent in accordance with Sections 5.1(a) or (b) of the Lessee Credit Agreement of financial statements, together with a Compliance Certificate attaching an Interest Rate Calculation worksheet (reflecting the computation of the ratio of Consolidated Adjusted Debt to Annualized Consolidated EBITDAR as of the last day of the preceding fiscal quarter or fiscal year, as appropriate) that provides for different Applicable Percentages than those then in effect.

         "Appraisal" shall mean, with respect to any Property, an appraisal to be delivered in connection with the Participation Agreement or in accordance with the terms of the Lease, in each case prepared by a reputable appraiser reasonably acceptable to the Agent, which in the judgment of counsel to the Agent, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements.

         "Appraisal Procedure" shall have the meaning given such term in Section
22.4 of the Lease.

         "Approved State" shall mean any of the forty-eight states in the continental United States.

         "Appurtenant Rights" shall mean (a) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land underlying the Improvements or the Improvements, including without limitation the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (b) all permits, licenses and rights, appurtenant to such Land or the Improvements, in each case which is of record or is known to the Lessee.

         "Arbitration Rules" shall have the meaning given to such term in
Section 12.8(d) of the Participation Agreement.

         "Assignment and Acceptance" shall mean the Assignment and Acceptance in the form attached to the Credit Agreement as EXHIBIT B.

                                  Appendix A-5

         "Available Commitment" shall mean, as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate principal amount of all Loans made by such Lender as of such date after giving effect to Section 5.2(d) of the Participation Agreement (but without giving effect to any other repayments or prepayments of any Loans hereunder).

         "Available Holder Commitments" shall mean an amount equal to the excess, if any, of (a) the aggregate amount of the Holder Commitments over (b) the aggregate amount of the Holder Advances made since the Initial Closing Date after giving effect to Section 5.2(d) of the Participation Agreement (but without giving effect to any other repayments or prepayments of any Holder Advances).

         "Bankruptcy Code" shall mean Title 11 of the U. S. Code entitled "Bankruptcy," as now or hereafter in effect or any successor thereto.

         "Base Amount" shall have the meaning specified in Section 10.1(e) of the Lease.

         "Basic Rent" shall mean, the sum of (a) the Loan Basic Rent and (b) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

         "Benefited Lender" shall have the meaning specified in Section 9.10(a) of the Credit Agreement.

         "Bill of Sale" shall mean a Bill of Sale regarding Equipment in form and substance satisfactory to the Agent.

         "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

         "Borrower" shall mean the Owner Trustee, not in its individual capacity but as Borrower under the Credit Agreement.

         "Borrowing Date" shall mean any Business Day specified in a notice delivered pursuant to Section 2.3 of the Credit Agreement as a date on which the Lessor requests the Lenders to make Loans hereunder.

         "Budgeted Total Property Cost" shall mean, at any date of determination with respect to any Construction Period Property, an amount equal to the aggregate amount which the Construction Agent in good faith expects to be expended in order to achieve Completion with respect to such Property.

         "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or any other states from which the Agent, any Lender or any Holder funds or engages in administrative activities with respect to the

                                  Appendix A-6
transactions under the Operative Agreements are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Asset" shall mean any asset that would, in accordance with GAAP, be required to be classified and accounted for as a capital asset.

         "Capital Lease" shall mean any lease of any property that would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of the lessee.

         "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that would, in accordance with GAAP, appear on a balance sheet as a liability of such lessee in respect of such Capital Lease.

         "Capital Stock" shall mean any nonredeemable capital stock of any Credit Party or any of its Subsidiaries, whether common or preferred.

         "Casualty" shall mean any damage or destruction of all or any portion of the Property as a result of a fire or other casualty.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

         "Certificate" shall mean a Certificate in favor of each Holder regarding the Holder Commitment of such Holder issued pursuant to the terms and conditions of the Trust Agreement in favor of each Holder.

         "Change of Control" shall mean (i) any Person or "group" (within the meaning of Section 13(d)(3) under the Exchange Act), shall, directly or indirectly, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, have become, after the Initial Closing Date, the "beneficial owner" (within the meanings of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Lessee representing 30% or more of the combined voting power of the then outstanding securities of the Lessee ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, assuming the conversion, exchange or exercise into or for voting stock of all outstanding shares so convertible (other than GTCR Fund IV, Bruce V. Rauner or Joseph P. Nolan , which currently are the beneficial owners of 36.6% of the voting securities of the Lessee and may increase such holdings without causing a Change of Control), or
(ii) the members of the Board of Directors of the Lessee shall cease to consist of a majority of the individuals (y) who constituted the Board of Directors as of the Initial Closing Date or (z) who shall have become members thereof subsequent to the Initial Closing Date after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of the Lessee

                                  Appendix A-7
as of the Initial Closing Date. For purposes of this definition, "voting power" shall be determined with reference to the then outstanding securities of the Lessee ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, assuming the conversion, exchange or exercise into or for voting stock of all outstanding securities of the Lessee other than voting stock.

         "Chattel Paper" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Claims" shall mean any and all obligations, liabilities, losses, actions, suits, penalties, claims, demands, costs and expenses (including without limitation reasonable attorney's fees and expenses) of any nature whatsoever.

         "Closing Date" shall mean the Initial Closing Date and each Property Closing Date.

         "Code" shall mean the Internal Revenue Code of 1986 together with rules and regulations promulgated thereunder, as amended from time to time, or any successor statute thereto.

         "Collateral" shall mean all assets of the Lessor, the Construction Agent and the Lessee, now owned or hereafter acquired, upon which a Lien is purported to be created by one or more of the Security Documents.

         "Commencement Date" shall have the meaning specified in Section 2.2 of the Lease.

         "Commitment" shall mean, as to any Lender, the obligation of such Lender to make the portion of the Loans to the Lessor in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1 of the Credit Agreement, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements.

         "Commitment Percentage" shall mean, as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of all of the Loans then outstanding), and such Commitment Percentage shall take into account both the Lender's Tranche A Commitment and the Lender's Tranche B Commitment.

         "Commitment Period" shall mean the period from and including the Initial Closing Date to and including the Construction Period Termination Date, or such earlier date as the Commitments shall terminate as provided in the Credit Agreement or the Holder Commitment shall terminate as provided in the Trust Agreement.

         "Company Obligations" shall mean the obligations of Province Healthcare Company, in any and all capacities under and with respect to the Operative Agreements and each Property.

                                  Appendix A-8

         "Completion" shall mean, with respect to a Property, such time as the acquisition, installation, testing and final completion of the Improvements on such Property has been achieved in accordance with the Plans and Specifications, the Agency Agreement and/or the Lease, and in compliance with all Legal Requirements (except if non-compliance, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect) and Insurance Requirements and a certificate of occupancy has been issued with respect to such Property by the appropriate governmental entity. If the Lessor purchases a Property that includes existing Improvements that are to be immediately occupied by the Lessee, the date of Completion for such Property shall be the Property Closing Date.

         "Completion Date" shall mean, with respect to a Property, the earlier of (a) the date on which Completion for such Property has occurred or (b) the Construction Period Termination Date.

         "Compliance Certificate" shall mean a fully completed certificate in the form of EXHIBIT L.

         "Condemnation" shall mean any taking or sale of the use, access, occupancy, easement rights or title to any Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including without limitation an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, any Property or alter the pedestrian or vehicular traffic flow to any Property so as to result in a change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

         "Consolidated Adjusted Debt" shall mean the sum of (a) Consolidated Debt, and (b) the product of (i) Annualized Facility Rent Expense, multiplied by
(ii) eight (8).

         "Consolidated Debt" shall mean, at any date, the aggregate (without duplication) of all Debt of the Lessee and its Subsidiaries as of such date, determined on a consolidated basis.

         "Consolidated EBITDAR" shall mean, with respect to the Lessee and its Subsidiaries on a consolidated basis as of the last day of any period, EBITDAR for the period ending on such date determined in accordance with GAAP. Consolidated EBITDAR shall be deemed to include without duplication, historical Consolidated EBITDAR, of any business acquired and operated by the Lessee or any Subsidiary after the commencement of the relevant measurement period, as if such business had been acquired by the Lessee or such Subsidiary as of the first day of such measurement period, subject to pro forma expense adjustments as set forth below; provided that such Consolidated EBITDAR is supported by financial statements, tax returns or other financial data acceptable to the Agent in its sole discretion. Calculations of Consolidated EBITDAR shall exclude the results of operations of any entity disposed of by the Lessee or any Subsidiary at any time after the first day of the relevant measurement period. Consolidated EBITDAR shall be adjusted for pro forma expense adjustments in connection with newly acquired entities, if and only to the extent approved in writing by the Majority Secured Parties.

                                  Appendix A-9

         "Consolidated Net Income" shall mean, for any fiscal quarter, the net income (or loss) of the Lessee and its Subsidiaries, on a consolidated basis and excluding intercompany items, for such quarter, determined in accordance with GAAP, but excluding the effect of: (a) gains on the sale, conversion or other disposition of Capital Assets, (b) gains on the acquisition, retirement, sale or other disposition of stock of the Lessee or any of its Subsidiaries, (c) gains on the collection of life insurance proceeds, (d) any write-up of any asset, (e) any other gain or credit of an extraordinary nature, and (f) noncash losses approved in writing by the Agent.

         "Consolidated Subsidiary" shall mean, as to any Person, any Subsidiary of such Person which under the rules of GAAP consistently applied should have its financial results consolidated with those of such Person for purposes of financial accounting statements.

         "Construction Advance" shall mean an advance of funds to pay Property Costs pursuant to Section 5.4 of the Participation Agreement.

         "Construction Agent" shall mean Province Healthcare Company, a Delaware corporation, as the construction agent under the Agency Agreement.

         "Construction Budget" shall mean the cost of acquisition, installation, testing, constructing and developing any Property as determined by the Construction Agent in its reasonable, good faith judgment.

         "Construction Commencement Date" shall mean, with respect to Improvements, the date on which construction of such Improvements commences pursuant to the Agency Agreement.

         "Construction Contract" shall mean any contract entered into between the Construction Agent or the Lessee with a Contractor for the construction of Improvements or any portion thereof on the Property.

         "Construction Loan" shall mean any Loan made in connection with a Construction Advance.

         "Construction Loan Property Cost" shall mean with respect to each Construction Period Property at the date of determination, an amount equal to
(a) the aggregate principal amount of Construction Loans made on or prior to such date with respect to the Property minus (b) the aggregate principal amount of prepayments or repayments of the Loans allocated to reduce the Construction Loan Property Cost of such Property pursuant to Section 2.6(c) of the Credit Agreement.

         "Construction Period" shall mean, with respect to a Property, the period commencing on the Construction Commencement Date for such Property and ending on the Completion Date for such Property.

                                 Appendix A-10

         "Construction Period Property" means, at any date of determination, any Property as to which the Rent Commencement Date has not occurred on or prior to such date.

         "Construction Period Termination Date" shall mean (a) the earlier of
(i) the date that the Commitments have been terminated in their entirety in accordance with the terms of Section 2.5(a) of the Credit Agreement, or (ii) the second anniversary of the Initial Closing Date or (b) such later date as shall be agreed to by the Majority Secured Parties.

         "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Debt, lease, dividend, guaranty, letter of credit (other than a standby letter of credit with no reasonable likelihood of draw, in the reasonable opinion of the Agent) or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent (a) to purchase, repurchase or otherwise acquire such primary obligations, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligations (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligator in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability of the primary obligor to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         "Contractor" shall mean each entity with whom the Construction Agent or the Lessee contracts to construct any Improvements or any portion thereof on the Property.

         "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Lessee, are treated as a single employer under Section 414 of the Code.

         "Co-Owner Trustee" shall have the meaning specified in Section 9.2 of the Trust Agreement.

         "Credit Agreement" shall mean the Credit Agreement, dated on or about the Initial Closing Date, among the Lessor, the Agent and the Lenders, as specified therein.

         "Credit Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Credit Agreement Event of Default.

         "Credit Agreement Event of Default" shall mean any event or condition defined as an "Event of Default" in Section 6 of the Credit Agreement.

                                 Appendix A-11

         "Credit Documents" shall mean the Participation Agreement, the Credit Agreement, the Notes and the Security Documents.

         "Credit Parties" shall mean the Construction Agent, the Lessee and each Guarantor.

         "Debt" shall mean, with respect to any Person or group of Persons, without duplication, (i) all indebtedness of such Person for money borrowed,
(ii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not matured), (iii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iv) all obligations of such Person to pay the deferred purchase price of property or services (including earnouts and other similar contingent obligations, calculated in accordance with GAAP), other than trade payables, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all Capital Lease Obligations of such Person,
(vii) all monetary obligations and amounts owing of such Person under the Operative Agreements or any other synthetic or end loaded lease facility of such Person, (viii) the net termination obligations of such Person under any Swap Agreement or other interest rate protection or hedging arrangement, calculated as of any date as if such agreement or arrangement were terminated as of such date, (ix) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock or other equity securities that, by their stated terms (or by the terms of any equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, mature or are mandatorily redeemable, or are redeemable at the option of the holder thereof, in whole or in part, (x) all indebtedness referred to in clauses (i) through (ix) above secured by any lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person, and (xi) any Contingent Obligation of such Person to the extent that such Contingent Obligation in accordance with GAAP would be set forth in a specific Dollar amount on the liability side of a balance sheet, and excluding any guaranty of Debt related to an operating lease, provided that such guaranty will be included as a Contingent Obligation if the guaranty is called and there is not a corresponding forgiveness of lease payments in like amounts commencing in the order due, and provided, further, that Contingent Obligations of such Person under the Operative Agreements shall constitute "Debt" of such Person.

         "Deed" shall mean a warranty deed regarding the Land and/or Improvements in form and substance satisfactory to the Agent.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulting Holder" shall have the meaning given to such term in
Section 12.5 of the Participation Agreement.

                                 Appendix A-12

         "Defaulting Lender" shall have the meaning given to such term in
Section 12.5 of the Participation Agreement.

         "Deficiency Balance" shall have the meaning given in Section 22.1(b) of the Lease Agreement.

         "Disputes" shall have the meaning given to such term in Section 12.8(d) of the Participation Agreement.

         "Documents" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

         "Early Termination Conditions" shall mean (a) compliance with Section 8.3(j) of the Participation Agreement and (b) no Default or Event of Default shall have occurred and be continuing, either at the date any election of the Sale Option and/or the Purchase Option is elected in accordance with the applicable provisions of the Lease (other than any such Default or Event of Default that will be cured by the payment of Termination Value).

         "EBITDAR" shall mean, for any Person for any fiscal quarter, (i) Consolidated Net Income, plus (ii) the sum of Interest Expense, taxes, depreciation, amortization, and Facility Rent Expense.

         "Election Date" shall have the meaning given to such term in Section
20.1 of the Lease.

         "Election Notice" shall have the meaning given to such term in Section
20.1 of the Lease.

         "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $1,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the OECD or a political subdivision of any such country and having total assets in excess of $1,000,000,000, provided, that such bank is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, mutual fund, insurance company or other financial institution that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $250,000,000, (v) any Affiliate of an existing Lender or (vi) any other Person (other than an Affiliate of any Credit Party) approved by the Agent and the Lessee, which approval shall not be unreasonably withheld.

         "Employee Benefit Plan" or "Plan" shall mean an employee benefit plan (within the meaning of Section 3(3) of ERISA, including without limitation any Multiemployer Plan), or any "plan" as defined in Section 4975(e)(1) of the Code and as interpreted by the Internal Revenue



                                 Appendix A-13

Service and the Department of Labor in rules, regulations, releases or bulletins in effect on any Closing Date.

         "Environmental Claims" shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Substance, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law, or other order of a Tribunal or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

         "Environmental Laws" shall mean any Law, permit, consent, approval, license, award, or other authorization or requirement of any Tribunal relating to emissions, discharges, releases, threatened releases of any Hazardous Substance into ambient air, surface water, ground water, publicly owned treatment works, septic system, or land, or otherwise relating to the handling, storage, treatment, generation, use, or disposal of Hazardous Substances, pollution or to the protection of health or the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. ss. 6901, et seq., and state statutes analogous thereto.

         "Environmental Violation" shall mean any activity, occurrence or condition that violates or threatens (but only if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to violate or results in or threatens (but only if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law.

         "Equipment" shall mean equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired using the proceeds of the Loans or the Holder Advances by the Construction Agent, the Lessee or the Lessor and all improvements and modifications thereto and replacements thereof, whether or not now owned or hereafter acquired or now or subsequently attached to, contained in or used or usable in any way in connection with any operation of any Improvements or other improvements to real property, including but without limiting the generality of the foregoing, all of the following to the extent acquired using the proceeds of the Loans or the Holder Advances and all improvements and modifications thereto and replacements thereof: all equipment described in the Appraisal including without limitation all heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, cleaning systems (including without limitation window cleaning apparatus), telephones, communication systems (including without limitation satellite dishes and antennae), televisions, computers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description.

                                 Appendix A-14

         "Equipment Schedule" shall mean (a) each Equipment Schedule attached to the applicable Requisition and (b) each Equipment Schedule attached to the applicable Lease Supplement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean each entity required to be aggregated with the Lessee pursuant to the requirements of Section 414(b) or (c) of the Code.

         "Eurocurrency Reserve Requirements" shall mean for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed on eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

         "Eurodollar Holder Advance" shall mean a Holder Advance bearing a Holder Yield based on the Eurodollar Rate.

         "Eurodollar Loans" shall mean Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Loan or Eurodollar Holder Advance comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), a per annum interest rate equal to the per annum rate determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), reported on Telerate page 3750 as of 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period. In the event no such offered rates appear on Telerate page 3750, "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Loan or Eurodollar Holder Advance comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), a per annum interest rate equal to the per annum rate determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), which appear on the Reuters Screen LIBO Page as of 11:00 a.m. (London
time) two (2) Business Days before the first day of such Interest Period (provided that if at least two (2) such offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such Interest Period will be the arithmetic mean of such offered rates). As used herein, "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) ("RMMRS"). In the event the RMMRS is not then quoting such offered rates, "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Loan or Eurodollar Holder Advance

                                 Appendix A-15
comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), the average (rounded upward to the nearest one-sixteenth (1/16) of one percent (1%)) per annum rate of interest determined by the office of the Agent (each such determination to be conclusive and binding) as of two (2) Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in U.S. dollars are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the requested Eurodollar Loan and/or Eurodollar Holder Advance. If no such offers or quotes are generally available for such amount, then the Agent shall be entitled to determine the Eurodollar Rate from another recognized service or interbank quotation, or by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available.

         "Event of Default" shall mean a Lease Event of Default, an Agency Agreement Event of Default or a Credit Agreement Event of Default.

         "Excepted Payments" shall mean: (a) all indemnity payments (including without limitation indemnity payments made pursuant to Section 11 of the Participation Agreement), whether made by adjustment to Basic Rent or otherwise, to which the Owner Trustee, any Holder or any of their respective Affiliates, agents, officers, directors or employees is entitled;

         (b) any amounts (other than Basic Rent or Termination Value) payable under any Operative Agreement to reimburse the Owner Trustee, any Holder or any of their respective Affiliates (including without limitation the reasonable expenses of the Owner Trustee, the Trust Company and the Holders incurred in connection with any such payment) for performing or complying with any of the obligations of any Credit Party under and as permitted by any Operative Agreement;

         (c) any amount payable to a Holder by any transferee of such interest of a Holder as the purchase price of such Holder's interest in the Trust Estate (or a portion thereof);

         (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable to the Agent or any Lender;

         (e) any insurance proceeds under policies maintained by the Owner Trustee or any Holder;

         (f) Transaction Expenses or other amounts, fees, disbursements or expenses paid or payable to or for the benefit of the Owner Trustee or any Holder;

                                 Appendix A-16

         (g) all right, title and interest of any Holder or the Owner Trustee to any Property or any portion thereof or any other property to the extent any of the foregoing has been released from the Liens of the Security Documents and the Lease pursuant to the terms thereof;

         (h) upon termination of the Credit Agreement pursuant to the terms thereof, all remaining property covered by the Lease or Security Documents;

         (i) all payments in respect of the Holder Yield;

         (j) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (i) above; and

         (k) any rights of either the Owner Trustee or the Trust Company to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts, provided that such rights shall not include the right to terminate the Lease.

         "Excess Proceeds" shall mean the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the Termination Value paid by the Lessee pursuant to the Lease with respect to such Casualty or Condemnation.

         "Exculpated Persons" shall mean the Borrower, the Holders, the Lessor, their officers, directors, shareholders and partners.

         "Expiration Date" shall have the meaning specified in Section 2.2 of the Lease.

         "Facility Fee" shall mean, collectively, the Holder Facility Fee and the Lender Facility Fee.

         "Facility Fee Payment Date" shall mean the last Business Day of each January, April, July and October and the last Business Day of the Commitment Period, or such earlier date as the Commitments shall terminate as provided in the Credit Agreement or the Holder Commitment shall terminate as provided in the Trust Agreement.

         "Facility Rent Expense" shall mean, for any fiscal quarter, all amounts paid, payable or accrued during such fiscal quarter by the Lessee and its Subsidiaries on a consolidated basis with respect to all operating leases of hospitals and the operating lease of any other facility with a Lease Expense in excess of $200,000 annually; provided that Facility Rent Expense shall exclude any amounts that constitute Debt pursuant to clause (vii) of the Debt definition.

         "Fair Market Sales Value" shall mean, with respect to any Property, the amount, which in any event, shall not be less than zero (0), that would be paid in cash in an arms-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, such Property. Fair Market Sales Value of any Property shall be determined based on the assumption that, except for purposes of

                                 Appendix A-17

Section 17 of the Lease, such Property is in the condition and state of repair required under Section 10.1 of the Lease and each Credit Party is in compliance with the other requirements of the Operative Agreements.

         "Federal Funds Effective Rate" shall have the meaning given to such term in the definition of ABR.

         "Financing Party" shall mean each of the Lessor, the Owner Trustee, in its trust capacity, the Agent, the Holders and/or the Lenders.

         "Fixtures" shall mean all fixtures relating to the Improvements, including without limitation all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

         "Force Majeure Event" shall mean any event beyond the control of the Construction Agent, other than a Casualty or Condemnation, including without limitation strikes, lockouts, adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials, governmental activities, civil commotion and enemy action; but excluding any event, cause or condition that results from the Construction Agent's financial condition.

         "Form 1001" shall mean Form 1001 (Ownership, Exemption, or Reduced Rate Certificate) of the Department of the Treasury of the United States of America and such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

         "Form 4224" shall mean Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of Treasury of the United States of America and such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

         "GAAP" shall mean generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants, consistently applied and maintained on a consistent basis for the Lessee and its Subsidiaries on a consolidated basis throughout the period indicated and consistent with the financial practice of the Lessee and its Subsidiaries after the date hereof.

         "Governmental Action" shall mean all permits, authorizations, registrations, consents, assignments, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operating of the Property.

                                 Appendix A-18

         "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Ground Lease" shall mean a ground lease (in form and substance satisfactory to the Agent) respecting any Property owned by the Lessee (or a parent corporation or any Subsidiary of the Lessee) and leased to the Lessor where such lease (a) has at least a ninety-nine (99) year term and payments set at no more than $1.00 per year, or (b) is subject to such other terms and conditions as are satisfactory to the Agent.

         "GTCR Fund IV" shall mean Golder, Thoma, Cressy, Rauner Fund IV, L.P.

         "Guarantors" shall mean the various parties to the Participation Agreement from time to time, as guarantors of the Construction Agent and the Lessee with respect to the Operative Agreements and the Properties.

         "Hard Costs" shall mean all costs and expenses payable for supplies, materials, labor and profit with respect to the Improvements under any Construction Contract.

         "Hazardous Substance" shall mean any of the following: (a) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (b) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety as determined in accordance with any Environmental Law; or (c) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

         "HCFA" shall mean the United States Health Care Financing Administration and any successor agency.

         "Holder Advance" shall mean any advance made by any Holder to the Owner Trustee pursuant to the terms of the Trust Agreement or the Participation Agreement.

         "Holder Amount" shall mean as of any date, the aggregate amount of Holder Advances made by each Holder to the Trust Estate pursuant to Section 2 of the Participation Agreement and Section 3.1 of the Trust Agreement less any payments of any Holder Advances received by the Holders pursuant to Section 3.4 of the Trust Agreement.

         "Holder Commitments" shall mean $1,050,000, as such amount may be increased or decreased from time to time in accordance with the provisions of the Operative Agreements; provided, if there shall be more than one (1) Holder, the Holder Commitment of each Holder

                                 Appendix A-19
shall be as set forth in Schedule I to the Trust Agreement as such Schedule I may be amended and replaced from time to time.

         "Holder Construction Property Cost" shall mean, with respect to each Construction Period Property, at any date of determination, an amount equal to the outstanding Holder Advances made with respect thereto under the Trust Agreement.

         "Holder Facility Fee" shall have the meaning given to such term in
Section 7.4 of the Participation Agreement.

         "Holder Overdue Rate" shall mean the lesser of (a) the ABR plus two percent (2%) and (b) the highest rate permitted by applicable law.

         "Holder Property Cost" shall mean with respect to a Property an amount equal to the outstanding Holder Advances with respect thereto.

         "Holder Yield" shall mean with respect to Holder Advances from time to time either the Eurodollar Rate plus 2.00% or the ABR plus 0.75% as elected by the Owner Trustee from time to time with respect to such Holder Advances in accordance with the terms of the Trust Agreement; provided, however, (a) upon delivery of the notice described in Section 3.7(c) of the Trust Agreement, the outstanding Holder Advances of each Holder shall bear a yield at the ABR plus 0.75% applicable from time to time from and after the dates and during the periods specified in Section 3.7(c) of the Trust Agreement, and (b) upon the delivery by a Holder of the notice described in Section 11.3(f) of the Participation Agreement, the Holder Advances of such Holder shall bear a yield at the ABR plus 0.75% applicable from time to time after the dates and during the periods specified in Section 11.3(f) of the Participation Agreement.

         "Holders" shall mean First Union National Bank and each of the other banks and financial institutions which may be from time to time holders of Certificates in connection with the PHC Real Estate Trust 1998-1.

         "Impositions" shall mean, except to the extent described in the following sentence, any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("Taxes") including but not limited to (i) real and personal property taxes, including without limitation personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) excise taxes; (iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees;
(vi) assessments on any Property, including without limitation all assessments for public Improvements or benefits, whether or not such improvements are commenced or completed within the Term; and (vii) taxes, Liens, assessments or charges asserted, imposed or assessed by the PBGC or any governmental authority succeeding to or performing functions similar to, the PBGC; and in each case all

                                 Appendix A-20
interest, additions to tax and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) any Property or any part thereof or interest therein; (b) the leasing, financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, sale, transfer of title, return or other disposition of such Property or any part thereof or interest therein; (c) the Notes, other indebtedness with respect to any Property, or the Certificates, or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from any Property or any part thereof or interest therein; (e) the Operative Agreements, the performance thereof, or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Property or any part thereof or interest therein upon the sale or disposition thereof;
(g) any contract (including the Agency Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Notes or the Certificates; (i) the Owner Trustee, the Trust or the Trust Estate; or (j) otherwise in connection with the transactions contemplated by the Operative Agreements.

         "Improvements" shall mean, with respect to the construction, renovations and/or Modifications on any Land, all buildings, structures, Fixtures, and other improvements of every kind existing at any time and from time to time on or under the Land purchased, leased or otherwise acquired using the proceeds of the Loans or the Holder Advances or is otherwise leased pursuant to the Lease and in all cases, is encumbered by a first priority, perfected Mortgage Instrument, together with any and all appurtenances to such buildings, structures or improvements, including without limitation sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including without limitation all Modifications and other additions to or changes in the Improvements at any time, including without limitation (a) any Improvements existing as of the Property Closing Date as such Improvements may be referenced on the applicable Requisition and (b) any Improvements made subsequent to such Property Closing Date.

         "Incorporated Covenants" shall have the meaning given to such term in
Section 28.1 of the Lease.

         "Incorporated Representations and Warranties" shall have the meaning given to such term in Section 28.1 of the Lease.

         "Indebtedness" of a Person shall mean, without duplication, such
Person's:

                  (a) obligations for borrowed money;

                  (b) obligations representing the deferred purchase price of Property (whether real, personal, tangible, intangible or mixed) or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade);

                                 Appendix A-21

                  (c) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person;

                  (d) obligations which are evidenced by notes, acceptances or other instruments;

                  (e) Capital Lease Obligations;

                  (f) net liabilities under interest rate swap, exchange or cap agreements; and

                  (g) contingent obligations.

         "Indemnified Person" shall mean the Lessor, the Owner Trustee, in its individual and its trust capacity, the Trust, the Trust Company, the Agent, the Holders, the Lenders and their respective successors, assigns, directors, shareholders, partners, officers, employees, agents and Affiliates.

         "Indemnity Provider" shall mean, respecting each Property, the Lessee.

         "Initial Closing Date" shall mean March 30, 1998.

         "Initial Construction Advance" shall mean any initial Advance to pay for: (a) Property Costs for construction of any Improvements; and (b) the Property Costs of restoring or repairing any Property which is required to be restored or repaired in accordance with Section 15.1(e) of the Lease.

         "Instruments" shall have the meaning given to such term in Section 1 of the Security Agreement.

         "Insurance Requirements" shall mean all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee or required by the Agency Agreement to be maintained by the Construction Agent, and all requirements of the issuer of any such policy and, regarding self insurance, any other requirements of the Lessee.

         "Interest Expense" shall mean, for any fiscal quarter, total interest expense of the Lessee and its Subsidiaries on a consolidated basis for such fiscal quarter (including, without limitation, interest expense attributable to Capital Lease Obligations), determined in accordance with GAAP and all lease payments made by the Lessee and its Subsidiaries pursuant to the Operative Agreements.

         "Interest Period" shall mean (a) during the Commitment Period and thereafter as to any Eurodollar Loan or Eurodollar Holder Advance (i) with respect to the initial Interest Period, the period beginning on the date of the first Eurodollar Loan and Eurodollar Holder Advance and

                                 Appendix A-22
ending one (1) month, two (2) months or three (3) months thereafter, as selected by the Lessor (in the case of a Eurodollar Loan) or the Owner Trustee (in the case of a Eurodollar Holder Advance) in its applicable notice given with respect thereto and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Advance and ending one (1) month, two (2) months or three (3) months thereafter, as selected by the Lessor by irrevocable notice to the Agent (in the case of a Eurodollar Loan) or by the Owner Trustee (in the case of a Eurodollar Holder Advance) in each case not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following: (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business
Day), (B) no Interest Period shall extend beyond the Maturity Date or the Expiration Date, as the case may be, (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month, and (D) there shall not be more than four
(4) Interest Periods outstanding at any one (1) time.

         "Interest Rate Calculation Worksheet" shall mean a fully completed worksheet in the form of Attachment B to Exhibit L.

         "Interests" shall mean all ownership or profit-sharing interests (howsoever designated) in any general or limited partnership, limited liability company or joint venture, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

         "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

         "Joinder Agreement" shall mean a joinder agreement, in the form of EXHIBIT M to the Participation Agreement, executed from time to time between a Wholly-Owned Entity and the Agent.

         "Land" shall mean a parcel of real property described on (a) the Requisition issued by the Construction Agent on the Property Closing Date relating to such parcel and (b) the schedules to each applicable Lease Supplement executed and delivered in accordance with the requirements of Section
2.4 of the Lease.

         "Law" shall mean any statute, law, ordinance, regulation, rule, directive, order, writ, injunction or decree of any Tribunal.

         "Lease" or "Lease Agreement" shall mean the Lease Agreement dated on or about the Initial Closing Date, between the Lessor and the Lessee, together with any Lease Supplements thereto.

                                 Appendix A-23

         "Lease Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

         "Lease Event of Default" shall have the meaning specified in Section
17.1 of the Lease.

         "Lease Expense" shall mean, for any fiscal quarter, all amounts paid, payable or accrued during such fiscal quarter by the Borrower and its Subsidiaries on a consolidated basis with respect to all leases and rental agreements, including, without limitation, all amounts paid as Facility Rent Expense, of the Lessee and its Subsidiaries, other than Capital Leases, determined in accordance with GAAP; provided that Lease Expense shall exclude any amounts that constitute Debt pursuant to clause (vii) of the Debt definition.

         "Lease Supplement" shall mean each Lease Supplement substantially in the form of EXHIBIT A to the Lease, together with all attachments and schedules thereto.

         "Legal Requirements" shall mean all foreign, federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Owner Trustee, any Holder, the Lessor, any Credit Party, the Agent, any Lender or any Property, Land, Improvement, Equipment or the taxation, demolition, construction, use or alteration of such Improvements, whether now or hereafter enacted and in force, including without limitation any that require repairs, modifications or alterations in or to any Property or in any way limit the use and enjoyment thereof (including without limitation all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. ss. 12101 et. seq., and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including without limitation all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to any Credit Party affecting any Property or the Appurtenant Rights.

         "Lender Commitments" shall mean $33,950,000, as such amount may be increased or reduced from time to time in accordance with the provisions of the Operative Agreements; provided, if there shall be more than one (1) Lender, the Lender Commitment of each Lender shall be as set forth in Schedule 1.1 to the Credit Agreement as such Schedule 1.1 may be amended and replaced from time to time.

         "Lender Facility Fee" shall have the meaning given to such term in
Section 7.4 of the Participation Agreement.

         "Lender Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdiction in order to procure a security interest in favor of the Agent in the Collateral subject to the Security Documents.

                                 Appendix A-24

         "Lenders" shall mean First Union National Bank and each of the other banks and financial institutions which may be from time to time party to the Participation Agreement and the Credit Agreement.

         "Lessee" shall have the meaning set forth in the Lease.

         "Lessee Credit Agreement" shall mean that certain Amended and Restated Credit Agreement dated as of March 30, 1998 between the Lessee, First Union National Bank, as Agent and various financial institutions party thereto, as such may hereafter be amended, modified, supplemented, restated and/or replaced from time to time.

         "Lessee Credit Agreement Event of Default" shall mean an Event of Default as defined in Article VII of the Lessee Credit Agreement.

         "Lessee's Equipment" shall mean equipment which (a) is personal property or a fixture but otherwise shall not constitute real property, (b) is not financed with any Advance, (c) is not a replacement for any Equipment, (d) is not a Modification required by any Legal Requirement or any Insurance Requirement, (e) is not necessary or appropriate for the mechanical operation, utility service, structure or for any other such purpose relating to the physical plant of any Property and (f) may be removed from any Property without causing material damage to such Property.

         "Lessor" shall mean the Owner Trustee, not in its individual capacity, but as the Lessor under the Lease.

         "Lessor Basic Rent" shall mean the Holder Yield due on the Holder Advances on any Scheduled Interest Payment Date pursuant to the Trust Agreement (but not including interest on (a) any such scheduled Holder Yield due on the Holder Advances prior to the Rent Commencement Date with respect to the Property to which such Holder Advances relate or (b) overdue amounts under the Trust Agreement or otherwise).

         "Lessor Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed and executed for filing in the applicable jurisdictions in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement or a mortgage.

         "Lessor Lien" shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor or the Trust Company, in its individual capacity, not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor or the Trust Company, in its individual capacity, which is not required by the Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Lessor or the Trust Company, in its individual capacity, with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify the Lessor or the Trust Company, in its individual capacity, pursuant to Section 11 of the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or

                                 Appendix A-25
any portion of the interest of the Lessor in the Properties, the Trust Estate or the Operative Agreements other than the transfer of title to or possession of any Properties by the Lessor pursuant to and in accordance with the Lease, the Credit Agreement, the Security Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Article XVII of the Lease.

         "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien, option or charge of any kind.

         "Limited Recourse Amount" shall mean with respect to all the Properties on an aggregate basis, an amount equal to the sum of the Termination Values with respect to all the Properties on an aggregate basis on each Payment Date, less the Maximum Residual Guarantee Amount as of such date with respect to all the Properties on an aggregate basis.

         "Loan Basic Rent" shall mean the interest due on the Loans on any Scheduled Interest Payment Date pursuant to the Credit Agreement (but not including interest on (a) any such Loan due prior to the Rent Commencement Date with respect to the Property to which such Loan relates or (b) any overdue amounts under Section 2.8(c) of the Credit Agreement or otherwise).

         "Loan Property Cost" shall mean, with respect to each Property at any date of determination, an amount equal to (a) the aggregate principal amount all Loans (including without limitation all Acquisition Loans and Construction Loans) made on or prior to such date with respect to such Property minus (b) the aggregate amount of prepayments or repayments as the case may be of the Loans allocated to reduce the Loan Property Cost of such Property pursuant to Section 2.6(c) of the Credit Agreement.

         "Loans" shall mean the loans extended pursuant to the Credit Agreement and shall include both the Tranche A Loans and the Tranche B Loans.

         "Majority Holders" shall mean at any time, Holders whose Holder Advances outstanding represent at least fifty-one percent (51%) of (a) the aggregate Holder Advances outstanding or (b) to the extent there are no Holder Advances outstanding, the aggregate Holder Commitments.

         "Majority Lenders" shall mean at any time, Lenders whose Loans outstanding represent at least fifty-one percent (51%) of (a) the aggregate Loans outstanding or (b) to the extent there are no Loans outstanding, the aggregate Lender Commitments.

         "Majority Secured Parties" shall mean at any time, Lenders and Holders whose Loans and Holder Advances outstanding represent at least fifty-one percent (51%) of (a) the aggregate Advances outstanding or (b) to the extent there are no Advances outstanding, the sum of the aggregate Holder Commitments plus the aggregate Lender Commitments.

         "Marketing Period" shall mean, if the Lessee has given a Sale Notice in accordance with Section 20.1 of the Lease, the period commencing on the date such Sale Notice is given and ending on a particular Payment Date or the Expiration Date, as applicable.

                                 Appendix A-26

         "Material Adverse Effect" shall, mean a material adverse effect on (a) the financial condition, operations, business, properties or prospects of the Lessee and its Subsidiaries, taken as a whole; (b) the ability of the Lessee or any of its Subsidiaries to perform its material obligations under any Material Operative Agreement; (c) the legality, validity or enforceability of any Material Operative Agreement; (d) the perfection or priority of the liens of the Agent granted under the Material Operative Agreements or the rights and remedies of the Agent or the other Financing Parties under the Material Operative Agreements, or (e) the value, utility or useful life of any Property or the use, or ability of the Lessee to use, any Property for the purpose for which it was intended (provided, respecting this subsection (e), no Material Adverse Effect shall result to the extent the applicable Property is purchased by the Lessee pursuant to the Purchase Option or is sold to another Person pursuant to the Sale Option, in each case (i) in accordance with Section 8(j) of the Participation Agreement and Articles XIX, XX and XXII of the Lease and (ii) within thirty (30) days of the Lessor having gained knowledge of such material adverse effect described in this subsection (e)).

         "Material Operative Agreements" shall mean the following: the Participation Agreement, the Agency Agreement, the Trust Agreement, the Certificates, the Credit Agreement, the Notes, the Lease, the Lease Supplements (and memoranda of the Lease and each Lease Supplement in a form reasonably acceptable to the Agent), the Joinder Agreements, the Security Agreement, the Mortgage Instruments, the other Security Documents, the Ground Leases, the Deeds and the Bills of Sale.

         "Maturity Date" shall mean the Expiration Date.

         "Maximum Residual Guarantee Amount" shall mean an amount equal to the product of the aggregate Property Cost for all of Properties times eighty-five percent (85%).

         "Medicaid Regulations" shall mean, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act, 42 USC ss.ss. 1396 et seq., or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act, and any statutes succeeding thereto; (ii) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above; (iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and (iv) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (iii) above, in each case as may be amended, supplemented or otherwise modified from time to time.

                                 Appendix A-27

         "MediCal Regulations" shall mean collectively, all California state statues (whether set forth in Cal. Welf. & Inst. Code ss.ss. 14000 et seq., or elsewhere) affecting the health insurance program for the aged and disabled established in connection with Title XIX of the Social Security Act, and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including without limitation, the California Department of Health Services) promulgated pursuant to or in connection with any of the foregoing having the force of law, in each case as may be amended, supplemented or otherwise modified from to time.

         "Medicare Regulations" shall mean, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act, 42 USC ss.ss. 1396, et seq., or elsewhere) affecting the health insurance program of the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including without limitation, Health and Human Services ("HHS"), HCFA, the Office of the Inspector General for HHS, or any Person succeeding to the functions of law, in each case as may be amended from time to time.

         "Modifications" shall have the meaning specified in Section 11.1(a) of the Lease.

         "Mortgage Instrument" shall mean any mortgage, deed of trust or any other instrument executed by the Owner Trustee and the Lessee (or regarding any property subject to a Ground Lease, the applicable Affiliate of the Lessee) in favor of the Agent (for the benefit of the Lenders and the Holders) and evidencing a Lien on the Property, in form and substance reasonably acceptable to the Agent.

         "Multiemployer Plan" shall mean any plan described in Section 4001(a)(3) of ERISA to which contributions are or have been made or required by any Credit Party or any of its Subsidiaries or ERISA Affiliates.

         "Multiple Employer Plan" shall mean a plan to which any Credit Party or any ERISA Affiliate and at least one (1) other employer other than an ERISA Affiliate is making or accruing an obligation to make, or has made or accrued an obligation to make, contributions.

         "New Facility" shall have the meaning given to such term in Section
28.1 of the Lease.

         "Non-Excluded Taxes" shall have the meaning given to such term in
Section 11.5 of the Participation Agreement.

         "Notes" shall mean those notes issued to the Lenders pursuant to the Credit Agreement and shall include both the Tranche A Notes and the Tranche B Notes.

         "Obligations" shall have the meaning given to such term in Section 1 of the Security Agreement.

                                 Appendix A-28

         "OECD" shall mean the Organization for Economic Cooperation and Development.

         "Officer's Certificate" with respect to any person shall mean a certificate executed on behalf of such person by a Responsible Officer who has made or caused to be made such examination or investigation as is necessary to enable such Responsible Officer to express an informed opinion with respect to the subject matter of such Officer's Certificate.

         "Operative Agreements" shall mean the following: the Participation Agreement, the Agency Agreement, the Trust Agreement, the Certificates, the Credit Agreement, the Notes, the Lease, the Lease Supplements (and memoranda of the Lease and each Lease Supplement in a form reasonably acceptable to the Agent), the Joinder Agreements, the Security Agreement, the Mortgage Instruments, the other Security Documents, the Ground Leases, the Deeds, the Bills of Sale and any and all other agreements, documents and instruments executed from time to time in connection with any of the foregoing.

         "Original Executed Counterpart" shall have the meaning given to such term in Section 5 of EXHIBIT A to the Lease.

         "Overdue Interest" shall mean any interest payable pursuant to Section 2.8(c) of the Credit Agreement.

         "Overdue Rate" shall mean (a) with respect to the Loan Basic Rent, and any other amount owed under or with respect to the Credit Agreement or the Security Documents, the rate specified in Section 2.8(b) of the Credit Agreement, (b) with respect to the Lessor Basic Rent, the Holder Yield and any other amount owed under or with respect to the Trust Agreement, the Holder Overdue Rate, and (c) with respect to any other amount, the amount referred to in clause (y) of Section 2.8(b) of the Credit Agreement.

         "Owner Trustee," "Borrower" or "Lessor" shall mean First Security Bank, National Association, not individually, except as expressly stated in the various Operative Agreements, but solely as the Owner Trustee under the PHC Real Estate Trust 1998-1 and any successor or replacement and/or additional Owner Trustee expressly permitted under the Operative Agreements.

         "Participation Agreement" shall mean the Participation Agreement dated on or about the Initial Closing Date, among the Lessee, the Owner Trustee, not in its individual capacity except as expressly stated therein, the Holders, the Lenders and the Agent.

         "Payment Date" shall mean any Scheduled Interest Payment Date and any date on which interest or Holder Yield in connection with a prepayment of principal on the Loans or of the Holder Advances is due under the Credit Agreement or the Trust Agreement.

                                 Appendix A-29

         "PBGC" shall mean the Pension Benefit Guaranty Corporation created by
Section 4002(a) of ERISA or any successor thereto.

         "Pension Plan" shall mean a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a Multiemployer Plan), and to which any Credit Party or any ERISA Affiliate may have any liability, including without limitation any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

         "Permitted Facility" shall mean a medical office or acute care facility of the type and size customarily used and operated by the Lessee in its ordinary course of business as of the Initial Closing Date or an improvement to any of the foregoing.

         "Permitted Liens" shall mean:

                  (a) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements;

                  (b) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease for no longer than the duration of the Lease;

                  (c) Liens for Taxes that either are not yet delinquent or are being contested in accordance with the provisions of Section 13.1 of the Lease;

                  (d) Liens arising by operation of law, materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than thirty (30) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

                  (e) Liens of any of the types referred to in clause (d) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor and the Agent have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens;

                  (f) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the

                                 Appendix A-30
         execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section
         13.1 of the Lease;

                  (g) Liens in favor of municipalities to the extent agreed to by the Lessor;

                  (h) Liens upon Lessee's Equipment leased under a Capital Lease (including sale/leaseback transactions permitted by Section 6.17 of the Lessee Credit Agreement) and placed upon such Lessee's Equipment at the time of, or within sixty (60) days after, the commencement of the lease thereof to secure the lease payments under such Capital Lease, provided that any such lien (i) shall not encumber any Property or any other property of the Lessee or any of its Subsidiaries and (ii) shall not exceed the total of such lease payments; and

                  (i) Purchase money liens incurred or assumed in the purchase of Lessee's Equipment permitted under Section 6.14 of the Lessee Credit Agreement, provided that any such lien (i) attaches to such asset concurrently with or within ten (10) days after the acquisition thereof, (ii) shall not encumber any Property or any other property of the Lessee or any of its Subsidiaries and (iii) shall not exceed the purchase price of such asset.

         "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other entity.

         "PHC" shall mean Province Healthcare Company, a Delaware corporation, and its successors and permitted assigns.

         "PHC Real Estate Trust 1998-1" shall mean the grantor trust created pursuant to the terms and conditions of the Trust Agreement.

         "Plans and Specifications" shall mean, with respect to Improvements, the plans and specifications for such Improvements to be constructed or already existing, as such Plans and Specifications may be amended, modified or supplemented from time to time in accordance with the terms of the Operative Agreements.

         "Prime Lending Rate" shall have the meaning given to such term in the definition of ABR.

         "Property" shall mean, with respect to each Permitted Facility that is (or is to be) acquired, constructed, renovated and/or modified pursuant to the terms of the Operative Agreements, the Land and each item of Equipment and the various Improvements, in each case located on such Land, including without limitation each Construction Period Property, each Property subject to a Ground Lease and each Property for which the Term has commenced.

                                 Appendix A-31

         "Property Acquisition Cost" shall mean the cost to the Lessor to purchase a Property on a Property Closing Date.

         "Property Closing Date" shall mean the date on which the Lessor purchases a Property or, with respect to the first Advance, the date on which the Lessor seeks reimbursement for Property previously purchased by the Lessor.

         "Property Cost" shall mean with respect to a Property the aggregate amount (and/or the various items and occurrences giving rise to such amounts) of the Loan Property Cost plus the Holder Property Cost for such Property (as such amounts shall be increased equally among all Properties respecting the Holder Advances and the Loans extended from time to time to pay for the Transaction Expenses, fees, expenses and other disbursements referenced in Sections 7.1(a) and 7.1(b) of the Participation Agreement).

         "Purchase Option" shall have the meaning given to such term in Section
20.1 of the Lease.

         "Register" shall have the meaning given to such term in Section 9.7(c) of the Credit Agreement.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

         "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

         "Rent" shall mean, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

         "Rent Commencement Date" shall mean, regarding each Property, the Completion Date.

         "Replaced Financing Party" shall have the meaning specified in Section
11.6 of the Participation Agreement.

         "Replacement Effective Date" shall have the meaning specified in
Section 11.6 of the Participation Agreement.

         "Replacement Financing Party" shall have the meaning specified in
Section 11.6 of the Participation Agreement.

         "Reportable Event" shall have the meaning specified in ERISA.

                                  Appendix A-32

         "Requested Funds" shall mean any funds requested by the Lessee or the Construction Agent, as applicable, in accordance with Section 5 of the Participation Agreement.

         "Requisition" shall have the meaning specified in Section 4.2 of the Participation Agreement.

         "Responsible Officer" shall mean the Chairman or Vice Chairman of the Board of Directors, the Chairman or Vice Chairman of the Executive Committee of the Board of Directors, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer, except that when used with respect to the Trust Company or the Owner Trustee, "Responsible Officer" shall also include the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trust Company or the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Sale Date" shall have the meaning given to such term in Section 20.3(a) of the Lease.

         "Sale Notice" shall mean a notice given to the Lessor in connection with the election by the Lessee of its Sale Option.

         "Sale Option" shall have the meaning given to such term in Section 20.1 of the Lease.

         "Sale Proceeds Shortfall" shall mean the amount by which the proceeds of a sale described in Section 22.1 of the Lease are less than the Limited Recourse Amount with respect to the Properties if it has been determined that the Fair Market Sales Value of the Properties at the expiration of the term of the Lease has been impaired by greater than expected wear and tear during the Term of the Lease.

         "Scheduled Interest Payment Date" shall mean (a) as to any Eurodollar Loan or Eurodollar Holder Advance, the last day of the Interest Period applicable to such Eurodollar Loan or Eurodollar Holder Advance, (b) as to any ABR Loan or any ABR Holder Advance, the fifteenth day of each month and (c) as to all Loans and Holder Advances, the date of any voluntary or involuntary payment, prepayment, return or redemption, and the Maturity Date or the Expiration Date, as the case may be.

         "Secured Parties" shall have the meaning given to such term in the Security Agreement.

         "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

         "Security Agreement" shall mean the Security Agreement dated on or about the Initial Closing Date between the Lessor and the Agent, for the benefit of the Secured Parties.

                                 Appendix A-33

         "Security Documents" shall mean the collective reference to the Security Agreement, the Mortgage Instruments, (to the extent the Lease is construed as a security instrument) the Lease and all other security documents hereafter delivered to the Agent granting a lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessor under the Credit Agreement and/or under any of the other Credit Documents or to secure any guarantee of any such obligations and liabilities.

         "Soft Costs" shall mean all costs which are ordinarily and reasonably incurred in relation to the acquisition, development, installation, construction, improvement and testing of the Properties other than Hard Costs, including without limitation structuring fees, administrative fees, legal fees, upfront fees, fees and expenses related to appraisals, title examinations, title insurance, document recordation, surveys, environmental site assessments, geotechnical soil investigations and similar costs and professional fees customarily associated with a real estate closing, the Lender Facility Fee, the Holder Facility Fee, fees and expenses of the Owner Trustee payable or reimbursable under the Operative Agreements and costs and expenses incurred pursuant to Sections 7.3(a) and 7.3(b) of the Participation Agreement.

         "Stock" shall mean all shares, options, interests or other equivalents (howsoever designated) of or in a corporation, whether voting or nonvoting, including, without limitation, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

         "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors, or other entity of which more than 50% of the Interests or voting power, is at the time, directly or indirectly, owned by any Person or one or more of its Subsidiaries (irrespective of whether, at the time, the ownership interests or Stock of any other class or classes of such entity or corporation shall have or might have voting power by reason of the happening of any contingency). When used without reference to a parent, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Lessee.

         "Supplemental Amounts" shall have the meaning given to such term in
Section 9.18 of the Credit Agreement.

         "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to the Lessor, the Trust Company, the Holders, the Agent, the Lenders or any other Person under the Lease or under any of the other Operative Agreements including without limitation payments of the Termination Value and the Maximum Residual Guarantee Amount and all indemnification amounts, liabilities and obligations.

         "Swap Agreement" shall mean any and all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate insurance or other hedging arrangements and all other similar agreements or arrangements between the Lessee and any Lender designed to protect against fluctuations in interest rates.

                                 Appendix A-34

         "Taxes" shall have the meaning specified in the definition of "Impositions".

         "Term" shall have the meaning specified in Section 2.2 of the Lease.

         "Termination Date" shall have the meaning specified in Section 16.2(a) of the Lease.

         "Termination Event" shall mean (a) with respect to any Pension Plan, the occurrence of a Reportable Event or an event described in Section 4062(e) of ERISA, (b) the withdrawal of any Credit Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate a Plan or Multiemployer Plan pursuant to Section 4041(a)(2) or 4041A of ERISA, (d) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC under Section 4042 of ERISA, (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (f) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from a Multiemployer Plan.

         "Termination Notice" shall have the meaning specified in Section 16.1 of the Lease.

         "Termination Value" shall mean the sum of (a) either (i) with respect to all Properties, an amount equal to the aggregate outstanding Property Cost for all the Properties, in each case as of the last occurring Payment Date, or
(ii) with respect to a particular Property, an amount equal to the product of the Termination Value of all the Properties times a fraction, the numerator of which is the Property Cost allocable to the particular Property in question and the denominator of which is the aggregate Property Cost for all the Properties, in each case as of the last occurring Payment Date, plus (b) respecting the amounts described in each of the foregoing subclause (i) or (ii), as applicable, any and all accrued and unpaid interest on the Loans and any and all accrued and unpaid Holder Yield on the Holder Advances related to the applicable Property Cost, plus (c) to the extent the same is not duplicative of the amounts payable under clause (b) above, all other Rent and other amounts then due and payable or accrued under the Agency Agreement, Lease and/or under any other Operative Agreement (including without limitation amounts under Sections 11.1 and 11.2 of the Participation Agreement and all costs and expenses referred to in clause FIRST of Section 22.2 of the Lease).

         "Tranche A Commitments" shall mean the obligation of the Tranche A Lenders to make the Tranche A Loans to the Lessor in an aggregate principal amount at any one (1) time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche A Lender's name on Schedule 1.1 to the Credit Agreement, as such amount may be reduced from time to time in accordance with the provisions of the Operative Agreements; provided, no Tranche A Lender shall be obligated to make Tranche A Loans in excess of such Tranche A Lender's share of the Tranche A Commitments as set forth adjacent to such Tranche A Lender's name on Schedule 1.1 to Credit Agreement.

                                 Appendix A-35

         "Tranche A Lenders" shall mean First Union National Bank and the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche A Loans.

         "Tranche A Loans" shall mean the Loans made pursuant to the Tranche A Commitment.

         "Tranche A Note" shall have the meaning given to it in Section 2.2 of the Credit Agreement.

         "Tranche B Commitments" shall mean the obligation of the Tranche B Lenders to make the Tranche B Loans to the Lessor in an aggregate principal amount at any one (1) time outstanding not to exceed the aggregate of the amounts set forth opposite each Tranche B Lender's name on Schedule 1.1 to the Credit Agreement, as such amount may be reduced from time to time in accordance with the provisions of the Operative Agreements; provided, no Tranche B Lender shall be obligated to make Tranche B Loans in excess of such Tranche B Lender's share of the Tranche B Commitments as set forth adjacent to such Tranche B Lender's name on Schedule 1.1 to Credit Agreement.

         "Tranche B Lenders" shall mean First Union National Bank and the several banks and other financial institutions from time to time party to the Credit Agreement that commit to make the Tranche B Loans.

         "Tranche B Loan" shall mean the Loans made pursuant to the Tranche B Commitment.

         "Tranche B Note" shall have the meaning given to it in Section 2.2 of the Credit Agreement.

         "Transaction Expenses" shall mean all Soft Costs and all other costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Agreements and the transactions contemplated by the Operative Agreements including without limitation all costs and expenses described in
Section 7.1 of the Participation Agreement and the following:

                  (a) the reasonable fees, out-of-pocket expenses and disbursements of counsel in negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements;

                  (b) the reasonable fees, out-of-pocket expenses and disbursements of accountants for any Credit Party in connection with the transaction contemplated by the Operative Agreements;

                                 Appendix A-36

                  (c) any and all other reasonable fees, charges or other amounts payable to the Lenders, the Agent, the Holders, the Owner Trustee or any broker which arises under any of the Operative Agreements;

                  (d) any other reasonable fee, out-of-pocket expenses, disbursement or cost of any party to the Operative Agreements or any of the other transaction documents; and

                  (e) any and all Taxes and fees incurred in recording or filing any Operative Agreement or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreement.

         "Tribunal" shall mean any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision agency, department, commission, board, bureau or instrumentality of a governmental body.

         "Trust" shall mean the PHC Real Estate Trust 1998-1.

         "Trust Agreement" shall mean the Trust Agreement dated on or about the Initial Closing Date between the Holders and the Owner Trustee.

         "Trust Company" shall mean First Security Bank, National Association, in its individual capacity, and any successor owner trustee under the Trust Agreement in its individual capacity.

         "Trust Estate" shall have the meaning specified in Section 2.2 of the Trust Agreement.

         "Type" shall mean, as to any Loan, whether it is an ABR Loan or a Eurodollar Loan.

         "UCC Financing Statements" shall mean collectively the Lender Financing Statements and the Lessor Financing Statements.

         "Unanimous Vote Matters" shall have the meaning given it in Section
12.5 of the Participation Agreement.

         "Unfunded Amount" shall have the meaning specified in Section 3.2 of the Agency Agreement.

         "Unfunded Liability" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Company or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

                                 Appendix A-37

         "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

         "United States Bankruptcy Code" shall mean Title 11 of the United States Code.

         "Wholly-Owned Entity" shall mean a Person, with respect to which all of the shares of capital stock or other ownership interest are owned by Province Healthcare Company and/or one of its wholly-owned Subsidiaries or other wholly-owned entities; provided, such Person shall have assets with a gross value (determined in accordance with GAAP) in excess of $100,000.

         "Work" shall mean the furnishing of labor, materials, components, furniture, furnishings, fixtures, appliances, machinery, equipment, tools, power, water, fuel, lubricants, supplies, goods and/or services with respect to any Property.

         "Year 2000" shall mean the calendar year beginning January 1, 2000 and ending December 31, 2000.